Exhibit 1

TRA.1694-07/N

MASTER AGREEMENT

Witnesseth hereby, the Master Agreement entered into by and between SOCIEDAD MINERA AUSTRIA DUVAZ S.A.C. (“DUVAZ”), identified by Tax ID Number (RUC) 20100102171, with principal place of business at Av. Jose Gálvez Barrenechea 925, San Borja, acting by and through Jaime RODRÍGUEZ MARIÁTEGUI PROAÑO, identified by National Identity Card (DNI) 09154499 and Gonzalo RODRIGUEZ MARIATEGUI CANNY, identified by National Identity Card (DNI) 09877652, as per powers of attorney filed in Entry 11392644 of the Registry of Companies in and for Lima and El Callao, and specifically in the minutes of the Shareholders’ Meeting of Sociedad Minera Austria Duvaz S.A.C., dated March 14, 2006; and  Luis RODRIGUEZ MARIÁTEGUI PROAÑO, identified by National Identity Card (DNI) 09144124, with usual residence at Calle Miguel Aljovín 530, Surco, acting by and through Luis RODRIGUEZ MARIÁTEGUI CANNY, identified by National Identity Card (DNI) 08798881, as per power of attorney filed in Entry 11035745 of the Registry of Mandates and Powers of Lima and El Callao, and Jaime RODRÍGUEZ MARIÁTEGUI PROAÑO, identified by National Identity Card (DNI) 09154499, with usual residence at Av. Jose Gálvez Barrenechea 925, San Borja (collectively referred to as the “Agents”); and Jaime RODRÍGUEZ MARIÁTEGUI BLUME, identified by National Identity Card (DNI) 09389280, with usual residence at Calle La Joya 175, Tambo de Monterrico, Surco and Luis RODRÍGUEZ MARIÁTEGUI CANNY, identified by National Identity Card (DNI) 08798881, with usual residence at Calle Miguel Aljovín 530, Surco (collectively referred to as the “Class A Shareholders of Company B”); and MINERA PERU COPPER S.A., identified by Tax ID Number (RUC) 20506675457, with principal place of business at Av. San Borja Norte 1302, San Borja, acting by and through Messrs. Charles Graham PREBLE, identified by Alien Registration Card (CE) 000084967 and Thomas J. FINDLEY, identified by Alien Registration Card (CE) 114608, as per powers of attorney filed in Entry 11532703 of the Registry of Companies in and for Lima and El Callao (“MPC”), in connection with the potential direct or indirect acquisition of certain mining concessions, surface rights and other assets of DUVAZ.

With the intervention of:

María Josefa CANNY CASTRO, identified by National Identity Card (DNI) 09144123, spouse of Luis RODRÍGUEZ MARIÁTEGUI PROAÑO, acting by and through Luis RODRÍGUEZ MARIÁTEGUI CANNY, identified by National Identity Card (DNI) 08798881, as per powers of attorney filed in Entry 11035745 of the Registry of Mandates and Powers in and for Lima and El Callao; and Gladys María BLUME MANZINI, identified by National Identity Card (DNI) 08802895, spouse of Jaime RODRÍGUEZ MARIÁTEGUI PROAÑO; and Melissa Gabriela PATRONI DEDEKIND, identified by National Identity Card (DNI) 10308801, spouse of Jaime RODRÍGUEZ MARIÁTEGUI BLUME, who shall give their conformity and consent to each and every one of the terms and conditions of this Master Agreement and attachments thereof.

RECITALS

1.             The Agents control one hundred percent (100%) of the shares issued by DUVAZ.

2.             DUVAZ is a mining company that owns (directly or indirectly) mining concessions, surface rights and other assets of interest to MPC.

3.             MPC is interested in acquiring the mining concessions, surface rights and other assets of DUVAZ detailed in Exhibit A and Exhibit B hereto (the “Properties”). For such purpose, the parties want to enter into an option agreement for the Properties listed in Exhibit A and a purchase agreement for the shares issued by Company B, referred to in Article 2.1 hereof.

For the purposes of the transfer of ownership rights over the Properties, regulated in this Master Agreement and exhibits hereof, the term “Properties” shall not include the aliquots of concessions or the concessions over which the right of first refusal or the right of revocation have already been exercised by the co-owners of DUVAZ or by their shareholders in the Limited Liability Mining Companies.

4.             DUVAZ and MPC have filed legal and administrative proceedings against each other, which they want to render ineffective.

In view of the foregoing, the parties adopt all the covenants mentioned in the following Section, which shall be embodied in supplementary documents, according to the form agreements attached hereto as exhibits.

COVENANTS

ONE: Due diligence

1.1           Scope of Due Diligence. In order for MPC to evaluate the direct or indirect acquisition of the Properties outlined in Exhibit A and Exhibit B hereto, the Agents undertake to let MPC carry out due diligence:

(i)            On the legal and environmental status of the Properties outlined in Exhibit A and Exhibit B;

(ii)           On labour issues related to DUVAZ;

(iii)          On the legal situation of Company B;

(iv)          On the environmental matters related to the exploitation of the Properties detailed in Exhibit A and Exhibit B;

(v)           On any document used to verify the origin, veracity and accuracy of the information contained in the exhibits, which form an integral part of this Master Agreement.

The parties hereto expressly agree that the execution of due diligence shall not entitle MPC to perform any type of analysis, assessment or exploration regarding the mining potential of the Properties.

1.2          Confidentiality Agreement. Any and all information furnished to MPC by virtue of this Master Agreement and the due diligence shall be subject to the confidentiality agreement, which shall be governed by the provisions set forth in Article 8 herein.

1.3          Term and delivery of documentation. The due diligence period shall not exceed six (6) months as from the execution hereof. During this period, MPC shall have access to the documentation related to the five (5) issues that constitute the scope of the due diligence. For a better development of due diligence, the Agents and MPC agree to set up a work committee consisting of four (4) members in order to coordinate all documents required by MPC and the visits that MPC may need to make to the operating areas of the Properties. One (1) of the members of such committee shall be appointed by the Agents and another one by DUVAZ. The other two (2) members shall be designated by MPC. This committee shall meet every seven (7) days or as required by the circumstances, at the discretion of either of the parties.

It is hereby understood between the parties that, notwithstanding the creation of the aforementioned committee, the Agents and DUVAZ expressly assume the obligation to provide any information in their possession that may be required, in connection with the five (5) issues that constitute the scope of the due diligence, by MPC or any third party contracted by MPC to take part in the preparation of the due diligence report.

In the case of information that is not in the possession of DUVAZ or the Agents, or that may or must be exclusively obtained by them, DUVAZ and the Agents undertake to make every effort to obtain and provide such information.

TWO: Transfer of the shares of Company B

2.1          Incorporation of a new company. Immediately following the execution of this Master Agreement, the Class A Shareholders of Company B and MPC undertake to file the respective proceedings required to incorporate a new company (free of any type of liabilities or contingencies) in accordance with the model for preliminary articles of incorporation of a company attached hereto as Exhibit M. This new company shall be hereinafter referred to as “Company B”.

The capital stock of Company B shall amount to S/.10,000 (Ten Thousand Nuevos Soles), represented by: (i) 9,900 Class “A” shares with a face value of S/. 1 (One Nuevo Sol) each, which shall account for 90% of the capital stock of

Company B; and (ii) 100 Class “B” shares with a value of S/. 1 (One Nuevo Sol) each, which shall account for 1% of the capital stock of Company B.

As established in the Articles of Incorporation, which form an integral part of the preliminary instrument of incorporation of a company, attached hereto as Exhibit M, in all cases the adoption of agreements by the Shareholders’ Meeting of Company B requires the attendance and favourable vote of 100% of the Class B shares.  In order to avoid any doubt, the parties hereby certify that should the Shareholders’ Meeting adopt a resolution without the favourable vote of 100% of the Class “B” shares, said resolution shall be null and void

2.2          Corporate reorganization. The Agents undertake to approve, in the Shareholders’ Meeting of DUVAZ, a corporate reorganization agreement whereby an equity block (made up of the mining concessions, surface rights and other assets detailed in Exhibit B, as well as the liabilities of DUVAZ detailed in Exhibit C) to be contributed to Company B shall be separated. In any case, the equity block transferred to Company B may represent or generate in Company B losses exceeding fifty percent (50%) of the capital stock of Company B at the time of the corporate reorganization. If necessary, Duvaz shall carry out the revaluation of the Properties detailed in Exhibit B for the purposes of the corporate reorganization. The following provisions shall govern this corporate reorganization:

(a)           Transfer of DUVAZ’s Properties outlined in Exhibit B. MPC represents that it is aware that DUVAZ is not the exclusive owner of some of the Properties listed in Exhibit B hereto. In this understanding, MPC acknowledges that:

(i)            The concession “Juanita” (according to the list of concessions attached hereto as Exhibit B) is owned by Juanita de Huancayo, a Limited Liability Mining Company, the share interests of which are held by DUVAZ (50%) and VOLCAN COMPAÑIA MINERA S.A.A. (50%). In this regard, the transfer of the share interests in favour of Company B as a result of the corporate reorganization shall be subject to the right of first refusal in favour of VOLCAN COMPAÑIA MINERA S.A.A..

(ii)           The concession “La Demócrata” (according to the list of concessions attached hereto as Exhibit B) is jointly owned by DUVAZ (33.33%) and SUCESIÓN TOMÁS MARSANO GUTIÉRREZ (66.66%). In this regard, the transfer of the ideal shares in said co-owned mining concession in favour of Company B as a result of the corporate reorganization shall be subject to a right of revocation in favour of SUCESIÓN TOMÁS MARSANO GUTIÉRREZ.

(iii)          The concession “Maria Celina” (according to the list of concessions attached hereto as Exhibit B) is jointly owned by

DUVAZ (33.33%) and SUCESIÓN TOMÁS MARSANO GUTIÉRREZ (33.33%) and SUCESIÓN TOMÁS MARSANO CAMPODÓNICO (33.33%). In this regard, the transfer of the ideal shares in said co-owned mining concession in favour of Company B as a result of the corporate reorganization shall be subject to a right of revocation in favour of SUCESIÓN TOMÁS MARSANO GUTIÉRREZ and SUCESIÓN TOMÁS MARSANO CAMPODÓNICO.

(iv)          The concession “Pilar” (according to the list of concessions attached hereto as Exhibit B) is owned by SOCIEDAD MINERA DE RESPONSABILIDAD LIMITADA MINERA PILAR DE HUANCAYO, the share interests of which are held by DUVAZ (98%) and ARON HIRSH & SONS (2%). In this regard, the transfer of the share interests in favour of Company B as a result of the corporate reorganization shall be subject to the right of first refusal in favour of ARON HIRSH & SONS.

Within a period of ninety (90) days following the execution of this Master Agreement, DUVAZ and the Agents must notify their shareholders in the Limited Liability Mining Companies referred to in points (i) and (iv) above of their intention to transfer the shares of DUVAZ in said companies.  In the case of the co-owned properties mentioned in the preceding points (ii) and (iii), and within the same ninety (90) day-term, DUVAZ must notify its co-owners of the transfer of their aliquots.  The texts of such communications must be jointly approved by DUVAZ and MPC.  Furthermore, DUVAZ and the Agents undertake to inform MPC of the answers received by DUVAZ from their shareholders and co-owners.

If, despite the best efforts of MPC and DUVAZ, the permission required to formalize the transfer of said assets cannot be obtained, MPC shall be entitled to adjust the value of the shares of Company B by an amount equivalent to the value of the assets not transferred, pursuant to the terms established in Clause 6 of the stock purchase agreement referred to in Point 2.3 hereof.

(b)           Transfer of DUVAZ’s liabilities detailed in Exhibit C. The parties hereby agree that DUVAZ must transfer the liabilities listed in Exhibit C hereof to Company B, for which purpose MPC (in its capacity as creditor of such credits) hereby gives its consent to said assignments, or as relevant, shall cause the holders of such liabilities to give their consent to said transfers once each and every one of the Properties outlined in Exhibit B have been transferred, as a result of the corporate reorganization, to Company B, and once these have also been registered in the name of Company B, in the case of the mining concessions.

Furthermore, the parties agree that DUVAZ will remain as the joint obliged party of Company B for the payment of the liabilities outlined in Exhibit C, as from the effective date of transfer of the position of debtor in favour of Company B and until such time that the Option Agreement is registered in the filing entries of the Properties outlined in Exhibit A, with the exception of those outlined in point 3.1 (a1) of this Master Agreement, and that the Properties described in Exhibit B are effectively registered in the name of Company B, except for those outlined in point 2.2 (a) herein. The parties agree that the joint obligation of DUVAZ must be recorded in the title or titles whereby the position of debtor is transferred to Company B.

2.3          Stock Purchase Agreement. The Class A Shareholders of Company B and MPC hereby undertake to execute a stock purchase agreement (according to the form agreement attached hereto as Exhibit D), whereby the Class A Shareholders of Company B shall undertake to transfer to MPC and MPC shall undertake to purchase from the Class A Shareholders of Company B, 100% of the Class A shares issued by Company B (the “Stock Purchase Agreement”). The agreement set forth in this Point 2.3 qualifies as a commitment to enter into a contract pursuant to the provisions of Section 1414 of the Civil Code. This commitment to enter into a contract shall be governed by the following provisions:

(a)           Term of the commitment to enter into a contract. This commitment to enter into a contract shall be valid for a maximum term of two hundred and ten (210) days counted as from the execution hereof.

(b)           Timing for the execution of the Stock Purchase Agreement. The Stock Purchase Agreement shall be executed by MPC and the Class A Shareholders of Company B on the same date of execution as that of the Option Agreement referred to in Point 3.1 of Article 3 hereof.

(c)           Security Deposit with Revocation Option. Pursuant to the provisions of Section 1480 of the Civil Code, MPC shall pay the Class A Shareholders of Company B the amount of US$1,000,000 (One Million US Dollars) as a security deposit with revocation option for the execution of the Stock Purchase Agreement. Said security deposit shall be delivered to the Class A Shareholders of Company B on the following occasions:

(i)            US$500,000 (Five Hundred Thousand US Dollars) on the date of execution of this Master Agreement; and

(ii)           US$500,000 (Five Hundred Thousand US Dollars) whose payment obligation by MPC shall arise upon occurrence of any of the following events, whichever occurs first: (A) If, in the unanimous opinion of the Committee referred to in Point 1.3 hereof, DUVAZ has provided all the pertinent information in its possession that was requested by MPC or any of the individuals or legal entities acting on the behalf of MPC for the preparation of the due diligence report; or (B) if the term of six (6) months, counted as from the execution hereof, has expired; or (C) if, prior to the expiry of the six (6) month term, MPC notifies DUVAZ and the Agents in writing that the due diligence has concluded and with it, their intention not to sign the Stock Purchase Agreement, or the option agreement referred to in point 3.1 (a) hereto.

In the assumptions established in paragraphs (A) and (B), the parties agree that the payment of this sum which amounts to US$500,000 (Five Hundred Thousand US Dollars) must be made on the pertinent occasions indicated in the preceding paragraph.

On the other hand, in the assumption established in paragraph (C), the provisions set forth in point 3.1(c) of Clause Three shall prevail.

Should MPC fail to execute the Stock Purchase Agreement within the term stipulated in Point 2.3 (a) hereof, MPC shall forfeit the security deposit delivered to the Class A Shareholders of Company B. The Class A Shareholders of Company B shall return the security deposit to MPC only in those cases where there is proven gross negligence or bad faith on the part of the Agents or DUVAZ in providing the information in their possession that was duly requested by MPC or any individual or legal entity acting on its behalf for the preparation of the due diligence report.

It is hereby understood that, in that event, DUVAZ and the Agents shall assume the obligation to refund all paid amounts jointly and severally with the Class A Shareholders of Company B, and without the benefit of excussio.

In accordance with Section 1482 of the Civil Code, the Class A Shareholders of Company B waive their right of revocation. Consequently, the Class A Shareholders of Company B are obliged to execute the Stock Purchase Agreement and are prohibited from revoking its execution.

(d)           Transfer of Class “B” shares: The parties hereto agree that in the case that MPC decides not to execute the Stock Purchase Agreement and, consequently, not to execute the option agreement referred to in Article 3 hereof, MPC shall automatically transfer to the Class A Shareholders of Company B, free of charge and in equal parts, the 100 Class B shares, representing 1% of the capital stock of Company B.

(e)           Management of Company B during the validity of the commitment to enter into a contract. As from the execution hereof and during the validity of the commitment to enter into a contract, the Agents and the Class A Shareholders of Company B undertake to ensure that the corporate bodies of Company B will not adopt any type of decision or resolution that may affect any of the covenants contained herein or in the Stock Purchase Agreement, or fail to adopt the decisions proposed by MPC, pursuant to the provisions of the Stock Purchase Agreement, attached hereto as Exhibit D. Pursuant to the provisions established by the Corporate Bylaws, which form an integral part of the preliminary articles of incorporation of the company, attached hereto as Exhibit M, the adoption of resolutions by the Shareholders’ Meeting in all cases requires the attendance and the favourable vote of 100% of the Class B shares.  In order to avoid any doubt, the parties hereby certify that should the Shareholders’ Meeting adopt a resolution without the favourable vote of 100% of the Class B shares, said resolution shall be null and void.

(f)            Management of the Properties listed in Exhibit B. From the execution hereof until the final agreement for the transfer of the Properties outlined in Exhibit A, attached hereto, as a result of the Option Agreement referred to in Article 3 hereto, attached herewith as Appendix B of Exhibit E of this Master Agreement (the Transfer Agreement), the Agents and the Class A Shareholders of Company B shall ensure that (i) DUVAZ does not carry out any act of disposition of the Properties to be contributed to Company B; and that (ii) DUVAZ does not execute any exploration or exploitation works in the Properties to be contributed to Company B.

2.4          Pledge on the Class A shares issued by Company B. Until the price for the transfer of the Class A shares issued by Company B in favour of MPC is paid in full, the parties hereto establish that said shares shall be subject to a right of pledge in favour of the Class A Shareholders of Company B, who shall exercise the political and economic rights corresponding to such shares.

Regardless of whether the Class A Shareholders of Company B exercise the political and economic rights corresponding to the shares issued by Company B, the Class A Shareholders of Company B may not unreasonably refuse to adopt or have the corporate bodies of Company B adopt the resolutions and decisions proposed by MPC.

In order to avoid any doubt, the Class A Shareholders of Company B are obliged to allow MPC to develop a program of mining explorations in the concessions transferred directly or indirectly to Company B after the execution of the Stock Purchase Agreement.

Duvaz, the Agents and the Class A Shareholders of Company B shall grant all the facilities required by MPC in order to develop the exploration activities MPC deems necessary. They shall adopt the corporate covenants necessary for the execution of such explorations and request the pertinent authorizations for Company B or Duvaz or for the Class A Shareholders of Company B, depending on the case.

THREE: Option

3.1          Execution of the Option Agreement and exercise of the option

(a)           Timing for the execution of the Option Agreement. Once the six (6) month term for the performance of the due diligence has expired, MPC shall have the right, during the following thirty (30) days, to enter into an option agreement with DUVAZ for the purchase of the Properties detailed in Exhibit A (the “Option Agreement”). The Option Agreement shall be governed by the terms and conditions established in the form agreement attached hereto as Exhibit E.

Within the aforementioned term of thirty (30) days, DUVAZ is obliged to execute the Option Agreement on the date fixed by MPC, which must be communicated within a period of no less than ten (10) business days prior to the scheduled date for the execution of the Option Agreement. In the case that DUVAZ fails to execute the Option Agreement within said term, the Class A Shareholders of Company B undertake to return to MPC, in penalty, double the sum of the security deposit paid in accordance with point 2.3 (c) hereto. Such penalty shall be paid within a term not exceeding thirty (30) days after notification of the written request of MPC to make such payment. Failure to pay the penalty within the stipulated term shall give rise to a penalty equivalent to 0.1% of the amount owed for the period of time elapsed from the expiration of the thirty (30) day term and the effective date of payment. DUVAZ and the Agents shall assume this obligation jointly and severally.

(a1)         Properties of DUVAZ outlined in Exhibit A. MPC represents that it is aware that DUVAZ does not exclusively own some of the Properties outlined in Exhibit A hereof. In this understanding, MPC acknowledges that:

(i)            The concession “Calabaza” (according to the list of concessions attached hereto as Appendix A to this Option Agreement) is co-owned by DUVAZ (33.33%) and SUCESIÓN TOMÁS MARSANO GUTIÉRREZ (66.66%).  In this regard, should MPC decide to exercise the Option, the transfer of the ideal shares in said co-owned mining concession shall be subject to a right of revocation in favour of SUCESIÓN TOMÁS MARSANO GUTIÉRREZ.

(ii)           The concession “Grancero” (according to the list of concessions attached hereto as Appendix A to this Option Agreement) is owned by GRANCERO DE HUANCAYO, a Limited Liability

Mining Company, in which DUVAZ holds a share of 33.33% and SUCESIÓN TOMÁS MARSANO GUTIÉRREZ a share of 66.66%. In this regard, should MPC decide to exercise the Option, the transfer of the ideal shares in said co-owned mining concession shall be subject to the right of first refusal in favour of SUCESIÓN TOMÁS MARSANO GUTIÉRREZ.

(iii)          The concession “Lola” (according to the list of concessions attached hereto as Appendix A to this Option Agreement) is owned by GRANCERO DE HUANCAYO, a Limited Liability Mining Company, in which DUVAZ holds a share of 33.33% and SUCESIÓN TOMÁS MARSANO GUTIÉRREZ a share of 66.66%. In this regard, should MPC decide to exercise the Option, the transfer of the ideal shares in said co-owned mining concession shall be subject to the right of first refusal in favour of SUCESIÓN TOMÁS MARSANO GUTIÉRREZ.

(iv)          The concession “Pobre Diablo” (according to the list of concessions attached hereto as Appendix A to this Option Agreement) is owned by POBRE DIABLO DE HUANCAYO, a Limited Liability Mining Company, in which DUVAZ holds a share of 20%, SUCESIÓN TOMÁS MARSANO GUTIÉRREZ a share of 40%, Mr. Martin OBRADOVICH and Antonio VANINI a share of 20% each, respectively. In this regard, should MPC decide to exercise the Option, the transfer of the ideal shares in said mining concession shall be subject to the right of first refusal in favour of SUCESIÓN TOMÁS MARSANO GUTIÉRREZ, Mr. Martin OBRADOVICH and Mr. Antonio VANINI.

Within a period of ninety (90) days following the execution of this Master Agreement, DUVAZ and the Agents, must notify their shareholders in the Limited Liability Mining Companies referred to in points (ii), (iii) and (iv) above, of their intention to transfer the shares of DUVAZ in said companies.  In the case of the co-owned properties mentioned in the preceding point (i), and within the same ninety (90) day-term, DUVAZ must notify its co-owners of the transfer of their aliquots. The texts of such communications must be jointly approved by DUVAZ and MPC.  Furthermore, DUVAZ and the Agents undertake to inform MPC of the answers received by DUVAZ from their shareholders and co-owners.

DUVAZ and the Agents undertake to make every effort to obtain the necessary permission in order to formalize the transfer of DUVAZ’s assets described in Items (i) to (iv) above.

(b)           Payments on the date of execution and registration of the Option Agreement. As from the time MPC and DUVAZ execute the Option Agreement and it is registered in the filing entries of all the Properties subject matter of the option, MPC shall be obliged to deliver to DUVAZ’s creditors, at the expense of DUVAZ and with no obligation to reimburse DUVAZ, the funds required by DUVAZ to fulfill the obligations detailed in Exhibit F hereto in a timely manner, as described hereinbelow. Similarly, the obligation of MPC to reimburse DUVAZ for the payments that DUVAZ may make on the obligations outlined in Exhibit F-1 (as described herein below) shall also be produced on the date on which MPC and DUVAZ sign the Option Agreement and it is registered in all the Properties subject matter of the option. It is hereby certified that the first month listed in the Schedule of Payments, attached hereto as Exhibit F, must be understood as the first month beginning upon the expiry of the two-hundred and ten (210) day-term referred to in point 3.1(a), Article 3 hereto.

The parties acknowledge that from the date of execution of the Master Agreement until before the registration of the Option Agreement in each one of the filing entries of the Properties detailed in Exhibit A hereto, DUVAZ may be obliged by a court order or administrative resolution filed with the last hierarchical instance, other than a transaction (unless otherwise expressly authorized in writing by MPC), to pay some of the obligations established in Exhibit F. In the event of the existence of a court order, arbitration award, or administrative resolution filed with the last hierarchical instance as of the date of this Master Agreement imposing a payment obligation upon DUVAZ and which DUVAZ has failed to pay, DUVAZ will require the consent of MPC in order to make said payment. In the event of the existence of an arbitration award ordered between the date of execution of the Master Agreement and until before the registration of the Option Agreement in the filing entries of the Properties outlined in Exhibit A, imposing a payment obligation upon DUVAZ, DUVAZ will also require the consent of MPC in order to make such a payment.

Furthermore, the parties agree that after the execution of the Master Agreement and until before the registration of the Option Agreement in each of the filing entries of the Properties outlined in Exhibit A hereto, DUVAZ may pay those obligations contained in Exhibit F-1 without requiring the consent of MPC.  It is hereby certified that the obligations mentioned in Exhibit F-1 are part of the sum of US$15,985,268 (Fifteen Million Nine Hundred Eighty-Five Thousand Two Hundred and Sixty-Eight US Dollars) that makes up the total obligations outlined in Exhibit F, for which reason the reimbursement by MPC of the payments made by DUVAZ for the obligations outlined in Exhibit F-1 will in no case imply further payment obligations other than those expressly provided for in the Schedule of Payments, attached hereto as Exhibit F.

MPC expressly undertakes to reimburse DUVAZ for all sums of money assumed by DUVAZ according to the preceding paragraphs and which, according to the Schedule of Payments contained in Exhibit F, should be assumed by MPC. For such purpose, within a period of three (3) days following the date of registration of the Option Agreement in each one of the filing entries of the Properties detailed in Exhibit A hereto, DUVAZ must inform MPC of those payments it may have made, which must be accredited with the corresponding receipts. Within a term of five (5) days following the receipt of said communication, MPC must reimburse DUVAZ for all the obligations assumed by DUVAZ in the terms indicated in the preceding paragraphs. Without prejudice to the foregoing, the parties clarify that under no circumstances shall the reimbursement obligations referred to in this paragraph entail greater obligations for MPC than those established in Exhibit F hereto. Thus, the amount reimbursed by MPC in favour of DUVAZ must be discounted from the amounts that MPC is obliged to pay during the first year, in accordance with Exhibit F.

Furthermore, after having registered the Option Agreement in each one of the filing entries of the Properties outlined in Exhibit A hereto, MPC undertakes to reimburse DUVAZ for any payment included in Exhibit F not made by MPC. This reimbursement must be made within a period of no more than five (5) calendar days as from the date on which DUVAZ requests said payment.  Failure to comply with the reimbursement within the stipulated term shall give rise to a daily penalty equivalent to 0.1% of the amount due for the period of time between the expiration of the thirty (30)-day term and the effective date of reimbursement.

It is hereby certified that the obligation of MPC to provide the necessary funds to cover the obligations detailed in Exhibit F shall be earmarked as part of the payment for transfer of the Properties outlined in Exhibit A, should MPC decide to exercise the option. Consequently, the obligation of MPC to make such payments shall continue to have full force and effect even if MPC decides not to exercise the option, in which case the payments effected by MPC up to that moment in fulfillment of Exhibit F, and those that it must continue to make for the same reason, shall be considered a penalty in favour of DUVAZ.

MPC shall only be released from its obligation to furnish the funds indicated in Exhibit F if: (i) MPC has decided not to exercise the option and, additionally, if (ii) the Stock Purchase Agreement has been terminated. In order to avoid any doubts, (A) MPC shall only be released from its obligation to make those payments not yet due according to the Schedule of Payments contained in Exhibit F, and (B) MPC shall not be entitled to claim any sum of money from DUVAZ for the funds previously provided according to the schedule contained in Exhibit F and which shall be considered a penalty in favour of DUVAZ.

(c)           Consequences of the failure to execute the Option Agreement. Should MPC decide not to execute the Option Agreement prior to the expiry of the term referred to in the first paragraph of item (a) of this Article:  (i) MPC may not execute the Stock Purchase Agreement; (ii) the

100 Class “B” shares representing 1% of the capital stock of Company B shall be automatically transferred to the Class A Shareholders of Company B, free of charge; and (iii) DUVAZ and the Agents shall be automatically granted an option for either of them to purchase all the credit rights held by MPC before DUVAZ or before Company B, at the discount value paid by MPC to acquire such rights. The parties agree that, in this case, MPC must have previously complied with each one of its obligations (including any outstanding obligation) assumed under the agreements executed to acquire the ownership of said credit rights. If both DUVAZ and the Agents decide to exercise the option right, then those communicating their decision shall have the right to acquire ownership of the credit rights referred to in this paragraph in equal parts.

In order to exercise the option referred to in the foregoing paragraph, the Agents and DUVAZ shall have a term of fifteen (15) days, during which either of them may exercise the option granted by MPC to acquire the ownership of the aforementioned credit rights, forwarding a written communication to MPC indicating their intention to exercise the right of option. The parties agree that should DUVAZ or the Agents decide to exercise the option within this term, MPC shall be obliged to sign the Agreement for the Transfer of Credits, attached hereto as Exhibit N, within a period of five (5) days following the date of the communication to MPC. To that effect, whoever exercises the option must also indicate in the same communication in which it represents its intention to exercise the option, the place, in the city of Lima, date and time (within the aforementioned term) on which the parties must sign said Agreement. The parties agree that the option may only be exercised on the total number of credit rights. In order to avoid any doubts, the Agents or DUVAZ may not exercise the option on part of said credit rights and may only do so on the total number of credit rights.

Should the Agents be the only ones to exercise the option, they must necessarily do so jointly by signing the same communication and becoming jointly responsible for the fulfillment of the obligations set forth in the Agreement for the Transfer of Credits, the form of which is attached hereto as Exhibit N.

On the date of execution of the Agreement for the Transfer of Credits, the form of which is attached hereto as Exhibit N, the Agents or DUVAZ, as relevant, must pay MPC a sum of US$1,000,000 (One Million US Dollars) as consideration for the purchase of the ownership of the credit rights. The balance amounting to a sum of US$2,050,000 (Two Million Fifty Thousand US Dollars) shall be paid in three (3) annual instalments with no interest accrued in favour of MPC; the first of these instalments shall be paid in the year following the execution of the Agreement for the Transfer of Credits.

The parties agree that only in the assumption contained in the last paragraph of Point 2.3(c)(ii) of Article 2, if the Agents or DUVAZ decide to exercise the option, the sum of US$500,000 (Five Hundred Thousand US Dollars) referred to in point 2.3(c)(ii) of Article 2 shall be imputed as part of the payment for the purchase of the ownership of the credit rights. The Class A Shareholders of Company B expressly endorse this provision.

Additionally, in the assumption outlined in the preceding paragraph, on the date of execution of the Agreement for the Transfer of Credits, the form of which is attached hereto as Exhibit N, the Agents or DUVAZ, as relevant, must pay MPC a sum of US$500,000 (Five Hundred Thousand US Dollars) as a consideration for the purchase of the ownership of the credit rights.  The balance amounting to a sum of US$2,050,000 (Two Million Fifty Thousand US Dollars) shall be paid in three (3) annual instalments, two (2) of US$683,333.33 (Six Hundred Thirty-Three Thousand Three Hundred Thirty-Three and 33/100 US Dollars), and one (1) of US$683,333.34 (Six Hundred Thirty-Three Thousand Three Hundred Thirty-Three and 34/100 US Dollars), with no interest in favour of MPC.  The first of these instalments shall be paid upon the expiry of the one (1) year term from the execution of the Agreement for the Transfer of Credits.

If in the assumption outlined in the last paragraph of point 2.3 (c) (ii) of Article 2, the Agents or DUVAZ decide not to exercise the option to purchase the ownership of the credit rights, the amount of US$500,000 (Five Hundred Thousand US Dollars) referred to in point 2.3 (c) (ii) of Article 2 must be paid by MPC to the Class A Shareholders of Company B, on the date on which MPC is notified by the Agents or DUVAZ of their intention not to sign the Agreement for the Transfer of Credits.

(d)           Compensation for exercising the option. Should MPC decide to exercise the option set forth in the Option Agreement, MPC (or any successor) shall pay DUVAZ a royalty on the production extracted from the mining concessions listed in Exhibit A, pursuant to the terms of the agreement attached hereto as Exhibit H. Furthermore, should MPC decide to exercise the option set forth in the Option Agreement prior to the expiry of the term, the Class A Shareholders of Company B may require and MPC must pay the Class A Shareholders of Company B the  full balance of the price of the Class A shares representative of the capital stock of Company B, considering all the terms of payment established in the Stock Purchase Agreement as expired.

If MPC exercises the option prior to the expiry of the sixty (60) month term prescribed in the Option Agreement, MPC shall additionally pay DUVAZ the projected economic cash flow of the Properties over which the option is exercised, in accordance with Exhibit J. Similarly, MPC shall pay DUVAZ’s creditors the full unpaid balance of the obligations detailed in Exhibit F, considering them extinguished, or, in any case, subrogate DUVAZ’s position as debtor before the creditors.

(e)           Consequences of the failure to exercise the option. Should MPC decide not to exercise the option set forth in the Option Agreement, all the credit rights of MPC before DUVAZ shall be automatically assigned, free of charge, to the Agents or their designees. For such purpose, MPC undertakes to have previously fulfilled the obligations assumed (including any outstanding obligations) under the agreements executed to acquire the ownership of said credit rights.

3.2          Treatment of DUVAZ’s liabilities

(a)           Liabilities remaining with DUVAZ

1.             As from the execution of this Master Agreement and during a term of two hundred and ten (210) days, unless the parties otherwise mutually decide to extend it, MPC shall take part, either individually or jointly with DUVAZ, in the rescheduling of the debts of said company which are detailed in Exhibit F. Exhibit F, “Schedule of Payments”, describes the time period and the funds that DUVAZ requires MPC to deliver to the creditors detailed therein, at the expense of DUVAZ and with no reimbursement thereof, in order to honour the obligations outlined therein.

2.             For rescheduling purposes, MPC may designate one or more representatives to participate, with or without the officials of DUVAZ, at MPC’s option, in the rescheduling of the aforesaid obligations. The final terms of the rescheduling of such obligations shall be approved in each case by DUVAZ within a period of five (5) business days after MPC requests such approval in writing. DUVAZ may not refuse to approve the rescheduling terms proposed by MPC unless there are sufficient and justifiable reasons for doing so. In order to avoid any doubt, it is clearly established that DUVAZ may justifiably reject the rescheduling terms if, as a result, the instalments to be paid significantly differ from each other, giving priority to the payment of lower instalments and postponing the payment of the higher instalments (even if a significant reduction of the amount owed is obtained during the rescheduling).

If DUVAZ fails to express its agreement or disagreement within the term of five (5) business days, it shall be understood that DUVAZ has consented to the rescheduling terms proposed by MPC.

3.             As part of this commitment, MPC undertakes to provide DUVAZ’s creditors listed in Exhibit F with the funds required by DUVAZ to fulfill its obligations detailed in Exhibit F hereto in a timely manner. It is hereby certified that the provision of such funds is made within the context of a number of covenants contained herein; consequently, in no case may it be construed that: (i) DUVAZ is obliged to reimburse MPC for said amounts of money, or that (ii) any type of credit has been generated in favour of MPC for said concept.

4.             As long as MPC decides to execute the Option Agreement within the stipulated term and said Option Agreement is registered in each one of the filing entries of the mining concessions subject matter of the option, MPC shall pay the obligations described in Exhibit F, even if no type of discount or remission is obtained for the payment of such obligations. This circumstance shall not grant MPC the right to terminate this Master Agreement, nor those agreements entered into to execute it. On the other hand, if any discount or remission is obtained from the rescheduling of the obligations, MPC shall comply with its obligation by paying the discounted amounts, provided that the cancellation of the obligations described in Exhibit F is obtained.

5.             Should MPC fail to provide DUVAZ’s creditors with the funds detailed in Exhibit F at the time which MPC exercises the option set forth in the Option Agreement, MPC shall pay DUVAZ the face value of said liabilities plus the surcharges, interest, commissions, expenses and other amounts that may have accrued, without prejudice to the indemnity rights granted to DUVAZ pursuant to the documents executed as part of the complete agreement between DUVAZ, the Agents and MPC, and the applicable regulations.

6.             In relation to the liabilities that shall remain with DUVAZ and which are regulated by this subsection, MPC shall hold the Agents harmless from any measure dictated against the properties of the Agents that guarantee said liabilities. Furthermore, MPC undertakes to obtain the replacement or release of the real and personal guarantees supporting such liabilities which have been established by the Agents (directly or indirectly) and that are listed in Exhibit K. This obligation to replace the guarantees shall be performed by MPC once the Option Agreement has been registered in the filing entries of the mining concessions detailed in Exhibit A and provided that the creditors accept said replacement. Otherwise, MPC shall guarantee the Agents that any obligation that they may have to assume to pay the debts backed by the guarantees listed in Exhibit K hereto will be reimbursed, up to the amounts indicated in Exhibit F.

7.             Should MPC decide to exercise the option regulated in the Option Agreement, MPC must have replaced all the guarantees referred to in this subsection. If, despite best efforts of MPC to replace said guarantees, the Creditors fail to accept their replacement for any reason whatsoever, MPC shall hold the Agents harmless from any measure that may be issued against its properties.

8.                                      In these cases, MPC must carry out all procedures and paperwork that may be necessary and/or advisable to obtain the approval of the respective creditor for the replacement of the guarantees.

9.                                      During the option term, MPC, together with representatives of DUVAZ, shall participate in a committee set up to monitor the level of liabilities foreseen in Exhibit F and the discount values that may be obtained. The committee shall be made up of four (4) members. One (1) of these members shall be appointed by the Agents and another one (1) by DUVAZ. The other two (2) members shall be appointed by MPC. The decisions shall be adopted by the favourable vote of no less than three of its members.

10.                                The parties agree that:

(i)            The new debts assumed by DUVAZ as from the execution of the Master Agreement before any third party, and which exceed the amount of S/. 150,000 (One Hundred Fifty Thousand Nuevos Soles), or any obligation, even those for a smaller amount, that may entail the filing of a bankruptcy proceeding against DUVAZ, or

(ii)           Any new debt assumed by DUVAZ as from the date of execution of the Master Agreement, which in the opinion of MPC may reasonably produce a materially adverse effect on the Equity of DUVAZ;

must be previously approved in each case by MPC within a period of five (5) business days after DUVAZ requests its approval in writing.

MPC may not withhold its consent, unless there are sufficient and justifiable reasons to do so. If MPC fails to express its agreement or disagreement within a term of five (5) business days, it shall be understood that MPC has consented to the indebtedness proposed by DUVAZ.

(b)                                 Credits to be contributed to Company B

1.                                      MPC has executed the following agreements to acquire the ownership of several credits before DUVAZ which shall be contributed to Company B and which are detailed in Exhibit C hereto:

(i)                                     Notarially Recorded Instrument evidencing the Agreement for the Assignment of Rights entered into on May 9, 2005 by and between Wiese Sudameris Sociedad Titulizadora S.A., Banco Wiese Sudameris and Minera Perú Copper S.A.

(ii)           Notarially Recorded Instrument evidencing the Agreement for the Assignment of Rights entered into on May 9, 2005 by and between Banco Wiese Sudameris and Minera Perú Copper S.A.

(iii)          Notarially Recorded Instrument evidencing the Agreement for the Assignment of Rights entered into on May 9, 2005 by and between Banco de Crédito del Perú and Minera Perú Copper S.A.

(iv)          Notarially Recorded Instrument evidencing the Agreement for the Assignment of Rights entered into on May 9, 2005 by and between Banco Internacional del Perú and Minera Perú Copper S.A.

Some of these agreements have been subjected to conditions precedent, which, as of the date of execution hereof, have not yet been fulfilled.

2.                                      The Parties agree that prior to the execution of the Option Agreement and the Stock Purchase Agreement, MPC must have fulfilled all the conditions, must have met all the payments and, in general, must have carried out all the acts necessary to complete the purchase of the ownership of the credits before DUVAZ, established in paragraphs (i) to (iv) hereto.  For such purpose, DUVAZ undertakes to grant all the authorizations and consents that may be required. It is hereby understood that MPC may not, directly or indirectly, acquire new credits before DUVAZ, except with the written consent of the Agents.

3.                                      Furthermore, as from the date of execution hereof, MPC must refrain from executing or continuing to execute the real or personal guarantees that support such liabilities and which have been established by the Agents or by DUVAZ (directly or indirectly). Similarly, MPC undertakes to keep the holders of such credits from executing or continuing to execute the real or personal guarantees supporting such liabilities and which have been established by the Agents or by DUVAZ (directly or indirectly).

4.                                      Similarly, as from the execution hereof, MPC must refrain from assigning or encumbering, either in whole or in part, the credits with DUVAZ stated in items (i) to (iv).

5.                                      Once the Class A Shareholders of Company B have collected the first payment of US$7,000,000 (Seven Million US Dollars) for the transfer of the shares of Company B, MPC shall release all the real or personal guarantees related to all the liabilities contributed to Company B.

3.3                              Management of the Properties detailed in Exhibit A. During the term of the Option Agreement, DUVAZ undertakes not to: (i) carry out acts of disposition of the Properties listed in Exhibit A; (ii) establish any new lien or encumbrance on the Properties detailed in Exhibit A, except for the authorized liens or encumbrances listed in Exhibit I; and (iii) assume new financial obligations in violation of Point 10, Article 3.2 (a) hereof.

The parties hereto represent that they are aware that the Properties are subject to the liens and encumbrances detailed in Exhibit I hereto.

Whenever required to prevent the execution of the guarantees and as a necessary requirement for MPC to exercise the option, MPC shall pay the amounts required to obtain the release of such liens and encumbrances directly to the financial institutions in favour of which they have been convened or established. If, for any reason cause other than the accrual of penalty or default interest on the debt mentioned in said Exhibit, the amount required to release the liens and encumbrances is increased, the surplus shall be discounted from the payment to be made as a result of the exercise of the option or from the balance of the price for the transfer of shares issued by Company B.

FOUR: Payment of royalties. On the occasions indicated in the Exhibits to this Master Agreement, the following royalty agreements shall be entered into:

1.                                      The Class A Shareholders of Company B and MPC shall enter into a royalty agreement, as per the form agreement attached hereto as Exhibit G, which shall establish that MPC (or any successor) must pay the Class A Shareholders of Company B (50% for each one of the Class A Shareholders of Company B, respectively) royalties on the production extracted from the Properties owned by Company B.

2.                                      DUVAZ and MPC shall enter into a royalty agreement, as per the form agreement attached hereto as Exhibit H, which shall establish that, after having exercised the option set forth in the Option Agreement, MPC (or any successor) must pay DUVAZ royalties on the production extracted from the Properties listed in Exhibit A. The payment of these royalties shall be applied to the consideration to be paid by MPC to DUVAZ for the exercise of the option set forth in the Option Agreement.

The royalties shall be calculated based on the mineral actually extracted from the Properties listed in Exhibits A and B, to the extent that production actually exists. The provisions of this Article do not entail any minimum production obligation on the part of MPC.

FIVE: Environmental responsibility

5.1                              Guarantees. In the case of the Properties to be contributed to Company B (as detailed in Exhibit B), MPC shall provide the competent authorities with all the guarantees established in the Act on Mine Closure Plan, its supplementary, amending and regulatory provisions, as from the date on which the conditions set forth in Point 4.3 of the Stock Purchase Agreement are met by the Class A

Shareholders of Company B in order to withdraw from the Notary’s Office the check corresponding to the first payment of the balance of US$7,000,000 (Seven Million US Dollars) for the price of transfer of Company B’s shares, in accordance with Exhibit D hereto.

As from the date of execution of the Option Agreement and the registration of all the filing entries corresponding to the properties subject matter of the thereof, MPC must provide the environmental guarantees for the fulfillment of the Act on Mine Closure Plan and supplements, amendments and regulations thereof, as related to the Properties outlined in Exhibit A hereto, solely with respect to the Kingsmill tunnel water. In the event that MPC informs DUVAZ that it shall not be exercising the Option, DUVAZ shall replace this guarantee within the following three (3) months (unless MPC otherwise exercises the option entered into with Centromin for the Toromocho Project).

5.2                              Environmental and safety liabilities. Moreover, as from the date on which MPC exercises the option set forth in the Option Agreement, and the Agreement for the transfer of Properties detailed in Exhibit A is registered in all the filing entries corresponding to the mining concessions subject matter of the Option Agreement, MPC shall assume the following environmental and safety liabilities:

1.             Any and all past environmental obligations or liabilities disclosed by the Agents to MPC during the due diligence process referred to in Article 1, including but not limited to all the environmental contingencies or liabilities disclosed in the Environmental Adaptation and Management Program (PAMA), in the comprehensive PAMA or in the Environmental Impact Studies of DUVAZ. To avoid any doubt, MPC acknowledges that it shall assume the environmental contingencies and liabilities associated with the Kingsmill Tunnel, DUVAZ’s campsites and plant, and the piles of material (mineralized or debris) that may exist at the time the option is exercised.

2.             All the present or future environmental obligations and liabilities related to the Properties.

3.             All the obligations related to the Mine Closure Plan (in compliance with Acts 28090 and 28271, as amended, replaced and regulated) of the Properties listed in Exhibit A hereto, except for those obligations accrued prior to exercising the option.

In order to avoid any doubt, DUVAZ and the Agents are responsible for executing the closure of the mine currently exploited by DUVAZ in the Properties listed in Exhibit A, and for keeping updated the respective Mine Closure Plan. If, due to any circumstance, the environmental liability closure plan or the mine closure plan is not updated on the date the option is exercised, MPC may deduct, under the terms established in paragraph 2 of points 5.4, the amounts required to comply with such obligations (i) from the discounted flow to be paid if the option set forth in the Option Agreement is exercised, and (ii) from the Escrow Account referred to in Article 5 of the Stock Purchase Agreement, and (iii) if necessary, from the possible royalties it is obliged to pay to MPC by virtue of the royalty agreements established in Article 4 hereof.

5.3                              Supervisory Committee. As from the execution of the Option Agreement, the parties shall set up a supervisory committee made up of four (4) members, one (1) designated by DUVAZ, one (1) by the Agents and two (2) by MPC, who shall supervise DUVAZ’s fulfillment of its environmental obligations. The environmental obligations shall be understood as those established in the acts on the protection of the environment and the health of persons and living beings in general which are applicable to DUVAZ on the date of execution hereof or the acts that may be enacted in the future, the obligations deriving from approved environmental instruments and the general environmental regulations aimed at protecting the health of living beings in general. DUVAZ or the Agents shall not be responsible for the obligations of the comprehensive projects in which DUVAZ is involved but does not have decision-making powers, regardless of economic obligations derived from their participation in said projects.

The supervisory committee shall have the power to exclusively supervise the environmental management of DUVAZ’s operations and to make recommendations on the management of such operations. The supervisory committee shall be presided over by a representative of MPC. In accordance with the resolutions adopted by the supervisory committee, the chairman shall notify DUVAZ in writing, with the knowledge of the other members of the committee, of any violation of the regulations mentioned in the preceding paragraph that he may observe. DUVAZ and the Agents jointly and severally undertake to provide any information that may be required.

The members of the Supervisory Committee must, at all times, reasonably and technically justify their opinions or recommendations. They may not unjustifiably refuse to issue the applicable recommendations. Furthermore, DUVAZ may not unjustifiably refuse to follow the recommendations made by the Supervisory Committee.

5.4                              Adjustments for environmental liabilities. Within three (3) months following receipt of the notice sent by MPC informing of its decision to exercise the transfer option, a baseline study shall be prepared determining, from an environmental standpoint, the conditions in which the Properties detailed in Exhibit A are to be received. The baseline study shall be conducted by a company selected by DUVAZ from a list of three (3) companies proposed by MPC. The cost of said study shall be borne by MPC. The study shall include the determination of the degree of compliance with the environmental regulations in general and the environmental instruments applicable to DUVAZ in particular, as well as the determination of the amount required to remedy any possible environmental impact resulting from the failure to comply with the environmental instruments that may be in force on the date on which the option is exercised.

If, as a result of the baseline study, it is determined that DUVAZ’s operations were not conducted in accordance with the applicable environmental instruments and were not adapted to any applicable environmental regulations foreseen as being applicable in the future, MPC may deduct the costs established by the study to adjust such operations to said environmental instruments (i) from the discounted flow to be paid if the option set forth in the Option Agreement is exercised, and (ii) from the Escrow Account referred to in Article 5 of the Stock Purchase Agreement, and (iii) if necessary, from the possible royalties that MPC is obliged to pay under the royalty agreements prescribed in Article 4 hereto. In no case shall the costs related to the comprehensive Kingsmill Tunnel project be deductible, except for those obligations related to this project that are attributable to DUVAZ and that have accrued on the date the Option is exercised.

SIX: Labour Issues

6.1                              Labour obligations. DUVAZ shall comply with all obligations to its employees as established in the labour law, particularly with respect to the prompt payment of salaries, bonuses, contributions to the private pension fund system and any obligation it may be complied to fulfill, pursuant to the labour law, covenants or customs. Within three (3) months after receipt of the notice served by MPC informing of its decision to exercise the transfer option, a study on the fulfillment of said labour obligations shall be prepared. The study shall be conducted by a person or company selected by DUVAZ from a list of three (3) companies proposed by MPC. The cost of the study shall be shared by DUVAZ and MPC in equal parts.

MPC may deduct from the discounted flow to be paid if the option contained in the Option Agreement is exercised and, then, if necessary, from the Escrow Account referred to in Article 5 of the Stock Purchase Agreement, any labour debt not listed in Exhibit F that has not been paid by DUVAZ and that has been determined in the study referred to in Point 6.1 and that may create a risk for Company B that an attachment may be judicially imposed on the Properties listed in Exhibits A or B as a result of the failure to pay labour debts, in application of the regulations contained in Legislative Decree 856, as may be supplemented, amended or replaced in the future.

For the purposes of the provisions set forth in the preceding paragraph, the date to exercise the option shall be understood as the date of receipt of the communication mentioned in Point 4.2 of the Option Agreement, attached hereto as Exhibit E.

If, prior to the exercise of the option, MPC requests that DUVAZ or the Agents make the arrangements necessary to evict certain employee(s), the resulting costs shall be borne by MPC. Furthermore, should it be necessary to disburse any amount of money to facilitate the transportation of the employees and/or their families, MPC must give its prior consent and pay such amounts. If MPC fails to grant its consent for the transportation of a specific employee, the Agents shall be released from their obligation to ensure that DUVAZ makes the necessary arrangements for the transportation of the employee.

In the event that, due to any circumstance, DUVAZ decides to close the operations prior to the execution of the Transfer Option Agreement, DUVAZ shall be obliged to transport all the employees or former employees in the Alejandría area, without requiring any request or disbursement from MPC.

It is hereby certified that MPC is aware that a concentrating plant owned by DUVAZ operates in the Alejandría area, as well as some machinery and equipment property of DUVAZ. MPC may only request DUVAZ to withdraw said concentrating plant, as well as the machinery and equipment located in the Alejandría area, after MPC has exercised, at any time, the option set forth in the Option Agreement. Such withdrawal shall take place within a term not to exceed one hundred eighty (180) days after the transfer option of the Properties is exercised, pursuant to the provisions of Article 8. Following the expiry of said 180-day term, MPC shall acquire ownership rights of such properties.

SEVEN: Equipment. All the disassemblable equipment, machinery and infrastructure of DUVAZ located at the Properties shall belong to DUVAZ, which does not imply the payment of any consideration in favour of MPC. Should DUVAZ fail to notify MPC of its intention to withdraw one or more pieces of duly-identified disassemblable equipment, machinery or infrastructure within thirty (30) days after the exercise of the option, it shall be understood that DUVAZ shall not make use of its right to withdraw them. DUVAZ shall have a term of one hundred and eighty (180) days from the time the option is exercised to withdraw the properties identified. Following expiry of said 180-day term, MPC shall acquire ownership rights of such properties.

EIGHT: Confidentiality Agreement. MPC acknowledges the strictly confidential nature of all the information, documentation and knowledge of DUVAZ and the Agents and Class A shareholders of Company B transmitted by them orally or in writing, or received or acquired from any source, within the context of this Master Agreement, the exhibits thereto and the related agreements. Furthermore, the parties hereto represent that the Agents and/or DUVAZ and the Class A shareholders of Company B, shall be the sole owners of all the documentation and information provided to MPC or obtained as a result of the negotiation, execution or performance of this Master Agreement, the exhibits thereto and the related agreements, including but not limited to credit capacity, identity of its creditors, identity of its suppliers, technical information, procedures, methods, systems, etc.

In this regard, MPC undertakes to maintain the confidentiality of all information or documentation referred to in the foregoing paragraph and not to disclose it to any third party or use it, directly or indirectly, during the term of the Master Agreement and for a further term of ten (10) years after expiry thereof.

MPC undertakes to impose the confidentiality, non-disclosure and non-use obligation referred to in this Article on each one of its employees and all of its personnel, including but not limited to its directors, managers, shareholders, employees, members of the committees set up hereunder and sub-contracted personnel in general.

NINE: Stay of legal and administrative proceedings. In relation to any pending legal and administrative proceedings between MPC and DUVAZ, MPC and the Agents undertake to:

1.                                      Immediately after the execution hereof, MINERA PERÚ COPPER S.A. and DUVAZ shall file before the Committee of Bankruptcy Proceedings of the National Institute for the Defence of Free Competition and the Protection of the Intellectual Property (INDECOPI), a joint writ (according to Exhibit L) requesting the conventional stay of the bankruptcy proceeding initiated against DUVAZ.

2.                                      Immediately after the execution hereof, MPC shall ensure that Banco de Crédito del Perú files, jointly with DUVAZ, before the Forty-Seventh Civil Court in and for Lima (Docket 1999-35184-1-0100-J-CI-47), a writ (according to Exhibit L-1) requesting the stay of the proceeding filed by Banco de Crédito del Perú against DUVAZ, thereby suspending the execution of the ruling issued in said proceeding.

3.                                      Immediately after the execution hereof, MPC shall ensure that Banco de Crédito del Perú files, jointly with DUVAZ, before the Fiftieth Civil Court in and for Lima (Docket 2003-4874-100-J-CI-50), a writ (according to Exhibit L-2) requesting the stay of the proceeding filed by Banco de Crédito del Perú against DUVAZ.

4.                                      Immediately after the execution hereof, MPC shall ensure that Banco Internacional del Perú S.A.A. files, jointly with DUVAZ, before the Forty-Seventh Civil Court in and for Lima (Docket 22498-2002), a writ (according to Exhibit L-3) requesting the stay of the proceeding filed by Banco Internacional del Perú S.A.A. against DUVAZ, so that the preliminary injunctions issued in said proceeding are suspended. Should MPC fail to ensure that the Banco Internacional del Peru S.A.A. presents the writ referred to in this paragraph, MPC undertakes to hold harmless DUVAZ and its guarantors (if any) for any damages that may arise from the execution of any sentence or preliminary injunction that may be dictated during the period in which the stay of this proceeding should have lasted.

5.                                      Immediately after the execution hereof, MINERA PERÚ COPPER S.A. and DUVAZ shall file before the Tenth Civil Court in and for Lima a joint writ (according to Exhibit L-4) requesting the stay of the legal proceeding filed by DUVAZ against MINERA PERÚ COPPER S.A.

As from the execution hereof, MPC and the Agents undertake to (a) suspend any other legal or administrative proceedings that they may have filed against each other, either directly or indirectly, (b) suspend any other legal or administrative proceeding filed against DUVAZ and, (c) request, file all required writs and carry out all the procedures necessary to obtain the extension of the stays.

On the other hand, as from the date on which the withdrawal right has been generated from the check corresponding to the first instalment of the payment of the prices of Class A shares of Company B transferred in favour of MPC by virtue of the Stock Purchase Agreement, the Option Agreement is executed and said agreement is registered in the filing entries of all the Properties subject matter of the option, MPC, the Agents and DUVAZ undertake to file writs of abandonment of action and carry out all the necessary arrangements to bring the processes and proceedings referred to in this Article to an end. The parties further agree that if, prior to the abandonment of action mentioned above, the stay of any of the processes or proceedings stated in this Article is lifted or ceased for any reason whatsoever and any judgment against DUVAZ or the Agents is executed, MPC shall bear the amount subject matter of execution.

Once the option is exercised or the Option Agreement and the Stock Purchase Agreement have been terminated for no cause imputable to DUVAZ or to the Agents, MPC will abandon all processes or proceedings it may have filed against DUVAZ or the Agents.

In the event that neither the Option Agreement nor the Stock Purchase Agreement are executed, the parties shall render ineffective the stays of the legal and administrative proceedings.

TEN: Other obligations. The undersigned parties undertake to execute all public and private documents required to formalize the registration obligations established in this Master Agreement and Exhibits hereof, including but not limited to the necessary amendments, clarifications, extensions or corrections, provided the agreements contained herein and Exhibits hereof are not distorted.

Furthermore, the parties undertake to sign all public and private documents required to formalize the registration of the agreement executed by DUVAZ and MPC, attached hereto as Exhibit Ñ, in the filing entries of the Properties outlined in Exhibits A and B, with the exception of those referred to in point 2.2(a), Article 2 and in point 3.1(a1) Article 3 hereof.  The parties agree that the contents of this Master Agreement are a conventional restriction to the ownership of the Properties, established pursuant to Section 926 of the Civil Code. This conventional restriction has also been represented by DUVAZ and MPC in the agreement attached hereto as Exhibit Ñ.  It is hereby understood that it is the will of the parties to put into the form of a Notarially Recorded Instrument only Exhibit Ñ and Appendixes A and B thereof, equivalent to Exhibits A and B of this Master Agreement.  In order to avoid any doubt, the whole of the text of the Master Agreement, as well as Exhibits A to N hereof, shall not form part of the Notarially Recorded Instrument originating in Exhibit Ñ, but will remain private documents between the parties until they are formalized. The notarial and registration fees incurred to formalize Exhibit Ñ and Appendixes A and B thereof shall be fully borne by MPC.

In such sense, provided that  this master agreement is in full force and effect, the Agents and Duvaz are prohibited to transfer or exercise nay act for the disposal of the Property other that the acts provided for herein and in the exhibits hereto.

ELEVEN: Prevalence of the Master Agreement. All written or verbal proposals made by MPC, DUVAZ, the Class A Shareholders of Company B or the Agents prior to this document which have not been expressly contemplated herein shall have no legal effect or force.

None of the parties may assign its contractual position in this agreement or its rights thereunder without the prior written consent of the other parties hereto.

All the obligations established herein for DUVAZ shall be jointly and severally assumed by the Agents without exception. Similarly, any obligation undertaken by the Agents shall be jointly and severally assumed by DUVAZ without the benefit of excussio.

TWELVE: Applicable law and jurisdiction. This Master Agreement shall be governed by the laws of the Republic of Peru. The parties agree that in the case of any dispute or conflict arising between them related to the construction, execution, validity or effect of this Master Agreement, they shall attempt to settle such dispute in good faith through direct communication.

In the case of failure by the Parties to reach an agreement within a term of fifteen (15) calendar days, at the request of either Party, the dispute shall be settled by a De Jure Arbitration, subject to the following rules:

(a)                                 The arbitration shall be conducted by an arbitration court composed of three (3) members.

(b)                                The arbitration shall be conducted in accordance with the Procedural Regulations of the National and International Settlement and Arbitration Center of the Lima Chamber of Commerce (hereinafter the “Center”) or otherwise by the regulations determined by the arbitrators.

(c)                                 Each of the parties shall appoint an arbitrator and the third arbitrator shall be mutually appointed by the arbitrators thus designated.  The third arbitrator shall preside over the arbitration court.

Should the parties fail to appoint their respective arbitrators within a term of ten (10) calendar days, counted as from the date on which they are notified by the other party of its intention to adopt this clause and appointing its arbitrator, the arbitrator shall be appointed by the Center.

Furthermore, should the two arbitrators thus designated fail to appoint the third arbitrator within a term of ten (10) calendar days, counted as from the date of designation of the last arbitrator, the third arbitrator shall be appointed by the Center.

(d)                                If, for any reason, a replacement arbitrator must be appointed, he shall be designated following the same procedure mentioned hereinabove for the designation of the replaced arbitrator.

(e)                                 Initially, the fees of the arbitrators must be paid by the parties in equal proportions.  After the arbitration award has been issued, the unsuccessful party must reimburse the other for such fees, pursuant to the provisions set forth in paragraph (g) of this Article and to the provisions contained in the arbitration award.

Without prejudice to the provisions contained in the preceding paragraph, the parties agree that should any counterclaim resulting in an increase of the fees initially established by the arbitrators arise during the course of the arbitration proceedings, such additional fees must be paid exclusively by the party proposing such a counterclaim.  If the party filing the counterclaim fails to pay such fees, the arbitration proceeding shall continue as if said counterclaim had never been filed.

It is hereby established that if the party filing the counterclaim is favoured with the arbitration award, it shall also be entitled to the reimbursement of the additional fees of the arbitrators, pursuant to the provisions set forth in paragraph (g) of this Article and to the provisions contained in the arbitration award.

(f)                                   Expenses incurred in producing evidence shall be borne during the course of the arbitration proceeding by the party offering it, without prejudice to the right to the reimbursement of such costs, pursuant to the provisions set forth in paragraph (g) of this Article and to the provisions contained in the arbitration award.

(g)                                The costs and expenses corresponding to the arbitration shall be borne by the unsuccessful party, including the fees of the arbitrators, the legal advisors and any other cost or expense derived from the conduction of said proceeding.  The arbitration award must include an opinion on this matter.

(h)                                The arbitration court shall have a term of ninety (90) business days, counted as from the date of its instalment, to issue the respective arbitration award, which is final and cannot be appealed. The arbitration court may order an extension of up to thirty (30) additional business days to issue the arbitration award.

The parties may mutually agree to request that the arbitration court order the extension of the process as many times as they may deem pertinent and for the terms they may consider advisable.  In these cases, the arbitration court may increase its fees.

Furthermore, the arbitration court may be entrusted to accurately solve the dispute.

(i)                                    The parties agree that should either of them file an appeal to annul or in any way challenge the arbitration award, it will be required to grant a joint letter of guarantee issued by a first-class bank in favour of the other party for US$1,000,000 (One Million US Dollars). The Letter of Guarantee shall be granted prior to filing any appeal of this type and shall remain in force for a minimum of one (1) year. The Letter of Guarantee must be renewed by the guaranteed party if the appeal for annulment has not concluded within its original term, and shall be kept by a Notary Public in and for Lima selected by the party granting it. The Notary Public shall be instructed not to deliver the Letter of Guarantee to the other party, except in the case of a firm and approved resolution against the party filing the appeal for the annulment of the arbitration award.

This Letter of Guarantee shall be returned to the party that filed the appeal for annulment or challenge, only if the appeal concludes with a firm and approved resolution in favour of said party. Otherwise, the Letter of Guarantee shall be executed in favour of the party that did not file an appeal and shall be considered by the parties as a penalty, which shall not be limited to the damages, costs or fees due to the party that did not file the appeal.

(j)                                     The arbitration shall be conducted in the city of Lima, Peru in the Spanish language.

Furthermore, the parties agree that should the intervention of the regular judges and courts be required by a legal resolution, the parties expressly submit to the jurisdiction of the judges and courts of the Judicial District of Urban Lima, waiving the jurisdiction of their domiciles.

Executed in two counterparts in Lima this 16th day of March, 2006.

MPC	DUVAZ

Representatives: Charles Graham PREBLE and Thomas J. FINDLEY	Representatives: Jaime RODRÍGUEZ MARIÁTEGUI PROAÑO and Gonzalo RODRÍGUEZ MARIÁTEGUI CANNY

Luis RODRÍGUEZ MARIÁTEGUI CANNY On behalf of Luis RODRÍGUEZ MARIÁTEGUI PROAÑO	Jaime RODRÍGUEZ MARIÁTEGUI PROAÑO

Luis RODRÍGUEZ MARIÁTEGUI CANNY On behalf of Maria Josefa CANNY CASTRO	Gladys María BLUME MAZZINI

Luis RODRÍGUEZ MARIÁTEGUI CANNY	Jaime RODRÍGUEZ MARIÁTEGUI BLUME

Melissa Gabriela PATRONI DEDEKIND

(handwriting)	Signature authentication on page 33

Lima, March 16, 2006

(signed)	Ricardo FERNANDINI BARREDA
Attorney-at-Law and Notary Public in and for Lima

Seal of Notaries Association in and for Lima

I DO HEREBY CERTIFY: That the foregoing signatures are the true, proper and respective handwriting of:

•                                         Jaime RODRÍGUEZ MARIÁTEGUI PROAÑO, identified by National Identity Card (DNI) 09154499 and Gonzalo RODRÍGUEZ MARIÁTEGUI CANNY, identified by National Identity Card (DNI) 09877652, who sign on behalf of SOCIEDAD MINERA AUSTRIA DUVAZ S.A.C, as per powers of attorney filed in Entry 11392644 of the Registry of Companies in and for Lima and El Callao, and specifically in the minutes of the Shareholders’ Meeting of SOCIEDAD MINERA AUSTRIA DUVAZ S.A.C., dated March 14, 2006.  Jaime RODRÍGUEZ MARIÁTEGUI PROAÑO also signs on his own behalf.

•                                         Luis Martin RODRÍGUEZ MARIÁTEGUI CANNY, identified by National Identity Card (DNI) 08798881, who signs on behalf of Luis RODRÍGUEZ MARIÁTEGUI PROAÑO and Maria Josefa CANNY CASTRO, empowered by powers of attorney filed in Electronic Entry 11035745 of the Register of Mandates and Powers of the Public Records of Individuals in and for Lima and El Callao; and who also signs on his own behalf.

•                                         Jaime RODRÍGUEZ MARIÁTEGUI PROAÑO, identified by National Identity Card (DNI) 09154499.

•                                         Jaime RODRÍGUEZ MARIÁTEGUI BLUME, identified by National Identity Card (DNI) 09389280.

•                                         Luis Martín RODRÍGUEZ MARIÁTEGUI CANNY, identified by National Identity Card (DNI) 08798881.

•                                         Charles Graham PREBLE, identified by Alien Registration Card 000084967, and Thomas J. FINDLEY, identified by Alien Registration Card (CE) 114608, who sign on behalf, in lieu and instead of MINERA PERU COPPER S.A., as per powers of attorney filed in Entry 11532703 of the Register of Companies in and for Lima and El Callao.

•                                         Gladys María BLUME MANZINI, identified by National Identity Card (DNI) 08802895.

•                                         Melissa Gabriela PATRONI DEDEKIND, identified by National Identity Card (DNI) 10308801.

To which I attest, in the city of Lima, this 16th day of March, 2006.

(signed)	Ricardo FERNANDINI BARREDA
Attorney-at-Law and Notary Public in and for Lima

Seal of Notaries Association in and for Lima

LIST OF EXHIBITS

EXHIBIT A:	Description of the Properties

EXHIBIT B:	Assets to be contributed to Company B

EXHIBIT C:	Liabilities of DUVAZ to be contributed to Company B

EXHIBIT C-1:	Conditions for the Repurchase of the Liabilities indicated in Exhibit C

EXHIBIT D:	Stock Purchase Agreement Form

EXHIBIT E:	Option Agreement Form

EXHIBIT F:	Schedule of Payments

EXHIBIT F-1	Schedule of Payments Authorized by MPC

EXHIBIT G:	Form Royalty Agreement (MPC – Agents)

EXHIBIT H:	Form Royalty Agreement (MPC – DUVAZ)

EXHIBIT I:	Authorized Liens and Encumbrances

EXHIBIT J:	Projected Economic Cash Flow

EXHIBIT K:	List of Guarantees furnished by the Agents

EXHIBIT L:	Sample of the writ to be forwarded to the Committee of Bankruptcy Proceedings of INDECOPI

EXHIBIT L-1	Sample of the writ to the Forty-Seventh Civil Court in and for Lima.

EXHIBIT L-2	Sample of the writ to the Fiftieth Civil Court in and for Lima.

EXHIBIT L-3	Sample of the writ to the Forty-Seventh Civil Court in and for Lima

EXHIBIT L-4	Sample of the writ to the Tenth Civil Court in and for Lima.

EXHIBIT M:	Form for the preliminary articles of incorporation of Company B.

EXHIBIT N:	Form agreement for the assignment of credits

EXHIBIT Ñ:	Agreement entered into by DUVAZ and MPC.

EXHIBIT A

EXHIBIT A

ASSETS TO BE HELD BY AUSTRIA DUVAZ

				EXTENSION			FILING ENTRY
NUMBER	SINGLE CODE	DESCRIPTION	AREA	Ha.	HOLDER AND SHARE INTERESTS		ENTRY	CARD	REGISTRATION AREA
1	08022116X01	ALEJANDRÍA	ALEJANDRÍA	3.1762	DUVAZ	100% A. DUVAZ	20001179	006272	Eighth Huancayo Office
2	08021628X01	ALEJANDRÍA SEGUNDA	ALEJANDRÍA	0.9981	DUVAZ	100% A. DUVAZ	20001178	006271	Regional Office in and for Huancayo
3	08003104X01	CALABAZA	ALEJANDRÍA	1.6105	DUVAZ –MARSANO	33% A. DUVAZ, 67% MARSANO	02006866	056251	Public Records Office in and for Lima and El Callao
4	08021630X01	DEMASIA ALEJANDRÍA SEGUNDA - A	ALEJANDRÍA	1.2011	DUVAZ	100% A. DUVAZ	20006561	16257	Regional Office in and for Huancayo
5	08021629X01	DEMASIA ALEJANDRÍA SEGUNDA - B	ALEJANDRÍA	0.5578	DUVAZ	100% A. DUVAZ	20003420	011026	Regional Office in and for Huancayo
6	08020879X01	DEMASIA NOVENA	ALEJANDRÍA	0.3359	DUVAZ	100% A. DUVAZ	20005693	015306	Regional Office in and for Huancayo
7	08020875X01	DEMASIA SAL SI PUEDES TERCERO	ALEJANDRÍA	0.4192	DUVAZ	100% A. DUVAZ	20001177	006270	Regional Office in and for Huancayo
8	08001848Y01	GRANCERO	ALEJANDRÍA	1.3398	GRANCERO DE HYO	33.1% A. DUVAZ, 66.9% MARSANO	20006612	052467	Ninth Lima Office
9	08001925Y01	LOLA	ALEJANDRÍA	1.9963	GRANCERO DE HYO	33.1% A. DUVAZ, 66.9% MARSANO	02006656	053397	Ninth Lima Office
10	08001860Y01	RIFLERO	ALEJANDRÍA	0.4532	DUVAZ	100% A. DUVAZ	02004692	022095	Public Records Office in and for Lima
11		PROPIEDAD SUPERFICIAL PLANTA	PUQUIOCOCHA	21.0000	DUVAZ	100% A. DUVAZ
12	P0100465	CONC. PUQUIOCOCHA	PUQUIOCOCHA	28.0000	DUVAZ	100% A. DUVAZ	20001176	006269	Regional Office in and for Huancayo
13	08001343Y01	ALICIA	TUCTO	1.4293	DUVAZ	100% A. DUVAZ	02006867	056275	Public Records Office in and for Lima
14	08001814Y01	AMORCITO	TUCTO	1.7462	DUVAZ	100% A. DUVAZ	02004334	016179	Public Records Office in and for Lima
15	08000777Y01	AUSTRIA DUVAZ	TUCTO	2.8175	DUVAZ	100% A. DUVAZ	02004448	018001	Ninth Lima Office
16	08001950X01	EULALIA	TUCTO	0.7716	DUVAZ	100% A. DUVAZ	02004333	016175	Ninth Lima Office
17	08001705X01	LA CHIQUILICUATRO	TUCTO	0.9463	DUVAZ	100% A. DUVAZ	02004354	016277	Ninth Lima Office
18	08001488Y01	LA TUERCA	TUCTO	1.4546	DUVAZ	100% A. DUVAZ	02006194	047037	Ninth Lima Office
19	08001912Y01	MELCHORITA	TUCTO	0.5497	DUVAZ	100% A. DUVAZ	02004335	016183	Ninth Lima Office
20	08003521Y01	MUSSETA	TUCTO	0.7664	DUVAZ	100% A. DUVAZ	02006654	053379	Ninth Lima Office
21	08001934Y01	POBRE DIABLO	TUCTO	0.5166	POBRE DIABLO DE HYO	20% A. DUVAZ, 80% OTHERS	02006889	056443	Public Records Office in and for Lima
22	08001574X01	QUE LOS HAY	TUCTO	0.2358	DUVAZ	100% A. DUVAZ	02004355	016281	Ninth Lima Office
23	08000997Y01	RICARDO	TUCTO	0.9277	DUVAZ	100% A. DUVAZ	02006661	53435	Regional Office in and for Lima
24	08002497X01	SARITA	TUCTO	1.4086	DUVAZ	100% A. DUVAZ	02006192	047025	Ninth Lima Office
25	0804354HY01	TUCTO CINCO	TUCTO	2.1047	DUVAZ	100% A. DUVAZ	20005801	015415	Regional Office in and for Huancayo
26	0804354GY01	TUCTO CUATRO	TUCTO	1.4086	MINERA RIO BLANCO S.A.	100% A. DUVAZ	20005800	015414	Regional Office in and for Huancayo
27	0804354EY01	TUCTO DOS	TUCTO	7.9285	MINERA RIO BLANCO S.A.	100% A. DUVAZ	20005798	015412	Regional Office in and for Huancayo
28	0804354FY01	TUCTO TRES	TUCTO	1.3915	MINERA RIO BLANCO S.A.	100% A. DUVAZ	20005799	015413	Regional Office in and for Huancayo
29	0804354DY01	TUCTO UNO	TUCTO	39.3523	MINERA RIO BLANCO S.A.	100% A. DUVAZ	20005797	015411	Regional Office in and for Huancayo
30	08001071Y01	VICTORIA	TUCTO	2.8171	DUVAZ	100% A. DUVAZ	02006193	047031	Ninth Lima Office
		TOTAL		129.6611

EXHIBIT B

EXHIBIT B

ASSETS TO BE CONTRIBUTED TO COMPANY B

							FILING ENTRY
NUMBER	SINGLE CODE	DESCRIPTION	AREA	EXTENSION Ha.	HOLDER AND SHARE INTERESTS		ENTRY	CARD	REGISTRATION AREA
1	08001837Y01	ANCÓN	LA MAR	4.0344	DUVAZ	100% A. DUVAZ	02010437	107305	Ninth Lima Office
2	08001132Y01	ASIA	LA MAR	3.1606	DUVAZ	100% A. DUVAZ	02010442	107325	Ninth Lima Office
3	08001734Y01	CALLAO	LA MAR	1.9964	DUVAZ	100% A. DUVAZ	02006525	051325	Ninth Lima Office
4	08023100X01	CHABELA	LA MAR	11.7365	DUVAZ	100% A. DUVAZ	20006428	016114	Eighth Huancayo Office
5	08023104X01	CLARISA	LA MAR	4.5120	DUVAZ	100% A. DUVAZ	20006389	016073	Eighth Huancayo Office
6	08001811Y01	EL JAPÓN	LA MAR	2.3691	DUVAZ	100% A. DUVAZ	02010439	107313	Ninth Lima Office
7	08001858Y01	ELENITA	LA MAR	1.3417	DUVAZ	100% A. DUVAZ	02010438	107309	Ninth Lima Office
8	08001163Y01	JUANITA	LA MAR	5.6348	JUANITA DE HYO	50% A. DUVAZ, 50% VOLCAN	02006655	053389	Ninth Lima Office
9	08001883Y01	LA CHINA	LA MAR	1.9963	DUVAZ	100% A. DUVAZ	02010443	107329	Ninth Lima Office
10	08001850Y01	LA MAR	LA MAR	1.9959	DUVAZ	100% A. DUVAZ	02010440	107317	Ninth Lima Office
11	08000848Y01	LA SOLEDAD	LA MAR	2.8172	DUVAZ	100% A. DUVAZ	02005992	044145	Ninth Lima Office
12	08022776X01	RAQUEL ELVIRA	LA MAR	3.0830	DUVAZ	100% A. DUVAZ	20005641	015254	Regional Office in and for Huancayo
13	08023099X01	REBECA 90	LA MAR	11.9758	DUVAZ	100% A. DUVAZ	20003250	010356	Regional Office in and for Huancayo
14	08001859Y01	TRANQUITA	LA MAR	2.6279	DUVAZ	100% A. DUVAZ	02010441	107321	Ninth Lima Office
15	08001944Y01	VICTORIA	LA MAR	1.5827	DUVAZ	100% A. DUVAZ	02006193	047031	Ninth Lima Office
16	08002016Y01	LA DEMÓCRATA	OESTE	1.9955	DUVAZ-MARSANO	33% A. DUVAZ, 67% MARSANO	02006533	051379	Public Records Office in and for Lima and El Callao
17	08001986X01	MARIA CELINA	OESTE	5.0707	DUVAZ-MARSANO	33% A. DUVAZ, 67% MARSANO	02006887	056431	Public Records Office in and for Lima and El Callao
18	08001942Y01	ADOQUÍN	PILAR/CAJONCILLO	2.3893	DUVAZ	100% A. DUVAZ	02005919	43069	Ninth Lima Office
19	08002077X01	ALBERTO	PILAR/CAJONCILLO	1.0127	DUVAZ	100% A. DUVAZ	02006523	051317	Public Records Office in and for Lima and El Callao
20	08023101X01	CAROL PRIMERA	PILAR/CAJONCILLO	7.9837	DUVAZ	100% A. DUVAZ	20003249	010355	Regional Office in and for Huancayo
21	08023102X01	CAROL SEGUNDA	PILAR/CAJONCILLO	1.4895	DUVAZ	100% A. DUVAZ	20003251	010357	Regional Office in and for Huancayo
22	0823102AX01	CAROL SEGUNDA 2A	PILAR/CAJONCILLO	1.3847	DUVAZ	100% A. DUVAZ	20006359	016040	Regional Office in and for Huancayo
23	08023103X01	CAROL TERCERA	PILAR/CAJONCILLO	1.1125	DUVAZ	100% A. DUVAZ	20005839	015453	Regional Office in and for Huancayo
24	08000845Y01	CAROLINA	PILAR/CAJONCILLO	1.4085	DUVAZ	100% A. DUVAZ	02005530	37223	Public Records Office in and for Lima
25	08001788Y01	EMILIA	PILAR/CAJONCILLO	1.9960	DUVAZ	100% A. DUVAZ	02006524	051321	Ninth Lima Office
26	08002609X01	ENREDADERA	PILAR/CAJONCILLO	0.3321	DUVAZ	100% A. DUVAZ	02005459	035481	Ninth Lima Office
27	08002689X01	JOSESITO	PILAR/CAJONCILLO	0.3731	DUVAZ	100% A. DUVAZ	02006885	056419	Ninth Lima Office
28	08000749Y01	PILAR	PILAR/CAJONCILLO	4.1075	PILAR DE HYO	98% A. DUVAZ, 2% OTHERS	02006532	051371	Public Records Office in and for Lima and El Callao
29	08001755Y01	ROSAURA	PILAR/CAJONCILLO	1.9961	DUVAZ	100% A. DUVAZ	02006650	053337	Regional Office in and for Lima
30	08001007Y01	SAN JOSÉ	PILAR/CAJONCILLO	1.3993	DUVAZ	100% A. DUVAZ	02009047	084125	Ninth Lima Office
		TOTAL		94.9155

Exhibit B to the Option Agreement

You are hereby requested in your capacity as Notary Public to enter in your Notarial Record Book one evidencing the Agreement for the Transfer of Assets (the “Agreement”) entered into by and between SOCIEDAD MINERA AUSTRIA DUVAZ, identified by Tax ID Number (RUC) 20100102171, with principal place of business for the purposes hereof at Av. José Gálvez Barrenechea 925, San Borja,  acting by and through Jaime RODRÍGUEZ MARIÁTEGUI PROAÑO, identified by National Identity Card (DNI) 09154499 and Gonzalo RODRÍGUEZ MARIÁTEGUI CANNY, identified by National Identity Card (DNI) 09877652, as per powers of attorney filed in Entry 11392644 of the Registry of Companies in and for Lima and El Callao, and specifically in the Minutes of the Shareholders’ Meeting of SOCIEDAD MINERA AUSTRIA DUVAZ S.A.C., dated March 14, 2006 (hereinafter “DUVAZ”); and MINERA PERÚ COPPER S.A., identified by Tax ID Number (RUC) 20506675457, with principal place of business at Av. San Borja Norte 1302, San Borja, acting by and through Charles Graham PREBLE, identified by Alien Registration Card (CE) 000084967 and Thomas J. FINDLEY, identified by Alien Registration Card (CE) 114608, as per powers of attorney filed in Entry 11532703 of the Registry of Companies in and for Lima and El Callao, (hereinafter “MPC”), under the following terms and conditions:

ONE: Recitals

1.1           On [•], DUVAZ, Luis RODRÍGUEZ MARIÁTEGUI PROAÑO and Jaime RODRÍGUEZ MARIÁTEGUI PROAÑO (jointly referred to as the “Agents”), Luis RODRÍGUEZ MARIÁTEGUI CANNY and Jaime RODRÍGUEZ MARIÁTEGUI BLUME (jointly referred to as “Class A Shareholders of Company B”) and MPC entered into a Master Agreement (the “Master Agreement”).

Said Master Agreement regulates, among other things, the conditions to be included in this Agreement. In this regard, this Agreement is entered into as part of a global agreement between DUVAZ, the Agents, the Class “A” Shareholders of Company B and MPC.

1.2           On [•], DUVAZ and MPC entered into an option agreement (the “Option Agreement”) for the transfer of the assets detailed in Exhibit A to the Master Agreement (the “Assets”), which form an integral part thereof and of Exhibit A hereof.

1.3           On the other hand, on [•], MPC notified DUVAZ of its intention to exercise the option granted by means of the Option Agreement (the “Option”) and to acquire ownership rights of all the Assets.  As a result of exercising the Option, both parties desire to enter into this Agreement

1.4           Pursuant to the provisions of this Master Agreement and the Option Agreement, and in order to exercise the Option, MPC has complied with the following: (i) to pay DUVAZ the projected economic cash flow of the Assets, in accordance with Exhibit J to the Master Agreement; (ii) to pay DUVAZ’s creditors the full obligations detailed in the Schedule of Disbursements attached to the Master

Agreement as Exhibit F; and (iii) to pay the Class “A” Shareholders of Company B the full price for the transfer of one hundred percent (100%) of class “A” shares issued by Company B in accordance with the Stock Purchase Agreement dated [•] entered into by and between the Class “A” Shareholders of Company B and MPC. [The wording of point 1.4 must be included if the Option has been exercised prior to the expiry of the term of sixty (60) months of the Option Agreement]

1.4           Pursuant to the provisions of this Master Agreement and the Option Agreement, and in order to exercise the Option, MPC has complied with the following: (i) to pay DUVAZ’s creditors the full obligations detailed in the Schedule of Disbursements attached to the Master Agreement as Exhibit F; and (ii) to pay the full price for the transfer of one hundred percent (100%) of class “A” shares issued by Company B in accordance with the Stock Purchase Agreement dated [•] entered into by and between the Class “A” Shareholders of Company B and MPC. [The wording of point 1.4 must be included if the Option has been exercised prior to the expiry of the term of sixty (60) months of the Option Agreement]

1.5           Simultaneously to the execution of this Agreement, DUVAZ and MPC enter into a Royalty Agreement by virtue of which MPC is obliged to pay DUVAZ a royalty on the production extracted from such Assets, under the terms and conditions set forth in said Agreement.

TWO: Purpose

In accordance with the provisions of Section 164 of the Mining Act, DUVAZ hereby transfers the ownership rights of the Assets to MPC in exchange for the payment of the consideration indicated in Article Three, under the remaining terms and conditions established in the Agreement.

THREE: Consideration

The parties hereto agree that as consideration for the execution of this Agreement, MPC has paid DUVAZ’s creditors the full obligations detailed in the Schedule of Disbursements attached to the Master Agreement as Exhibit F, or subrogated their position as debtor before certain creditors of the obligations detailed in said Exhibit. Without prejudice to the foregoing, MPC shall pay DUVAZ a royalty on the production extracted from the Assets, under the terms and conditions set forth in the royalty agreement to be entered into by and between both parties for that purpose, simultaneously with this Agreement.

DUVAZ and the Agents expressly waive any legal mortgage for the royalty referred to in the preceding paragraph, as well as any other provision foreseen in this Agreement or in the Option Agreement.

FOUR: Compliance with the Regulations for the Registration of Mining Rights

This Agreement forms part of a series of covenants adopted by the parties in order to transfer a group of mining concessions owned by different individuals and companies. Within this group the Assets subject matter of this Agreement are included.  Furthermore, the considerations consist of different items and obligations assumed within the framework of a global agreement.

Without prejudice to the foregoing and with the sole purpose of enforcing the provisions set forth in the Regulations for the Registration of Mining Rights related to the obligation to assign value to each one of the Assets subject matter herein, the parties agree to assign to each one of the Assets the values indicated in Appendix A of the Agreement, which forms an integral part hereof.

FIVE: Miscellaneous Provisions

5.1           Waiver of rights

Any non-compliance or delay by one of the parties in exercising any right contemplated herein shall not be deemed a waiver of such right. No waiver of a right contemplated herein shall be considered to have been made, unless such waiver is recorded in writing.

5.2           Notices

Any and all notices, requests, demands and any other communication required by or which may be sent under this Agreement shall be served in writing to the following addresses, fax number (with acknowledgment of receipt) or by registered mail, as follows:

To MPC

Attention:
Address:
Telephone:
Fax:
E-mail:

To DUVAZ

Attention:
Address:
Telephone:
Fax:
E-mail:

Any change of address or change in any data of the parties shall only take effect if it is notified in writing to the other party at least ten (10) calendar days in advance of the date the change of address must take place.

If any of the requirements set forth in the preceding paragraph is not complied with, the change of address or change in data shall not take effect and shall not be enforceable against the parties. Under this assumption, any and all communications and notices are to be sent to the addresses, fax numbers and persons stated in this Point, considering them validly and effectively served.

5.3           Assignment of contract

None of the parties may assign its interest in this Agreement without the prior written consent of the other party.

5.4           Headings

The headings of the Articles have been inserted for convenience only and in no case shall they affect the application or interpretation thereof, since the full text of the Article and the general purpose of this Agreement shall govern.

5.5           Partial Nullity

The invalidity, nullity or voidability of any Article or section hereof shall not affect or impair the enforceability of the remaining Articles hereof. Furthermore, it is the intention of the parties to replace any invalid, ineffective or voidable term, section or Article for a valid and enforceable Article or section in terms that are as similar as possible to those of the invalid, ineffective or voidable Article or section.

Accordingly, in the event that any section or Article of the Agreement is declared invalid or unenforceable by a competent court, judge, authority or arbitrator, the parties shall agree on their replacement for another valid Article, but with terms and effect that are as similar as possible to those of the original Article.

SIX: Applicable Law and Jurisdiction

6.1           Applicable Law

This Agreement shall be governed and constructed in accordance with the laws of the Republic of Peru.

6.2           Applicable Jurisdiction

The parties hereby convene that they in good faith shall directly settle any dispute arising between them in relation to the interpretation, execution, validity or efficacy of this Agreement.

Should the parties in dispute fail to reach an agreement within a term of fifteen (15) calendar days, the dispute shall be settled by a De Jure Arbitration, at the request of either party, subject to the following rules:

(a)       The arbitration shall be conducted by an arbitration court consisting of three (3) members.

(b)       The arbitration shall be conducted in accordance with the Procedural Regulations of the National and International Settlement and Arbitration Centre of the Lima Chamber of Commerce (hereinafter the “Centre”) and in the event of its incapacity, by the rules established by the arbitrators.

(c)       Each party shall appoint an arbitrator and the third arbitrator shall be appointed by the arbitrators thus designated.  The third arbitrator shall preside over the arbitration court.

Failure by either of the parties to appoint their respective arbitrators within a term of ten (10) calendar days, as of the date on which they are notified by the other party, indicating their intention to adopt this article and designating their respective arbitrator, the arbitrator shall be appointed by the Center.

Furthermore, failure by the two appointed arbitrators to designate the third arbitrator within a term of ten (10) calendar days, as from the date of appointment of the latter arbitrator, the third arbitrator shall be appointed by the Center.

(d)       In the event of the need to designate a replacement arbitrator, for any reason whatsoever, he shall be designated following the same procedure fixed for the designation of the arbitrator being replaced.

(e)       Initially, the fees of the arbitrators must be paid by the parties in equal proportions. After the issue of the arbitration award, the unsuccessful party must reimburse said fees to the other, pursuant to the provisions set forth in paragraph (g) of this Article and to the provisions contained in the arbitration award.

Regardless of the provisions established in the preceding paragraph, the parties convene that should any counterclaim be filed during the conduction of the arbitration proceeding, to increase the fees initially fixed by the arbitrators, the party proposing such counterclaim must exclusively pay the said additional fees.  If the party proposing the counterclaim fails to pay such fees, the arbitration proceeding shall continue its course as if said counterclaim had never been filed.

It is hereby established that should the party proposing the counterclaim be favoured with the issue of the final award, it shall also be entitled to the reimbursement of the additional fees of the arbitrators, pursuant to the provisions set forth in paragraph (g) of this Article and to the provisions contained in the arbitration award.

(f)        The costs incurred for the production of evidence during the conduction of the proceeding shall be borne by the party offering the evidence, without prejudice to the right to be reimbursed for said costs, pursuant to the provisions established in paragraph (g) of this Article and to the provisions contained in the arbitration award.

(g)       The costs and fees of the arbitration shall be borne by the unsuccessful party, including the fees of the arbitrators, the legal advisors and any other cost or expense derived from the conduction of said proceeding.  The arbitration award must include its provisions on this requirement.

(h)       The arbitration court shall have a term of ninety (90) business days, as from the date of its installation to issue the respective arbitration award, which is final and conclusive. The arbitration court may extend the term to issue the arbitration award by up to thirty (30) additional business days.

The parties may mutually agree to request the arbitration court to order an extension of the proceeding as many times as they may deem pertinent and for the terms that they may deem convenient, in which case, the arbitration court may increase the amount of its fees.

Furthermore, the arbitration court may be entrusted to accurately settle the dispute.

(i)        The parties agree that should either of them file a motion to annul or challenge the arbitration award, it will be required to grant a joint and several letter of guarantee issued by a first rate bank in favour of the other, in the amount of US$1,000,000 (One Million US Dollars). The referred Letter of Guarantee shall be granted prior to filing any appeal of this kind and shall remain in force for a minimum of one (1) year and the secured party must renew it in the event that the process for annulment has not ended within the original term of the Letter of Guarantee.  The Letter of Guarantee shall be kept by a notary public of Lima selected by the party granting it.  The notary public shall be instructed not to deliver the Letter of Guarantee to the other party, unless a firm and admitted court ruling has been issued against the party that filed the appeal for reversal of the arbitration award.

The letter of guarantee shall be returned to the party that filed the appeal for annulment or challenge, only if it ends with a firm and admitted court ruling in favour of said party. Otherwise, the letter of guarantee shall be executed in favour of the party that filed no appeal and shall be considered a penalty by the parties. The penalty referred to herein shall not curtail the amount of the damages, costs or fees due to the party who did not file the appeal.

(j)        The arbitration shall be conducted in the city of Lima, Peru, and the language to be used in the arbitration proceeding shall be Spanish.

Furthermore, the parties agree that should the participation of the regular judges and courts be mandatory, the parties expressly submit to the jurisdiction of the judges and courts of the Judicial District of Lima Cercado, waiving the jurisdiction of their domiciles.

You are hereby requested, in your capacity as Notary Public, to add the clauses provided for by law, serving notice to the Public Records Office for registration thereof.

Signed in Lima, on [•], 2006

MPC	DUVAZ
Representatives:	Representatives:
Charles Graham Preble	Jaime Rodríguez Mariátegui Proaño
Thomas J. Findley	Gonzalo Rodríguez Mariátegui Canny

LIST OF APPENDIXES

EXHIBIT A:                                  Description of the Assets

APPENDIX A TO APPENDIX B TO THE OPTION AGREEMENT

DESCRIPTION OF THE ASSETS

							FILING ENTRY			REFERENCE
NUMBER	SINGLE CODE	DESCRIPTION	AREA	EXTENSION Ha.	HOLDER AND SHARE INTERESTS		ENTRY	CARD	REGISTRATION AREA	VALUE (US DOLLARS)
1	08022116X01	ALEJANDRÍA	ALEJANDRÍA	3.1762	DUVAZ	100% A. DUVAZ	20001179	006272	Eighth Huancayo Office	466,245
2	08021628X01	ALEJANDRÍA SEGUNDA	ALEJANDRÍA	0.9981	DUVAZ	100% A. DUVAZ	20001178	006271	Regional Office in and for Huancayo	146,515
3	08003104X01	CALABAZA	ALEJANDRÍA	1.6105	DUVAZ – MARSANO	33% A. DUVAZ, 67% MARSANO	02006866	056251	Public Records Office in and for Lima and El Callao	78,015
4	08021630X01	DEMASIA ALEJANDRÍA SEGUNDA – A	ALEJANDRÍA	1.2011	DUVAZ	100% A. DUVAZ	20006561	16257	Regional Office in and for Huancayo	176,315
5	08021629X01	DEMASIA ALEJANDRÍA SEGUNDA – B	ALEJANDRÍA	0.5578	DUVAZ	100% A. DUVAZ	20003420	011026	Regional Office in and for Huancayo	81,880
6	08020879X01	DEMASIA NOVENA	ALEJANDRÍA	0.3359	DUVAZ	100% A. DUVAZ	20005693	015306	Regional Office in and for Huancayo	49,310
7	08020875X01	DEMASIA SAL SI PUEDES TERCERO	ALEJANDRÍA	0.4192	DUVAZ	100% A. DUVAZ	20001177	006270	Regional Office in and for Huancayo	61,535
8	08001848Y01	GRANCERO	ALEJANDRÍA	1.3398	GRANCERO DE HYO	33.1% A. DUVAZ, 66.9% MARSANO	20006612	052467	Ninth Lima Office	65,099
9	08001925Y01	LOLA	ALEJANDRÍA	1.9963	GRANCERO DE HYO	33.1% A. DUVAZ, 66.9% MARSANO	02006656	053397	Ninth Lima Office	96,998
10	08001860Y01	RIFLERO	ALEJANDRÍA	0.4532	DUVAZ	100% A. DUVAZ	02004692	022095	Public Records Office in and for Lima	66,525
11		PROPIEDAD SUPERFICIAL PLANTA	PUQUIOCOCHA	21.0000	DUVAZ	100% A. DUVAZ				809,803
12	P0100465	CONC. PUQUIOCOCHA	PUQUIOCOCHA	28.0000	DUVAZ	100% A. DUVAZ	20001176	006269	Regional Office in and for Huancayo	500,000
13	08001343Y01	ALICIA	TUCTO	1.4293	DUVAZ	100% A. DUVAZ	02006867	056275	Public Records Office in and for Lima	219,495
14	08001814Y01	AMORCITO	TUCTO	1.7462	DUVAZ	100% A. DUVAZ	02004334	016179	Public Records Office in and for Lima	946, 422
15	08000777Y01	AUSTRIA DUVAZ	TUCTO	2.8175	DUVAZ	100% A. DUVAZ	02004448	018001	Ninth Lima Office	432,675
16	08001950X01	EULALIA	TUCTO	0.7716	DUVAZ	100% A. DUVAZ	02004333	016175	Ninth Lima Office	118,495
17	08001705X01	LA CHIQUILICUATRO	TUCTO	0.9463	DUVAZ	100% A. DUVAZ	02004354	016277	Ninth Lima Office	197,215
18	08001488Y01	LA TUERCA	TUCTO	1.4546	DUVAZ	100% A. DUVAZ	02006194	047037	Ninth Lima Office	744,815
19	08001912Y01	MELCHORITA	TUCTO	0.5497	DUVAZ	100% A. DUVAZ	02004335	016183	Ninth Lima Office	84,415
20	08003521Y01	MUSSETA	TUCTO	0.7664	DUVAZ	100% A. DUVAZ	02006654	053379	Ninth Lima Office	265,355
21	08001934Y01	POBRE DIABLO	TUCTO	0.5166	POBRE DIABLO DE HYO	20% A. DUVAZ, 80% OTHERS	02006889	056443	Public Records Office in and for Lima	26,260
21	08001574X01	QUE LOS HAY	TUCTO	0.2358	DUVAZ	100% A. DUVAZ	02004355	016281	Ninth Lima Office	36,210
23	08000997Y01	RICARDO	TUCTO	0.9277	DUVAZ	100% A. DUVAZ	02006661	53435	Regional Office in and for Lima	480,815
24	08002497X01	SARITA	TUCTO	1.4086	DUVAZ	100% A. DUVAZ	02006192	047025	Ninth Lima Office	337,504
25	0804354HY01	TUCTO CINCO	TUCTO	2.1047	DUVAZ	100% A. DUVAZ	20005801	015415	Regional Office in and for Huancayo	974,952
26	0804354GY01	TUCTO CUATRO	TUCTO	1.4086	MINERA RIO BLANCO S.A.	100% A. DUVAZ	20005800	015414	Regional Office in and for Huancayo	216,315
27	0804354EY01	TUCTO DOS	TUCTO	7.9285	MINERA RIO BLANCO S.A.	100% A. DUVAZ	20005798	015412	Regional Office in and for Huancayo	1,708,808
28	0804354FY01	TUCTO TRES	TUCTO	1.3915	MINERA RIO BLANCO S.A.	100% A. DUVAZ	20005799	015413	Regional Office in and for Huancayo	549,094
29	0804354DY01	TUCTO UNO	TUCTO	39.3523	MINERA RIO BLANCO S.A.	100% A. DUVAZ	20005797	015411	Regional Office in and for Huancayo	5,323,320
30	08001071Y01	VICTORIA	TUCTO	2.8171	DUVAZ	100% A. DUVAZ	02006193	047031	Ninth Lima Office	698,965
		TOTAL		129.6611						15,959,370

APPENDIX C TO THE OPTION AGREEMENT

(Stated in US Dollars)

	DEBT	YEAR 1
ITEM	ASSUMED BY MPC	MONTH 1	MONTH 2	MONTH 3	MONTH 4	MONTH 5	MONTH 6	MONTH 7	MONTH 8	MONTH 9	MONTH 10	MONTH 11	MONTH 12	YEAR 1	YEAR 2	YEAR 3	YEAR 4	YEAR 5	Total
1. FINANCIERO COFIDE	2,770,635	300,000	36,271	36,785	37,023	36,420	36,646	36,458	35,873	36,081	35,508	35,704	35,516	698,284	409,059	382,728	355,811	1,720,691	3.8
2. Severance Pay (CTS)	3,073,667	73,010	52,194	255,557	226,826	272,732	50,854	48,682	48,529	48,376	227,506	207,471	46,579	1,558,317	1,034,919	646,340	15,881		3.2
3. SUPPLIERS	2,710,623	107,257	92,848	92,905	91,297	90,551	89,931	71,429	75,272	86,985	88,627	76,559	64,290	1,027,951	920,962	573,016	106,388	85,922	2.7
4.GOVERNMENT	3,153,955	67,820	65,178	71,230	57,058	58,540	57,499	58,719	58,084	59,142	66,932	59,929	56,880	737,011	633,795	486,856	479,077	932,883	3.2
5. THIRD PARTIES	621,944	3,055	12,905	13,902	13,897	13,897	13,894	13,891	13,889	13,886	13,883	13,881	13,878	154,856	173,148	184,333	158,573	480	6
6. OTHERS	2,480,817	40,000	7,371	7,467	7,396	207,405	7,336	7,343	7,311	7,245	7,249	7,185	7,187	320,495	83,251	79,244	44,181	1,980,817	2.6
TOTAL	14,811,641	591,142	266,767	477,844	433,497	679,544	256,160	236,522	238,957	251,715	439,706	400,729	224,330	4,496,914	3,255,135	2,352,517	1,159,910	4,720,793	15.9

APPENDIX D TO THE OPTION AGREEMENT

PERIOD: YEARS 1 TO 5

(STATED IN US DOLLARS)

DETAILS		YEAR 1	YEAR 2	YEAR 3	YEAR 4	YEAR 5	PERIOD
PRODUCTION	DTM	1 79,316	180,954	180,083	180,000	180,000	900,353

CONCENTRATES PRODUCED
COPPER	DMT	5,010	4,924	4,934	5,387	5,387	25,641
ZINC	DMT	7,888	9,299	10,847	11,173	11,173	50,380
LEAD	DMT	1,244	1,640	2,136	1,778	1,778	8,577
SILVER	OZ	660,788	695,278	799,562	737,181	737,181	3,629,990

UNIT VALUE
COPPER	US$/MT	35.00	29.24	26.86	25.20	23.26	29.04
ZINC	US$/MT	21.63	22.69	23.87	22.19	20.06	22.09
LEAD	US$/MT	7.91	8.96	10.50	7.61	7.24	8.44
UNIT VALUE	US$/MT	64.54	60.89	61.23	55.00	50.56	59.57

QUOTATIONS
COPPER	US$/MT	4,325	3,893	3,503	3,153	2,838	3,542
ZINC	US$/MT	1,725	1,553	1,397	1,258	1,132	1,413
LEAD	US$/MT	975	878	790	711	640	798
SILVER	US$/OZ	8.19	7.37	6.63	6.50	6.50	7.04

PRODUCTION VALUE (INCLUDING VAT)
COPPER	US$	7,472,960	6,296,849	5,755,849	5,398,528	4,981,995	29,906,181
ZINC	US$	4,602,776	4,885,749	5,114,970	4,753,513	4,296,029	23,653,037
LEAD	US$	1,685,930	1,929,236	2,250,609	1,629,075	1,550,574	9,045,424
TOTAL SALES INCOME		13,761,666	13,111,834	13,121,428	11,781,116	10,828,598	62,604,643

OPERATING COSTS

MINE	US$	4,125,323	4,037,995	3,922,008	3,223,330	3,039,444	18,348,100
CONCENTRATING PLANT	US$	1,767,883	1,754,351	1,743,335	1,721,378	1,699,421	8,686,367
GENERAL ADMINISTRATION	US$	422,808	416,429	416,011	415,971	415,971	2,087,192
TOTAL MINE – PLANT COST		6,316,014	6,208,776	6,081,354	5,360,679	5,154,836	29,121,659

OVERHEAD EXPENSES		863,606	863,606	863,606	863,606	863,606	4,318,028

SALES EXPENSES		186,950	207,750	232,572	237,835	237,835	1,102,943

VAT AND ROYALTIES		1,297,296	1,279,386	1,380,641	1,295,256	1,151,999	6,404,578
RESULT OF THE OPERATION		5,097,801	4,552,317	4,563,255	4,023,740	3,420,322	21,657,436

INCOME AND EXPENSES:

FINAL STATEMENTS OF ACCOUNTS		328,396					328,396

INVESTMENTS		1,564,872	958,074	313,720	85,422	118,219	3,040,307
FLOW AFTER INVESTMENTS		3,861,325	3,594,243	4,249,536	3,938,318	3,302,103	18,945,525

PROFIT SHARING		294,770	481,135	487,364	421,435	289,063	1,973,768
INCOME TAX		543,219	886,663	898,143	776,645	532,702	3,637,372
ECONOMIC FLOW OF THE PERIOD		3,023,336	2,226,445	2,864,028	2,740,238	2,480,338	13,334,385
OPENING BALANCE		133,385	3,156,721	5,383,166	8,247,194	10,987,432	133,385
ACCUMULATED ECONOMIC FLOW		3,156,721	5,383,166	8,247,194	10,987,432	13,467,770	13,467,770

EXHIBIT C

EXHIBIT C

DUVAZ LIABILITIES TO BE CONTRIBUTED TO COMPANY B

ITEM	US $

BANKS

WIESE	5,062,650
CREDITO	612,683
INTERBANK	2,009,822

TOTAL	7,685,155

EXHIBIT C-1

APPENDIX C-1

PAYMENT SCHEDULE OF DEBTS ACQUIRED BY MPC

(Stated in US$)

HOLDER	DISCOUNTED DEBT	EXECUTION OF CREDIT AGREEMENT	YEAR 1	YEAR 2	YEAR 3	TOTAL
MPC: FORMER DEBT BANCO WIESE	2,000,000	650,000	450,000	450,000	450,000	2,000,000
MPC: FORMER DEBT INTERBANK	750,000	250,000	166,667	166,666	166,667	750,000
MPC: FORMER DEBT BANCO DE CRÉDITO	300,000	100,000	66,667	66,667	66,666	300,000

TOTAL	3,050,000	1,000,000	683,334	683,333	683,333	3,050,000

v

EXHIBIT D

Exhibit D to the Master Agreement

You are hereby requested in your capacity as Notary Public to enter in your Notarial Record Book one evidencing the Stock Purchase Agreement (the “Stock Purchase Agreement”) entered into by and between Luis RODRÍGUEZ MARIÁTEGUI CANNY, identified by National Identity Card (DNI) 08798881, with principal place of business for the purposes hereof at Calle Miguel Aljovín 530, Surco and Jaime RODRÍGUEZ MARIÁTEGUI BLUME, identified by National Identity Card (DNI) 09389280, with principal place of business for the purposes hereof at Calle La Joya 175, Tambo de Monterrico, Surco (hereinafter jointly referred to as the “SELLERS”), and MINERA PERÚ COPPER S.A., identified by Tax ID Number (RUC) 20506675457, with principal place of business for the purposes hereof at Av. San Borja Norte 1302, San Borja, acting by and through Charles GRAHAM PREBLE, identified by Alien Registration Card (CE) 000084967 and Thomas J. FINDLEY identified by Alien Registration Card (CE) 114608, as per powers of attorney filed on Entry 11532703 of the Registry of Companies in and for Lima and El Callao (hereinafter the “PURCHASER”).

With the participation of:

Luis RODRÍGUEZ MARIÁTEGUI PROAÑO, identified by National Identity Card (DNI) 09144124, with principal  place of business for the purposes hereof at Calle Miguel Aljovín 530, Surco, acting by and through Luis RODRÍGUEZ MARIÁTEGUI CANNY, identified by National Identity Card (DNI) 08798881, as per powers of attorney filed on Entry 11035745 of the Registry of Mandates and Powers in and for Lima and El Callao, and Jaime RODRÍGUEZ MARIÁTEGUI PROAÑO, identified by National Identity Card (DNI) 09154499,  with principal  place of business for the purposes hereof at Av. José Gálvez Barrenechea 925, San Borja (hereinafter jointly referred to as the “AGENTS”), in order to have on record their acceptance of the obligations resulting from their position and to guarantee jointly and indistinctly the obligations  of the SELLERS, pursuant to this Stock Purchase Agreement.

Also participating in this Stock Purchase Agreement is SOCIEDAD MINERA AUSTRIA DUVAZ S.A.C., identified by Tax ID Number (RUC) 20100102171, with principal place of business for the purposes hereof at Av. José Gálvez Barrenechea 925, San Borja, acting by and through Jaime RODRÍGUEZ MARIÁTEGUI PROAÑO, identified by National Identity Card (DNI) 09154499 and Gonzalo RODRÍGUEZ MARIÁTEGUI CANNY, identified by National Identity Card (DNI) 09877652, as per powers of attorney filed on Entry 11392644 of the Registry of Companies in and for Lima and El Callao, and specifically in the minutes of the Shareholders Meeting of SOCIEDAD MINERA AUSTRIA DUVAZ S.A.C., dated March 14, 2006 (hereinafter “DUVAZ”) in order to express its agreement with all the representations and provisions that establish the obligations that require to be fulfilled.

Also participating in this Stock Purchase Agreement are María Josefa CANNY CASTRO, identified by National Identity Card (DNI) 09144123, spouse of Luis RODRÍGUEZ MARIÁTEGUI PROAÑO, acting by and through Luis RODRÍGUEZ MARIÁTEGUI CANNY, identified by National Identity Card (DNI) 08798881, as per powers of attorney filed in Entry 11035745 of the Registry Mandates in and for Lima

and El Callao; Gladys María BLUME MAZZINI, identified by National Identity Card (DNI) 08802895, spouse of Jaime RODRÍGUEZ MARIÁTEGUI PROAÑO; and Melissa Gabriela PATRONI DEDEKIND, identified by National Identity Card (DNI) 10308801, spouse of Jaime RODRÍGUEZ MARIÁTEGUI BLUME; for the purpose of expressing their approval and consent to each and every one of the terms and conditions hereof.

This Stock Purchase Agreement is entered into under the following terms and conditions:

ONE: Recitals

1.1                                On [•], 2006, DUVAZ, the AGENTS, the SELLERS and the PURCHASER entered into a Master Agreement (the “Master Agreement”).

Said Master Agreement regulates, among other things, the conditions that shall be included in this Stock Purchase Agreement. In this connection, this Stock Purchase Agreement is entered into as part of a global agreement between DUVAZ, the AGENTS, the SELLERS and the PURCHASER.

1.2                                By virtue of the commitment to contract contained in the Master Agreement, the PURCHASER has delivered to the SELLERS the total amount of US$1,000,000 (One Million US Dollars) as security deposit for this transaction.

1.3                                On [•], 2006, Company B (“Company B”)  was incorporated; its capital stock has been fully subscribed and paid-up by the SELLERS and the PURCHASER, as described hereinbelow.

As regulated in the Master Agreement, certain mining concessions, surface rights and other assets detailed in Exhibit B to the Master Agreement and also described in Appendix A to the Stock Purchase Agreement (the “Assets”) as well as certain liabilities detailed in Exhibit C to the Master Agreement and also described in Appendix B hereof (the “Liabilities”) that currently form part of DUVAZ’s equity, have been contributed to Company B.

It is expressly placed on record that the equity block contributed to Company B has a negative value, for which reason the capital stock of Company B has not been increased and no shares have been issued in favour of DUVAZ.

1.4                                Likewise, as from the date of execution of the Master Agreement, the PURCHASER has carried out a due diligence process on certain mining concessions, surface rights and other assets owned by DUVAZ. As a result of said due diligence, the PURCHASER has decided to enter into the Option Agreement (the “Option Agreement”) set forth in the Master Agreement.

Moreover, concurrently with the execution of the Option Agreement, the SELLERS and the PURCHASER enter into a Royalty Agreement pursuant to the Form Agreement contained in Exhibit G of the Master Agreement. Likewise, the SELLERS and the PURCHASER agree to enter into this Stock Purchase Agreement.

TWO: The Subject Matter of the Sale

The capital stock of Company B is divided into one thousand (10,000) (sic) shares, which in turn are divided into nine thousand nine hundred (9900) Class “A” Shares and one hundred (100) Class “B” shares. One hundred percent (100%) of the shares of stock of Company B are subscribed by the SELLERS and the PURCHASER as follows:

2.1                                Four thousand nine hundred and fifty (4,950) Class “A” shares fully subscribed and paid-up by Luis RODRÍGUEZ MARIÁTEGUI CANNY, representing fifty percent (50%) of the Class “A” shares issued by Company B, and forty-nine point five percent (49.5%) of the capital sock of Company B.

2.2                                Four thousand nine hundred and fifty (4,950) Class “A” shares fully subscribed and paid-up by Jaime RODRÍGUEZ MARIÁTEGUI BLUME, representing fifty percent (50%) of the Class “A” shares issued by Company B and forty-nine point five percent (49.5%) of the capital stock of Company B.

The Class “A” shares mentioned in Points 2.1 and 2.2, owned by the SELLERS, shall be hereinafter referred to as the “Class “A” Shares” and represent the subject matter of this Stock Purchase Agreement.

2.3                                One hundred (100) Class “B” shares fully subscribed and paid-up by the PURCHASER, representing one hundred percent (100%) of the Class “B” shares issued by Company B and one percent (1%) of the capital stock of Company B (the “Class “B” Shares”).

THREE: Purpose of the Stock Purchase Agreement

The SELLERS hereby transfer to the PURCHASER, and the PURCHASER hereby acquires from the SELLERS, the ownership rights over one hundred percent (100%) of the Class “A” Shares, at the price established in Article Four and subject to all other terms and conditions set forth herein.

As a result of the transfer of the ownership rights over the Class “A” Shares, the PURCHASER shall become the sole owner of one hundred percent (100%) of the Class “A” shares of stock of Company B.

FOUR: Price and Form of Payment

4.1                              In consideration for the transfer of the Class “A” Shares, the parties agree to set the price of US$8,000,000 (Eight Million US Dollars) which shall be distributed among the SELLERS in equal proportion.

4.2                              The parties hereto establish that the amount of US$1,000,000 (One Million US Dollars) paid by the PURCHASER to the SELLERS as earnest money is applied to the partial payment of the price agreed in the foregoing point.

In this regard, the price balance of US$7,000,000 (Seven Million US Dollars) shall be paid as follows:

(i)                                  US$1,000,000 (One Million US Dollars) upon execution of the notarially recorded instrument derived form this Stock Purchase Agreement; without prejudice to the provisions set forth in Point 4.3 of this Article;

(ii)                                US$1,000,000 (One Million US Dollars) at the time the Option Agreement is registered in each one of the filing entries of the mining concessions, detailed in Exhibit A to the Master Agreement, with the exception of (i) mining concession “Calabaza” which is under a co-ownership system as detailed in Point 5.1  of the Option Agreement, and (ii) mining concessions “Grancero”, “Lola” and “Pobre Diablo” that are owned by the mining companies detailed in Points 5.2 to 5.4 of the Option Agreement;

(iii)                             US$1,666,666.66 (One Million Six Hundred Sixty-Six Thousand Six Hundred Sixty-Six and 66/100 US Dollars) upon expiry of a term of one (1) year after the execution of the notarially recorded instrument originated by this Stock Purchase Agreement, provided that the Option Agreement has been registered in each one of the filing entries of the mining concessions listed in Exhibit A to the Master Agreement; with the exception of (i) mining concession “Calabaza”, which is under a co-ownership system as detailed in Point 5.1  of the Option Agreement , and (ii) mining concessions “Grancero”, “Lola” and “Pobre Diablo” that are owned by the mining companies detailed in Points 5.2 to 5.4 of the Option Agreement;

(iv)                            US$1,666,666.67 (One Million Six Hundred Sixty-Six Thousand Six Hundred Sixty-Six and 67/100 US Dollars) upon expiry of a term of two (2) years after the execution of the notarially recorded instrument derived from this Stock Purchase Agreement, provided that the Option Agreement has been registered in each one of the filing entries of the mining concessions, listed in Exhibit A to the Master Agreement; with the exception of (i) mining concession “Calabaza”, which is under a co-ownership system as detailed in Point 5.1 of the Option Agreement, and (ii) mining concessions “Grancero”, “Lola” and “Pobre Diablo” that are owned by the Mining Companies detailed in Points 5.2 to 5.4 of the Option Agreement;

(v)                               US$1,666,666.67 (One Million Six Hundred Sixty-Six Thousand Six Hundred Sixty-Six and 67/100 US Dollars) upon expiry of the three (3) year term, as from the execution of the notarially recorded instrument originated by this Stock Purchase Agreement, provided that the Option

Agreement has been registered in each one of the filing entries of the mining concessions listed in Exhibit A to the Master Agreement, with the exception of (i) mining concession “Calabaza”, which is under a co-ownership system as detailed in Point 5.1  of the Option Agreement , and (ii) mining concessions “Grancero”, “Lola” and “Pobre Diablo” that are owned by the mining companies detailed in Points 5.2 to 5.4 of the Option Agreement;

The parties hereto agree that the term granted for the payment of the instalments corresponding  to the balance price, shall not generate any type of interest, without prejudice to the provisions set forth in Article 8 hereof.

Likewise, the parties hereto agree that each one of the payments shall be made by means of two (2) cashier’s checks drawn in favour of each one of the SELLERS, by a renowned institution of the financial system

4.3                                The cashier’s check for the first payment referred to in Point 4.2, Item (i) above shall be deposited by the PURCHASER with the Notary Public in and for Lima designated by the PURCHASER, upon execution of the Option Agreement.

The SELLERS may withdraw the cashier’s checks deposited with the Notary Public in and for Lima once the following conditions precedent have been met:

(i)                                   That the transfer of the ownership rights of over one hundred percent (100%) of the Class “A” Shares in favour of the PURCHASER has been evidenced and entered into the Share Register of Company B;

(ii)                                That the notarially recorded instrument derived from the Option Agreement has been executed;

(iii)                             That the agreement corresponding to the Escrow Account, as detailed in Point 5.4 of Article 5 of this Stock Purchase Agreement, has been executed.

(iv)                            That the ownership rights of Company B over the mining concessions listed in Exhibit B to the Master Agreement have been registered in each one of the filing entries, with the exception of (i) mining concessions “Juanita” and “Pilar” owned by the mining companies listed in Points 6.1 and 6.2 hereof; and (ii) mining concessions “María Celina” and “La Demócrata” which are under a co-ownership system, as detailed in Points 6.3 and 6.4 hereof;

(v)                               That it  has been evidenced, by means of a copy certified by a Notary Public in and for Lima of the Minutes of the Shareholders Meeting of Company B, that a resolution has been adopted to approve the acquisition of the split-up equity block of DUVAZ, consisting of the Assets and the Liabilities; and

(vi)                            That it has been evidenced, by means of a copy certified by a Notary Public in and for Lima of the Minutes of the Shareholders Meeting of DUVAZ, that the shareholders have adopted a resolution to approve the transfer of the split-up equity block of DUVAZ, consisting of the Assets and the Liabilities, in favour of Company B, with the quorum and the majorities established in Point 5, Article 115 and Section 126  of the  Business Corporations Act, having adopted the resolution with the favourable vote of the shareholders representing more than fifty percent (50%) of the voting shares.

4.4         The parties hereto agree that the SELLERS may demand from the PURCHASER and the PURCHASER shall pay the SELLERS, the full balance of the purchase price, considering all the terms stated in Point 4.2 as expired, in any of the following events:

(i)                                   If the PURCHASER notifies DUVAZ of its intention to exercise the option set forth in the Option Agreement regulated in the Master Agreement.

(ii)                                If the PURCHASER exercises the option granted to it under the agreement entered into with CENTROMIN PERÚ S.A. for the exploitation of the Toromocho Project.

4.5         As consideration, supplementary to that established in Point 4.1, the SELLERS and the PURCHASER enter into a Royalty Agreement simultaneously with this Stock Purchase Agreement, which is pursuant to the form agreement kept on Exhibit G to the Master Agreement, wherein it is established that the PURCHASER (or any successor) shall pay the SELLERS (fifty percent [50%] for each one of the SELLERS, respectively), a royalty on the production that  shall be extracted from the Assets.

FIVE: Escrow Account

5.1                                Pursuant to the provisions of Articles Five and Six of the Master Agreement, the PURCHASER may deduct any of the following items from the price set in Article Four hereof:

(i)                                   The costs determined by the baseline study to be entrusted to DUVAZ and the PURCHASER for the adaptation of DUVAZ’s operations in the event of non fulfillment by DUVAZ of the applicable environmental instruments and the applicable environmental legislation that has been enacted or that may be enacted after the execution of the Master Agreement, including the determination of the amount required to remedy any eventual environmental impact resulting from the non-compliance with the environmental instruments that may be in force on the date the Option is exercised; and

(ii)                                Any labour debt that has not been paid by DUVAZ, that is not listed in the Schedule of Disbursements of Exhibit F to the Master Agreement

that is also Appendix C to the Stock Purchase Agreement, that has been determined in the study to be entrusted to DUVAZ and the PURCHASER, and that may create for Company B the risk that an attachment may be judicially imposed on the properties listed in Appendix A or B to the Master Agreement as a result of the failure to pay employment-related debts.

5.2                              Without prejudice to the performance of the studies mentioned in Articles 5 and 6 of the Master Agreement upon in Point 5.1, the PURCHASER and DUVAZ shall entrust the performance of an environmental base line study and a labour audit in relation to the matters detailed in Point 5.1 above, three (3) months prior to the expiry of the last instalment of the purchase price set in Article Four, Point 4.2, Item (v). The cost of both studies shall be borne by the PURCHASER. Such studies shall be performed by a person or legal entity selected by DUVAZ among three (3) proposals presented by the PURCHASER, who shall limit the scope of the studies pursuant to the terms and conditions of the Master Agreement and of this Stock Purchase Agreement. The selection of DUVAZ shall be made within a term of three (3) business days from the date the PURCHASER notifies DUVAZ with respect to the three (3) companies proposed. If DUVAZ fails to inform the PURCHASER of its selection within the aforementioned term, the PURCHASER is empowered to select the company that shall conduct the studies, only among the three (3) companies proposed. DUVAZ jointly and severally with the AGENTS, assumes the obligation to provide all the information that is necessary to effect the aforementioned study.

If, under the terms hereof, the PURCHASER is bound to pay the last instalment of the purchase price set in Article Four, Point 4.2, Item (v) and, on such date, it has not yet notified its decision to exercise or not to exercise the option set forth in the Option Agreement, such instalment shall be deposited, in whole or in part, in an Escrow Account (the “Escrow Account”) to be opened by the SELLERS to that effect in Banco de Crédito del Perú or in Banco Internacional del Peru (Interbank) or otherwise in a renowned bank entity agreed upon by both parties.

Thus, if the results of the studies as a whole determine the existence of costs or liabilities up to the amount of US$500,000 (Five Hundred Thousand US Dollars), the PURCHASER shall deposit in the Escrow Account the amount of US$666,666.67 (Six Hundred Sixty-Six Thousand Six Hundred Sixty-Six and 67/100 US Dollars), corresponding to the last instalment of the purchase price.

If, on the contrary, the results of the studies as a whole determine the existence of costs or liabilities for more than US$500,000 (Five Hundred Thousand US Dollars) the PURCHASER shall deposit in the Escrow Account the full amount of the last instalment of the purchase price.

5.3                              Upon exercising the option set forth in the Option Agreement, the PURCHASER shall be able to make the adjustments referred to in Point 5.1 to the amount deposited in the Escrow Account. Once the price adjustments have been performed, any remaining amount shall correspond exclusively to the SELLERS.

5.4                              The terms and conditions that shall govern the management and settlement of the Escrow Account shall be determined by both Parties within ninety (90) days after the execution of the Master Agreement.

SIX: Assets under Joint Ownership or Subject to Rights of First Refusal

6.1                              The PURCHASER acknowledges that (1) the concession named “Juanita” (as per the list of concessions attached to the Stock Purchase Agreement as Appendix A) is owned by SOCIEDAD MINERA JUANITA DE HUANCAYO S.R.L. and (2) the share interests of such mining company are held by DUVAZ (50%) and VOLCÁN  COMPAÑIA MINERA S.A.A. (50%). In this connection, the transfer of the share interests in such mining company in favour of Company B shall be subject to a right of first refusal in favour of VOLCÁN COMPAÑIA MINERA S.A.A..

6.2                              The PURCHASER acknowledges that (1) the concession named “Pilar” (as per the list of concessions attached to the Stock Purchase Agreement as Appendix A) is owned by Sociedad Minera Pilar de Huancayo S.R.L. and (2) the share interests of such mining company are held by DUVAZ (98%) and ARON HIRSH & SONS  (2%). In this connection, the transfer of the share interests in such mining company in favour of Company B shall be subject to a right of revocation in favour of ARON HIRSH & SONS

6.3                              The PURCHASER acknowledges that the concession named “María Celina” (as per the list of concessions attached to the Stock Purchase Agreement as Appendix A) is jointly owned by DUVAZ (33.33%), SUCESIÓN MARSANO GUTIÉRREZ (33.33%) and SUCESIÓN MARSANO CAMPODÓNICO (33.33%). In this connection, the transfer of the ideal shares in such co-owned mining concession in favour of Company B shall be subject to a right of revocation in favour of SUCESIÓN MARSANO GUTIÉRREZ and SUCESIÓN MARSANO CAMPODÓNICO.

6.4                              The PURCHASER acknowledges that the concession named “La Demócrata” (as per the list of concessions attached to the Stock Purchase Agreement as Appendix A) is jointly owned by DUVAZ (33.33%) and SUCESIÓN MARSANO GUTIÉRREZ (66.66%). In this connection, the transfer of the ideal shares in such co-owned mining concession in favour of Company B shall be subject to a right of first refusal and revocation in favour of SUCESIÓN MARSANO GUTIÉRREZ.

6.5                              For purposes of the transfer of the Assets in favour of Company B, DUVAZ and the AGENTS should have made every effort to obtain the necessary authorizations to perfect the transfer of the Assets detailed in Points 6.1 to 6.4 of this Article.

If, despite their efforts, DUVAZ and the AGENTS are unable to obtain the authorizations required to formalize the transfer of said Assets, the PURCHASER shall be entitled to discount from the  amount to be paid set forth in Article 4 of this Stock Purchase Agreement, an amount  equivalent to the value of said Assets. Such discount shall proportionally affect the amount of each one of the instalments of the price. For instance, if the area of the mining concessions is reduced to ninety percent (90%), the amount to be paid for the transfer of Class “A” Shares shall be equivalent to ninety percent (90%) of the amount established in Article Four. Consequently, each one of the instalments to be paid for the price shall be equivalent to the ninety percent (90%) of the amount initially agreed in Point 4.2 of Article Four.

For said purposes, the value of the Assets that could not have been transferred to Company B shall be determined as follows:

A/B x C; where:

A:                                  Is the area of the concessions detailed in Point 6.1 to 6.4 of this Article that could not have been transferred to Company B.

B:                                    Is the area of all the concessions detailed in Exhibit B to the Master Agreement.

C:                                    Is the fifty percent (50%) of the amount for the transfer of Class “A” Shares set forth in Article Four of this Stock Purchase Agreement.

6.6.                           The Parties hereby agree that the mechanism for the reduction of the price established in Point 5.5 of Article Five of the Option Agreement with respect to the lower areas to be transferred as a result thereto, shall affect the price established in Article Four hereof as has been indicated in Point 6.5 of this Article.

SEVEN: Delivery of Class “A” Shares

Along with the execution hereof, the SELLERS bind themselves to:

7.1                              Execute a letter addressed to Company B (pursuant to the form letter kept as Appendix D hereof) informing it on the transfer of the Class “A” Shares so that said transfer is entered in the Share Register of Company B, the share certificates issued in the name of the SELLERS are rendered null and void and the respective share certificate is issued in the name of the PURCHASER. The SELLERS shall deliver to the PURCHASER a copy of said letter together with the acknowledgment of receipt.

7.2                              Deliver and hand over the Shares through the physical delivery of the certificates representing the Class “A” Shares issued by Company B, duly endorsed in favour of the PURCHASER.

EIGHT: Penalty

If, for to any reason other than the termination of the Stock Purchase Agreement by the PURCHASER, the PURCHASER fails to pay any of the instalments established herein, in a timely manner and/or in full, and pursuant to the terms hereof, it shall pay the SELLERS, with no need for a demand for payment, a penalty on those amounts which were not paid on the established dates. The penalty shall be equivalent to 0.1% per day of the amount owed for the period of time between the date on which payment should have been made and the date on which the funds are actually made available to the SELLERS, without prejudice to the actions that may be taken for contractual termination.

Notwithstanding the foregoing, the PURCHASER shall be liable for and shall pay the SELLERS and/or the AGENTS as the case may be, all the additional costs, expenses and losses caused by or directly related to the delay in payment.  The SELLERS shall submit to the PURCHASER the statements of accounts, specifying the items and amounts owed, the same that shall be paid within a period of five (5) business days following receipt of said notice by the PURCHASER.

NINE: Security Interest on Class “A” Shares

9.1                                The parties hereby establish that, as from the execution hereof, a security interest shall be automatically imposed on all the Class “A” Shares, in favour of the SELLERS, up to an amount of US$7,000,000 (Seven Million US Dollars), as security for the fulfillment of all the PURCHASER’s obligations herein, including but not limited to the payment of the price agreed in Article Five above, as well as any other obligation of the PURCHASER under the Master Agreement and the Option Agreement (the “Secured Obligations”).

It is hereby placed on record that a number of shares representing at all times 100% of the Class “A” Shares issued by Company B, shall be kept by the PURCHASER subject to the security interest, so that, in case of an increase in capital, the security interest shall be automatically extended to all the Class “A” Shares issued by Company B, except in the cases of partial release of the security interest, as set forth in Point 9.4 of this Article.

9.2                                 Pursuant to the provisions of Section 109 of the Business Corporations’ Act, the PURCHASER expressly places on record that, during the term of the security interest hereby created, the SELLERS shall exercise any and all political and economic rights over the Class “A” Shares subject matter of the security interest.

If the results of any fiscal year reveal distributable profits, in accordance with the financial statements of Company B, the excess shall be distributed among the SELLERS in equal parts and applied to the payment of the following instalment or instalments of the price, as the case may be.

9.3                              The security interest shall be automatically released upon payment of the full purchase price, without prejudice to the reductions of the security interest value referred to in Point 9.4 of this Article. Similarly, the ownership and exercise of the political and economic rights corresponding to Class “A” Shares shall revert to the PURCHASER once the full purchase price has been paid.

In order to generate the consequences foreseen in the foregoing paragraph, it shall suffice that both parties execute a certificate evidencing the payment of the full purchase price. Said certificate shall be subsequently entered in the Share Register of Company B.

9.4                              Without prejudice to the provisions set forth in the foregoing point, the value of the security interest shall be progressively reduced as from payment of the third instalment of the price set forth in Article Four hereof. The security interest shall be reduced as follows:

(i)                                   Upon payment of the third instalment agreed on in Article Four, Point 4.2, Item (iii), the value of the security interest shall be reduced by twenty percent (20%) and the security interest shall be released in relation to the number of Class “A” Shares representing twenty percent (20%) of Class “A” Shares.

(ii)                                Upon payment of the fourth instalment agreed upon in Article Four, Point 4.2, Item (iv), the value of the security interest shall be reduced by an additional twenty percent (20%) and the security interest shall be released in relation to the number of Class “A” Shares representing twenty percent (20%) of Class “A” Shares.

(iii)                             Upon payment of the fifth instalment agreed upon in Article Four, Point 4.2, Item (v) and, consequently, upon payment of the full price, the full security interest on all the Class “A” Shares shall be released. To this effect, it shall be understood that the price has been paid in full when the price adjustments mentioned in Article Five and the final settlement of the Escrow Account are performed, so that any balance that may exist in such Escrow Account in favour of the SELLERS is refunded to them.

In order to generate the consequences foreseen in this Point 9.4, it shall suffice that both parties execute certificates evidencing the payment of the respective instalments of the purchase price. Said certificates shall be subsequently entered in the Share Register of Company B. The partial release of the security interest shall imply that the political and economic rights corresponding to such shares shall revert to the PURCHASER and may be exercised by it.

Both parties may agree to replace the security interest for any other collateral or personal guarantee to the satisfaction of the SELLERS. Nevertheless, it is expressly placed on record that this replacement may be only made with the express written consent of the SELLERS.

9.5                              As set forth in Point 11.1 of Article Eleven hereof, the PURCHASER shall not transfer the Class “A” Shares or the Class “B” Shares, until the price referred to in Article Four has been paid in full or as long as the ten (10) year term after execution hereof is in force, whichever occurs first.

TEN: Management of Company B

10.1                        The SELLERS commit themselves to ensure that the governance bodies of Company B will not adopt any type of decision or resolution that may affect any of the terms and conditions of this Stock Purchase Agreement or the Master Agreement.

Without prejudice to the exercise, by the SELLERS, of the political and economic rights corresponding to the shares issued by Company B, the SELLERS may not unreasonably refuse to adopt or have the Company B corporate bodies adopt the resolutions and decisions proposed by the PURCHASER.

Nevertheless, as long as the PURCHASER does not pay the full purchase price, the SELLERS shall not be under the obligation to adopt or have the corporate bodies of Company B adopt resolutions proposed by the PURCHASER, that distort either of the covenants contained in the Master Agreement or related documents or which involve indebtedness operations on the part of Company B or acts of disposition, transfer or encumbrance on the Assets.

10.2                        The PURCHASER binds itself not to adopt any decision relating to the matters mentioned in the foregoing paragraph as long as it has not paid the price stated in Article Four hereof.

10.3                        It is hereby expressly understood that, as from the execution hereof, Company B shall adopt the resolutions that allow the PURCHASER to develop the mining exploration programs that it may consider convenient. Likewise, Company B shall provide all the facilities necessary to obtain the permissions and the requirements in general that may be necessary to develop such mining exploration program, without prejudice to the environmental responsibility of the PURCHASER in the execution of the exploration works and in its remediation.

The parties expressly agree that only when the PURCHASER pays the full purchase price, can the PURCHASER commence mining exploitation works.

10.4                        Company B, DUVAZ, the Agents and the SELLERS shall make their best efforts and shall adopt the resolutions and decisions necessary for the execution of the administrative proceedings related to exploration permissions. The costs and expenses involved in the said proceedings shall be assumed fully by the AGENTS.

10.5                        Neither DUVAZ nor the AGENTS nor the SELLERS nor any third party acting on their behalf, may directly perform any mining exploration or exploitation in the Assets area, and the remediation of any environmental liability that may arise in the event of non-compliance with this obligation shall be the joint and several responsibility of DUVAZ and the AGENTS.

ELEVEN: Other Obligations of the PURCHASER

11.1                        Pursuant to the provisions of Section 101 of the Business Corporations’ Act, the PURCHASER binds itself not to transfer, encumber or otherwise impose a lien on the Class “A” Shares or the Class “B” Shares of the PURCHASER as long as the PURCHASER does not pay the purchase price or for a term of ten (10) years as from the execution hereof. This limitation shall become ineffective once the PURCHASER has paid the full purchase price.

11.2                        The PURCHASER must execute a letter addressed to Company B  (pursuant to the form letter kept on Appendix E to the Stock Purchase Agreement) informing it on (i) the creation and terms of the right to security interest on the Class “A” Shares, (ii) the ownership and exercise of the political and economic rights over the Class “A” Shares by the SELLERS, and (iii) the temporary prohibition to transfer, encumber or impose a lien on the Class “A” Shares and the Class “B” Shares of the PURCHASER, so that such liens and encumbrances are entered in the Share Register of Company B and in the certificates representing the Class “A” Shares and Class “B” Shares. The PURCHASER shall deliver to the SELLERS a copy of such letter along with the respective acknowledgement of receipt.

The parties hereto agree that this obligation of the PURCHASER as well as the SELLERS’ obligation to send the letter referred to in Point 7.1 of Article Seven are to be fulfilled simultaneously. In this connection, such notices shall be delivered to CENTENARIO at the same time.

TWELVE: Scopes of the Transfer

12.1                        The transfer of the Class “A” Shares comprises everything that, formally and in effect, corresponds to them, without any restrictions or limitations whatsoever, including the rights accrued in favour of the SELLERS as at the date of execution hereof, all of which are fully assigned to the PURCHASER. Consequently, the PURCHASER shall be the owner not only of the Class “A” Shares but also of the past, present and future rights derived therefrom, such as unpaid dividends, any kind of reserves, retained earnings and, in general, any profit or benefit, without any exclusions or exceptions.

12.2                        Similarly, the aforesaid transfer includes any Class “A” share not yet issued by Company B to which the SELLERS may be entitled as a result of any capital increase made prior to the execution hereof and not duly formalized.

THIRTEEN: Representations and Warranties of the SELLERS and DUVAZ

The SELLERS hereby represent and warrant to the PURCHASER that the representations and warranties contained in this Article are true, correct and fully accurate.

13.1                        The entering into and execution of this Stock Purchase Agreement by the SELLERS does not require any prior registration or notice nor any approval or authorization of third parties or any governmental, judicial or binding authority, under the provisions of any act, decree or court order.

13.2                        Company B is a corporation duly organized and existing under the laws of the Republic of Peru.

13.3                        The SELLERS represent that they have a valid, sufficient and enforceable title to the Class “A” Shares, which account for ninety nine percent (99%) of the shares issued, subscribed and paid-up by Company B and one hundred percent (100%) of the Class “A” shares issued by Company B, and that said Class “A” Shares are free of liens and encumbrances, except for the security interests created on the Shares by the PURCHASER in favour of the SELLERS.

13.4                        DUVAZ represents that the decision to proceed to the corporate reorganization was made with the quorum and the majority set forth in Chapter 5,  Section 115 and Section 126 of the Business Corporations’ Act and that the resolution was adopted with the affirmative vote of a number of shareholders representing more than fifty (50%) of the voting shares.

FOURTEEN: Representations and Warranties of the PURCHASER

The PURCHASER hereby represents and warrants to the SELLERS that the representations and warranties contained in this Article are true, correct and fully accurate.

14.1                          The PURCHASER is a corporation duly organized and existing under the laws of the Republic of Peru.

14.2                          The entering into and execution of this Stock Purchase Agreement is among the corporate powers of the PURCHASER, which has carried out all the legal and statutory formalities and has granted all the authorizations required to that effect.

The execution of this Stock Purchase Agreement constitutes a valid and compulsory act for the PURCHASER and compliance therewith may be enforced pursuant to its terms. The party executing this Stock Purchase Agreement on behalf of the PURCHASER is legally authorized to do so by virtue of the powers of representation vested on him and to bind the PURCHASER according to the terms thereof.

In this connection, the PURCHASER is duly qualified to enter into this Stock Purchase Agreement and to comply with each one of the commitments assumed thereunder and, consequently, all the obligations derived from this Stock Purchase Agreement and from any other agreement executed to perform it are valid, binding upon and enforceable against the PURCHASER.

14.3                        The entering into and execution of this Stock Purchase Agreement by the PURCHASER does not require any prior registration or notice nor any approval or authorization of third parties or any governmental, judicial or binding authority, under the provisions of any law, decree or court order.

14.4                        The PURCHASER has made all the payments and/or complied with all the conditions and acts necessary to formalize the assignment to it of all the Liabilities assigned to Company B.

14.5                        The PURCHASER has not carried out any act or adopted any resolution that implies in any manner whatsoever an act of assignment in favour of third parties, whether related or not, or an act of encumbrance or disposition in respect of the Liabilities, which have solely assigned to Company B as part of the agreement between the parties.

FIFTEEN: Termination of the Stock Purchase Agreement

15.1                        The parties hereto further agree that the PURCHASER may only terminate this Stock Purchase Agreement, without stating any cause, only on the same date on which it notifies DUVAZ in writing of its decision not to exercise the option prior to the expiry of the term of sixty (60) months stipulated in the Option Agreement, provided that the PURCHASER has paid at least the amount of US$3,000,000 (Three Million US Dollars) on account of the purchase price.

In the event that the PURCHASER fails to pay the amount specified in the foregoing paragraph, it may terminate this Stock Purchase Agreement at the time it notifies DUVAZ in writing of its decision not to exercise the option prior to the expiry of the term of sixty (60) months established in the Option Agreement, paying an amount sufficient to complete the sum of US$3,000,000 (Three Million US Dollars).

The obligation to pay the minimum amount of US$3,000,000 (Three Million US Dollars) shall not apply if, upon expiry of a period of ninety (90) days after the execution of the notarially recorded instrument originated by the Option Agreement, it was not possible to register the Option Agreement in each one of the respective filing entries of the mining rights described in Exhibit A to the Master Agreement, with the exception of (i) of the mining concession “Calabaza” found under a co-ownership system as detailed in Point 5.1  of the Option Agreement , and (ii) mining concessions “Grancero”, “Lola” and “Pobre Diablo” that are owned by the mining companies of limited responsibility detailed in Points 5.2 to 5.4 of the Option Agreement;

The obligation to pay the minimum amount of US$3,000,000 (Three Million US  Dollars) shall not apply if, upon expiry of a period of ninety (90) days after the execution of the notarially recorded instrument originated by the Option Agreement, the Company B property right of on the mining concessions detailed in Exhibit B to the Master Agreement was not registered in each one of the filing entries, with the exception of (i) the mining concessions  named “Juanita” and “Pilar” owned by the mining companies of limited responsibility listed in Points 6.1 and 6.2 hereof; and (ii) mining concessions named “María Celina” and “La Demócrata” which are under a co-ownership system, as detailed in Points 6.3 and 6.4 hereof;

15.2                        If the Purchaser notifies DUVAZ of its decision not to exercise the option set forth in the Option Agreement and terminates the Stock Purchase Agreement, as provided for in the foregoing point, the PURCHASER shall not have anything to claim from DUVAZ nor the SELLERS nor the AGENTS with respect to the portion of the price the PURCHASER would have paid until that moment. Said amount shall be considered a penalty in favour of the SELLERS for the early termination of the Stock Purchase Agreement, without prejudice to the SELLERS’ and the AGENTS right to claim a compensation for any subsequent damage that may be caused.

Furthermore, in the case referred to in this point, the parties agree that the title to the Liabilities detailed in Appendix B hereof, shall be automatically assigned to the SELLERS, under gratuitous title , at the time the PURCHASER notifies the SELLERS of its intention not to terminate the Stock Purchase Agreement, provided that simultaneously the PURCHASER has informed DUVAZ of it decision not to exercise the option set forth in the Option Agreement. Thus, each one of the SELLERS shall henceforth be the holder of fifty percent (50%) of the position as creditor of each one of the Liabilities.

In these cases, the PURCHASER shall not be bound to pay the unpaid balance of the obligations not yet due, listed in the Schedule of Payments kept on Appendix C to the Stock Purchase Agreement.

In the case referred to in Points 15.1 and 15.2, the Stock Purchase Agreement shall be understood to have been terminated once the PURCHASER has complied with the two conditions established in Points 8.1 and 8.2 of Article 8 of the Option Agreement, and consequently the notice of the PURCHASER expressing his decision not to exercise the Option, shall have effect.

15.3                        The parties expressly agree that this Stock Purchase Agreement may be terminated in the event of the non-fulfillment or the partial, late or defective fulfillment of any of their obligations hereunder or in the event of the non-fulfillment or the partial, late or defective fulfillment of any of their obligations under the Master Agreement or any other contract forming part of the global agreement between DUVAZ, the AGENTS and the PURCHASER, embodied in the Master Agreement.

If the party affected by the non-fulfillment or the partial, late or defective fulfillment of the obligations set out in the foregoing paragraph decides to terminate this Stock Purchase Agreement, it shall send a notarial letter to the other party requesting it to satisfy the non-fulfilled obligation or the obligation that was fulfilled in a partial, late or defective manner within a term of no less than thirty (30) days, under penalty of automatically terminating the Stock Purchase Agreement. If the obligation is not fulfilled within the stipulated term, the Stock Purchase Agreement shall be terminated as a matter of law.

15.4                        Under the assumption stated in the second paragraph of Point 15.3 above, if the term of thirty (30) days have passed without the PURCHASER satisfying the non-fulfilled obligation or the obligation that was fulfilled in a partial, late or defective manner  as per the requirement of the SELLERS, then on the expiry of the said term, it shall be assumed that the PURCHASER has opted for the termination without expressing the causes referred to in Point 15.2 of this Article, and the consequences set forth in the three (3) paragraphs of the said Point shall be applied.

In addition, the PURCHASER shall comply with those obligations the non-fulfilled obligation or the obligation that was fulfilled in a partial, late or defective manner contained in the previous paragraph that resulted in the termination of the Agreement by the PURCHASER without expressing the cause, as well as those obligations that the PURCHASER had to comply up to the date of termination.

Similarly, in this case the provisions set forth in Point 15.6 of this provision shall be applicable.

15.5                        In the event that the termination occurs due to the following causes attributable to the SELLERS:

(i)                                    Non-fulfillment by the SELLERS of any of the obligations foreseen in Article Six hereof;

(ii)                                The unjustified denial of the SELLERS to adopt or have the corporate bodies of Company B adopt the resolutions and decisions proposed by the PURCHASER, unless said resolutions distort either of the covenants contained in the Master Agreement or related contracts or involve indebtedness operations on the part of Company B or acts of disposition, transfer or encumbrance on the Assets, or generate a depreciation to the equity value of Company B. In such a case, the SELLERS shall not be under the obligation to adopt or have the corporate bodies of Company B adopt such resolutions;

(iii)                             The performance of exploration or exploitation activities in the Assets by the SELLERS or DUVAZ;

(iv)                            The falseness or inaccuracy, upon execution hereof, of any of the representations and warranties contained in Article Twelve;

(v)                                 Non fulfillment of the obligation set forth in Point 10.4 of Article 10 hereof.

The SELLERS, DUVAZ and the AGENTS shall jointly and severally reimburse the PURCHASER, for the total amount disbursed as at the effective date of termination for the performance of the Master Agreement and this Stock Purchase Agreement, except for the payments made to DUVAZ’s creditors in compliance with the Schedule of Payments kept on Appendix C to the Stock Purchase Agreement.

15.6                        In any case, at the time the termination of the Stock Purchase Agreement takes effect, the ownership of the Class “A” Shares shall revert to the SELLERS in a fifty percent (50%) proportion for each one, which does not imply any payment obligation for the SELLERS.

Similarly, at the time the termination of the Stock Purchase Agreement takes effect, the ownership of the Class “B” Shares of the PURCHASER shall be transferred to the SELLERS in a fifty percent (50%) proportion for each one, which does not imply any payment obligation for the SELLERS.

Likewise, at the time the termination of the Stock Purchase Agreement takes effect, the PURCHASER is under the obligation to deliver to the SELLERS or  to the persons that the SELLERS may designate, copies of all the reports and certified copies of drillings issued, which are obtained as a consequence of the drillings carried out by the PURCHASER pursuant to Article 10, Point 10.3 hereof.

SIXTEEN: Miscellaneous Provisions

16.1                        Waiver of rights

Any non-compliance or delay by one of the parties in exercising any right contemplated herein shall not be deemed a waiver of such right. No waiver of a right contemplated herein shall be considered to have been made, except in writing.

16.2                        Notices

Any and all notices, requests, demands and any other notice required by or which may be sent under this Stock Purchase Agreement shall be served in writing to the following addresses, fax number (with acknowledgment of receipt) or by registered mail, as follows:

To the PURCHASER

Attention:

Address:

Telephone:

Fax number:

E-mail:

To the SELLERS

Attention:

Address:

Telephone:

Fax number:

E-mail:

Any change of address or change in any data of the parties shall only take effect if it is notified in writing to the other party at least ten (10) calendar days in advance of the date the change of address should take place.

If any of the requirements set forth in the foregoing paragraph are not complied with, the change of address or change in data shall not take effect and shall not be enforceable against the parties. Under this assumption, any and all communications and notices are to be sent to the addresses, fax numbers and persons stated in this Point, considering them validly and effectively served.

16.3                        Assignment of Contract

None of the parties may assign its interest in this Stock Purchase Agreement without the prior written consent of the other party.

16.4                        Headings

The headings of the Articles have been inserted for convenience only but in no case shall they affect the application or interpretation thereof, since the full text of the Article and the general purpose of this Stock Purchase Agreement shall govern.

16.5                        Partial Nullity

The invalidity, nullity or voidability of any Article or section hereof shall not affect or impair the enforceability of the remaining Articles hereof. Furthermore, it is the intention of the parties to replace any invalid, ineffective or voidable term, section or Article for a valid and enforceable Article or section in terms that are as similar as possible to those of the invalid, ineffective or voidable Article or section.

Accordingly, in the event that any section or Article of the Stock Purchase Agreement is declared invalid or unenforceable by a competent court, judge, authority or arbitrator, the parties shall agree on their replacement for another valid Article, but with terms and effect that are as similar as possible to those of the original Article.

16.6                        Notarial Fees

Any and all expenses arising out of the execution of the notarially recorded instrument originated by this Stock Purchase Agreement shall be borne in equal parts by the PURCHASER and the SELLERS.

SEVENTEEN: Applicable Law and Jurisdiction

17.1                        Applicable Law

This Stock Purchase Agreement shall be governed, construed and interpreted in accordance with the laws of the Republic of Peru.

17.2                        Applicable Jurisdiction

The parties hereby agree that any dispute or controversy arising between the Parties in relation to the interpretation, execution, validity or efficacy of this Stock Purchase Agreement, shall be resolved by the Parties in good faith through direct negotiation.

If the parties in dispute do not arrive at an agreement within fifteen (15) calendar days, by the request of any of any of the Parties, the controversy shall be resolved by an arbitration de jure, which shall be subject to the following rules:

a)                          The arbitration shall be conducted by an Arbitration Court made up of three (3) arbitrators.

b)                         The arbitration proceeding shall be conducted according to Procedural Regulations of the National and International Conciliation and Arbitration Centre of the Lima Chamber of Commerce (hereinafter referred to as the “CENTER”, in the absence thereof, by the regulations determined by the arbitrators.

c)                          Each party shall appoint one arbitrator and the two arbitrators so appointed shall appoint the third arbitrator by mutual consent, who will preside over the Arbitration Court.

If one of the parties should fail to appoint an arbitrator within a term of ten (10) calendar days as from the date in which one of the parties expressed by written notice its desire to resort to this provision and appointing its arbitrator, the Arbitration Centre shall appoint such arbitrator.

Likewise, if the two appointed arbitrators do not appoint the third arbitrator within a term of ten (10) calendar days as from the date of acceptance of the latter, the third arbitrator shall be appointed by the Arbitration Centre.

d)                         If for any reason whatsoever, a substitute arbitrator is required to be appointed, the substitute arbitrator shall be appointed following the procedure outlined hereinabove for the appointment of the arbitrator being replaced.

e)                          Initially, the professional fees of the arbitrators shall be paid by the parties in equal proportions. After the arbitration award is issued, the defeated party shall reimburse to the other party the professional fees, pursuant to the provisions set forth in paragraph (g) of this Article and the provisions contained in the arbitration award.

Without prejudice to the provisions set forth in the foregoing paragraph, the parties agree that if any counterclaim were filed during the arbitration process, which leads to an increase in the professional fees initially established by the arbitrators, such additional fees shall be paid exclusively by the party that files such counterclaim. If the party that filed the counterclaim does not pay the professional fees, the arbitration process shall continue its formalities as if the said counterclaim was never presented.

It is hereby established that if the party that files the counterclaim is favoured with the arbitration award, it shall have the right to the payment of the additional arbitrators fees, as set forth in paragraph (g) of this article and the provisions contained in the arbitration award.

f)                            The expenses incurred to produce evidences shall be assumed during the formalities of the process,  by the party that offers it, without prejudice to the payment right of such expenses pursuant to the provisions set forth  item (g)  of this Article and the provisions contained in the arbitration award.

g)                         The arbitration expenses and costs shall be assumed by the defeated party, including the fees of the arbitrators, the legal advisors´ fees and any other costs or expenses arising from the formalities of the process.. The arbitration award shall give an opinion on this factual requirement.

h)                         The Arbitration Court shall issue a final and conclusive arbitration award within a period of ninety (90) calendar days as from its installation. The Arbitration Court may grant an extension of thirty (30) additional calendar days to issue the arbitration award.

The parties, by mutual consent, may request the Arbitration Court to grant the extension of the process as many times and for the term they deem convenient. In such cases, the arbitration court may increase the amount of its fees.

Moreover, the Arbitration Court shall be competent to accurately determine the dispute.

i)                            The parties hereby agree that if any one of them decides to file an appeal for annulment or an objection against the arbitration award before the Judiciary, it shall previously be required to grant a letter of guarantee issued by a first rate bank in favour of the other party for an amount of US$ 1,000,000 (One Million US Dollars).  Said letter of guarantee shall  be granted before any appeal of this kind is filed and shall be in force for at least one (1)  year. The guaranteed party shall renew the letter of guarantee in the event that the annulment proceedings have not ended within the original term of the letter of guarantee. The aforementioned letter shall be kept in the custody of a notary public in and for Lima, selected by the grantee. The notary public shall receive instructions not to hand over the letter of guarantee to the other party, unless in the case of final and favourable termination against the party that filed the appeal against the arbitration award.

The letter of guarantee shall be returned to the party that filed  the appeal for the objection or appeal for annulment, only if it ends with a final decision in favour of such party. Otherwise, the letter of guarantee shall be executed in favour of the party that did not file the appeal and shall be considered by the parties as a penalty, and the said penalty shall not limit the amount of the damages, expenses or professional fees that it may owe in favour of the party that did not file the appeal.

j)                            The arbitration proceeding shall be conducted in the city of Lima, Peru and the language that shall be used in the arbitration proceeding shall be  Spanish.

Furthermore, the parties agree that should any intervention be required by a legal order issued by the regular judges and courts in the arbitration proceeding, the parties expressly submit to the jurisdiction of the judges and courts of the judicial district of El Cercado de Lima, waiving the jurisdiction of their respective domiciles, if necessary.

You are hereby requested, in your capacity as Notary Public, to include the introductory clauses of law and forward the pertinent copies to Public Records Office in and for Lima, for registration.

Executed in Lima, on [•], 2006.

- On behalf of the Purchaser	- On behalf of the Duvaz

(signed) Charles Graham Preble	(signed) Jaime Rodríguez Mariátegui Proaño,

(signed) Thomas J. Findley	(signed) Gonzalo Rodríguez Mariátegui Canny

- (signed) Jaime Rodríguez Mariátegui Blume

(signed) Luis Rodríguez Mariátegui Canny
- (signed) Melissa Gabriela Patroni Dedekind
- On behalf of Luis Rodríguez Mariátegui Proaño,
- (signed) Jaime Rodríguez Mariátegui Proaño
(signed) Luis Rodríguez Mariátegui Canny

- On behalf of María Josefa Canny Castro

(signed) Luis Rodríguez Mariátegui Canny

- (signed) Gladys María Blume Mazzini

LIST OF APPENDIXES

APPENDIX A:	Description of Assets

APPENDIX B:	Description of Liabilities

APPENDIX C:	Schedule of Payments

APPENDIX D:	Form Letter addressed to Company B to be executed by the SELLERS

APPENDIX E:	Form Letter addressed to Company B to be executed by the PURCHASER

APPENDIX  A TO THE STOCK PURCHASE AGREEMENT

ASSETS TO BE CONTRIBUTED TO COMPANY “B”

				EXTENSION			FILING ENTRY
NUMBER	SINGLE CODE	DESCRIPTION	AREA	Ha.	HOLDER AND SHARE INTERESTS		ENTRY	CARD	REGISTRATION AREA
1	08022116X01	ALEJANDRÍA	ALEJANDRÍA	3.1762	DUVAZ	100% A. DUVAZ	20001179	006272	Eighth Huancayo Office
2	08021628X01	ALEJANDRÍA SEGUNDA	ALEJANDRÍA	0.9981	DUVAZ	100% A. DUVAZ	20001178	006271	Regional Office in and for Huancayo
3	08003104X01	CALABAZA	ALEJANDRÍA	1.6105	DUVAZ – MARSANO	33% A. DUVAZ, 67% MARSANO	02006866	056251	Public Records Office in and for Lima and El Callao
4	08021630X01	DEMSIA ALEJANDRÍA SEGUNDA – A	ALEJANDRÍA	1.2011	DUVAZ	100% A. DUVAZ	20006561	16257	Regional Office in and for Huancayo
5	08021629X01	DEMASIA ALEJANDRÍA SEGUNDA – B	ALEJANDRÍA	0.5578	DUVAZ	100% A. DUVAZ	20003420	011026	Regional Office in and for Huancayo
6	08020879X01	DEMASIA NOVENA	ALEJANDRÍA	0.3359	DUVAZ	100% A. DUVAZ	20005693	015306	Regional Office in and for Huancayo
7	08020875X01	DEMASIA SAL SI PUEDES TERCERO	ALEJANDRÍA	0.4192	DUVAZ	100% A. DUVAZ	20001177	006270	Regional Office in and for Huancayo
8	08001848Y01	GRANCERO	ALEJANDRÍA	1.3398	GRANCERO DE HYO	33.1% A. DUVAZ, 66.9% MARSANO	20006612	052467	Ninth Lima Office
9	08001925Y01	LOLA	ALEJANDRÍA	1.9963	GRANCERO DE HYO	33.1% A. DUVAZ, 66.9% MARSANO	02006656	053397	Ninth Lima Office
10	08001860Y01	RIFLERO	ALEJANDRÍA	0.4532	DUVAZ	100% A. DUVAZ	02004692	022095	Public Records Office in and for Lima
11		PROPIEDAD SUPERFICIAL PLANTA	PUQUIOCOCHA	21.0000	DUVAZ	100% A. DUVAZ
12	P0100465	CONC. PUQUIOCOCHA	PUQUIOCOCHA	28.0000	DUVAZ	100% A. DUVAZ	20001176	006269	Regional Office in and for Huancayo
13	08001343Y01	ALICIA	TUCTO	1.4293	DUVAZ	100% A. DUVAZ	02006867	056275	Public Records Office in and for Lima
14	08001814Y01	AMORCITO	TUCTO	1.7462	DUVAZ	100% A. DUVAZ	02004334	016179	Public Records Office in and for Lima
15	08000777Y01	AUSTRIA DUVAZ	TUCTO	2.8175	DUVAZ	100% A. DUVAZ	02004448	018001	Ninth Lima Office
16	08001950X01	EULALIA	TUCTO	0.7716	DUVAZ	100% A. DUVAZ	02004333	016175	Ninth Lima Office
17	08001705X01	LA CHIQUILICUATRO	TUCTO	0.9463	DUVAZ	100% A. DUVAZ	02004354	016277	Ninth Lima Office
18	08001488Y01	LA TUERCA	TUCTO	1.4546	DUVAZ	100% A. DUVAZ	02006194	047037	Ninth Lima Office
19	08001912Y01	MELCHORITA	TUCTO	0.5497	DUVAZ	100% A. DUVAZ	02004335	016183	Ninth Lima Office
20	08003521Y01	MUSSETA	TUCTO	0.7664	DUVAZ	100% A. DUVAZ	02006654	053379	Ninth Lima Office
21	08001934Y01	POBRE DIABLO	TUCTO	0.5166	POBRE DIABLO DE HYO	20% A. DUVAZ, 80% OTHERS	02006889	056443	Public Records Office in and for Lima
21	08001574X01	QUE LOS HAY	TUCTO	0.2358	DUVAZ	100% A. DUVAZ	02004355	016281	Ninth Lima Office
23	08000997Y01	RICARDO	TUCTO	0.9277	DUVAZ	100% A. DUVAZ	02006661	53435	Regional Office in and for Lima
24	08002497X01	SARITA	TUCTO	1.4086	DUVAZ	100% A. DUVAZ	02006192	047025	Ninth Lima Office
25	0804354HY01	TUCTO CINCO	TUCTO	2.1047	DUVAZ	100% A. DUVAZ	20005801	015415	Regional Office in and for Huancayo
26	0804354GY01	TUCTO CUATRO	TUCTO	1.4086	MINERA RIO BLANCO S.A.	100% A. DUVAZ	20005800	015414	Regional Office in and for Huancayo
27	0804354EY01	TUCTO DOS	TUCTO	7.9285	MINERA RIO BLANCO S.A.	100% A. DUVAZ	20005798	015412	Regional Office in and for Huancayo
28	0804354FY01	TUCTO TRES	TUCTO	1.3915	MINERA RIO BLANCO S.A.	100% A. DUVAZ	20005799	015413	Regional Office in and for Huancayo
29	0804354DY01	TUCTO UNO	TUCTO	39.3523	MINERA RIO BLANCO S.A.	100% A. DUVAZ	20005797	015411	Regional Office in and for Huancayo
30	08001071Y01	VICTORIA	TUCTO	2.8171	DUVAZ	100% A. DUVAZ	02006193	047031	Ninth Lima Office
		TOTAL		129.6611

APPENDIX  B TO THE STOCK PURCHASE AGREEMENT

ITEM	US$
BANKS

MPC: FORMER DEBT WIESE	$5,062,650	$2,000,000
MPC: FORMER DEBT CRÉDITO	612,683	750,000
MPC: FORMER DEBT INTERBANK	2,009,822	300,000

TOTAL	$7,685,155	$3,050,000

APPENDIX C TO THE STOCK PURCHASE AGREEMENT

SCHEDULE OF DISBURSEMENTS

(Stated in US$)

	DEBT	YEAR 1
ITEM	ASSUMED BY MPC	MONTH 1	MONTH 2	MONTH 3	MONTH 4	MONTH 5	MONTH 6	MONTH 7	MONTH 8	MONTH 9	MONTH 10	MONTH 11	MONTH 12	YEAR 1	YEAR 2	YEAR 3	YEAR 4	YEAR 5
1. FINANCIERO COFIDE	2,770,635	300,000	36,271	36,785	37,023	36,420	36,646	36,458	35,873	36,081	35,508	35,704	35,516	698,284	409,059	382,728	355,811	1,720,691
2. Severance Pay (CTS)	3,073,667	73,010	52,194	255,557	226,826	272,732	50,854	48,682	48,529	48,376	227,506	207,471	46,579	1,558,317	1,034,919	646,340	15,881
3. SUPPLIERS	2,710,623	107,257	92,848	92,905	91,297	90,551	89,931	71,429	75,272	86,985	88,627	76,559	64,290	1,027,951	920,962	573,016	106,388	85,922
4. GOVERNMENT	3,153,955	67,820	65,178	71,230	57,058	58,540	57,499	58,719	58,084	59,142	66,932	59,929	56,880	737,011	633,795	486,856	479,077	932,883
5. THIRD ARTIES	621,944	3,055	12,905	13,902	13,897	13,897	13,894	13,891	13,889	13,886	13,883	13,881	13,878	154,856	173,148	184,333	158,573	480
6. OTHERS	2,480,817	40,000	7,371	7,467	7,396	207,405	7,336	7,343	7,311	7,245	7,249	7,185	7,187	320,495	83,251	79,244	44,181	1,980,817
TOTAL	14,811,641	591,142	266,767	477,844	433,497	679,544	256,160	236,522	238,957	251,715	439,706	400,729	224,330	4,496,914	3,255,135	2,352,517	1,159,910	4,720,793

Appendix D of the Stock Purchase and Sales Agreement

Lima, [•], 2006

Messrs.

[Company B]

Lima - Peru

Attention:	Sr. [•]
General Manager

Dear Sirs,

This is to inform you that on [•], the ownership rights of nine thousand nine hundred (9900) Class A shares of capital stock of Company B, issued in the name of those that subscribe them, were transferred in favour of Minera Perú Copper S.A.

In such sense, we are hereby complying with our obligation to report the transfer in order to record it in the Share Register of the company, to cancel the Share Certificates issued in our name and to therefore issue the corresponding certificate in favour of Minera Perú Copper S.A.

Truly yours,

Luis Rodríguez Mariátegui Canny	Jaime Rodríguez Mariátegui Blume

Appendix E of the Stock Purchase and Sales Agreement

Lima, [•], 2006

Messrs.

[Company B]

Lima - Peru

Attention:	Sr. [•]
General Manager

Dear sirs,

This is to request the Company to record in the Share Register the encumbrances charged on the nine thousand nine hundred (9900) Class “A” Shares of stock of Company B (“Class A Shares”) we owned, in accordance with the Stock Purchase and Sales Agreement dated [•] (“Stock Purchase and Sales Agreement”), entered into by and between Mr. Luis RODRÍGUEZ MARIÁTEGUI CANNY and Jaime RODRÍGUEZ MARIÁTEGUI BLUME (“Secured Creditors”).

By virtue of the provisions set forth in the Stock Purchase Agreement, as to date the following encumbrances have been charged on the Class “A” Shares:

1.               A pledge for the amount of US$ 7,000,000 (Seven Million US Dollars) in favour of the Secured Creditor as a performance bond of each and every obligation established in the Stock Purchase Agreement. The pledge shall be regulated by Article Nine of the Agreement.

Our company undertakes to maintain under pledge the number of shares, representing one hundred percent (100%) of the Class “A” Shares issued by the Company, so that in the event of a capital increase, the pledge shall be automatically extended to include the number of Class “A” Shares required to maintain said percentage.

2.               Pursuant to the provisions set forth in Section 109 of the Business Corporations’ Act, the Secured Creditors exercise their political and financial rights with regard to the Class “A” Shares, subject matter of the pledge during its effective term, in accordance with the provisions set forth in Article Ten of the Stock Purchase Agreement.

3.               Furthermore, pursuant to Section 101 of the Business Corporations’ Act, our company is not allowed to transfer, tax or charge the Class “A” Shares during a term of no less than ten (10) year, in accordance with the provisions set forth in Point 11.1, Article Eleven of the Stock Purchase Agreement.

Moreover, we request the Company to record in the Share Register the encumbrances charged on the one hundred (100) Class “B” shares of stock of Company B, which cannot be transferred, taxed or charged during a term of no less than ten (10) year, in accordance with the provisions set forth in Subpoint 11.1, Article Eleven of the Stock Purchase Agreement.

Truly yours,

General Manager

Minera Perú Copper S.A.

EXHIBIT E

Exhibit E to the Master Agreement

You are hereby requested in your capacity as Notary Public to enter in your Notarial Record Book one evidencing the Option Agreement for the Transfer of Mining Rights (the “Option Agreement”) entered into by and between SOCIEDAD MINERA AUSTRIA DUVAZ, identified by Tax ID Number (RUC) 20100102171, with principal place of business for the purposes hereof at Av. José Gálvez Barrenechea 925, San Borja,  acting by and through Jaime RODRÍGUEZ MARIÁTEGUI PROAÑO, identified by National Identity Card (DNI) 09154499 and Gonzalo RODRÍGUEZ MARIÁTEGUI CANNY, identified by National Identity Card (DNI) 09877652, as per powers of attorney filed in Entry 11392644 of the Registry of Companies in and for Lima and El Callao, and specifically in the Minutes of the Shareholders’ Meeting of SOCIEDAD MINERA AUSTRIA DUVAZ S.A.C., dated March 14, 2006 (“DUVAZ”); and MINERA PERÚ COPPER S.A., identified by Tax ID Number (RUC) 20506675457, with principal place of business at Av. San Borja Norte 1302, San Borja, acting by and through Charles Graham PREBLE, identified by Alien Registration Card (CE) 000084967 and Thomas J. FINDLEY, identified by Alien Registration Card (CE) 114608, as per powers of attorney filed on Entry 11532703 of the Registry of Companies in and for Lima and El Callao, (hereinafter “MPC”), under the following terms and conditions:

This Option Agreement is entered into with the participation of Luis RODRÍGUEZ MARIÁTEGUI PROAÑO, identified by National Identity Card (DNI) 09144124, with principal place of business for the purposes hereof at Calle Miguel Aljovín 530, Surco, acting by and through Luis RODRÍGUEZ MARIÁTEGUI CANNY, identified by National Identity Card (DNI) 08798881, as per power of attorney filed on Entry 11035745 of the Registry of Mandates in and for Lima and El Callao, and Jaime RODRÍGUEZ MARIÁTEGUI PROAÑO, identified by National Identity Card (DNI) 09154499, with principal place of business for the purposes hereof at Av. José Gálvez Barrenechea 925, San Borja, (jointly referred to as “the Agents”) as evidence of their acceptance of the obligations arising from their position in accordance with this Option Agreement.

Moreover, this Option Agreement is entered into with the participation of María Josefa CANNY CASTRO, identified by National Identity Number (DNI) 09144123, spouse of Luis RODRÍGUEZ MARIÁTEGUI PROAÑO, acting by and through Luis RODRÍGUEZ MARIÁTEGUI CANNY, identified by National Identity Card (DNI) 08798881, as per power of attorney filed on Card 11035745 of the Registry of Mandates and Powers in and for Lima; and Gladys María BLUME MAZZINI, identified by National Identity Card (DNI) 08802895, spouse of Jaime RODRÍGUEZ MARIÁTEGUI PROAÑO, to grant their acceptance and consent with any and all terms and conditions of this Option Agreement.

ONE: Recitals

1.1                                On [•], 2006, DUVAZ, the Agents, Luis RODRÍGUEZ MARIÁTEGUI CANNY, Jaime RODRÍGUEZ MARIÁTEGUI BLUME (jointly referred to as “Class A Shareholders of Company B”) and MPC entered into a Master Agreement (the “Master Agreement”).

Said Master Agreement regulates the conditions to be included in this Option Agreement, among other issues. In this regard, this Option Agreement is entered into as part of a global agreement between DUVAZ, the Agents, the Company B Class “A” Shareholders and MPC.

1.2                                As from the date of execution of the Master Agreement, MPC has carried out a due diligence process to review the situation of certain mining concessions, surface rights, ideal shares in co-owned mining concessions, and share interests in mining companies as detailed in Exhibit A to the Master Agreement and which is attached hereto as Appendix A (the “Assets”). As a result of said due diligence, MPC has decided to enter into this Option Agreement for the Assets.

For the purposes of the granting of the option regulated in this Option Agreement and in its appendixes, the term “Assets” shall not include those aliquots of concessions or those concessions in respect of which the right of first refusal or right of revocation has been exercised by the co-owners of DUVAZ or of its partners in Limited Liability Mining Companies.

1.3                                Simultaneously with the execution of this Option Agreement, (i) the Class “A” Shareholders of Company B and (ii) MPC enter into a Stock Purchase Agreement for 100% of the Class “A” shares of stock representing 99% of the capital stock of Company B, owned by the Class “A” Shareholders of Company B (the “Stock Purchase Agreement”).

1.4                                Likewise, the Class “A” Shareholders of Company B and MPC agree to simultaneously enter into a royalty agreement pursuant to the form agreement attached to the Master Agreement as Exhibit G.

TWO: Purpose

In accordance with the regulations in force, DUVAZ hereby grants MPC a purchase option (the “Option”) over for the Assets. By virtue of the Option, MPC is entitled to acquire and DUVAZ is bound to transfer the Assets in favour of MPC at the time MPC decides, in its sole discretion, to exercise the Option, within the term stipulated in Article Three.

The parties hereto expressly agree that the Option may be only exercised for the entirety of the Assets, without prejudice to the provisions set forth in Point 1.2 of Article One hereof.

THREE: Option Term

The Option term shall be of five (5) years as from the execution of the notarially recorded instrument evidencing the preliminary Option Agreement.

FOUR: Formalities for the Exercise of the Option

4.1                                In the event that MPC decides to exercise the Option, MPC shall notify such decision to DUVAZ by means of a Notarized Letter at least six (6) months in advance of the date on which its decision to exercise the Option takes effect.

MPC must state in said notice: (i) whether it decides to exercise or not the Option for the entirety of the Assets; (ii) the date and time in which the parties must execute the Final Agreement for the Transfer of Assets entered into by virtue of the Option Agreement in accordance with the form attached to this Option Agreement as Appendix B (the “Transfer Agreement”), if applicable; (iii) the date, time and notary’s office in which the parties must execute the notarially recorded instrument containing the preliminary agreement of the Transfer Agreement, if applicable; and (iv) the proposal of three companies to conduct the baseline study referred to in Article Seventeen hereof.

4.2                                Said notice shall take effect within the term prescribed in the foregoing paragraph, provided that, on such date: (i) MPC has fulfilled its obligation to provide DUVAZ’s creditors with the funds detailed in the Schedule of Payments attached to the Exhibit F to the Master Agreement and which forms part of the Appendix C to the Option Agreement or has it subrogated DUVAZ’s position as debtor before the creditors; and (ii) MPC has paid the Class “A” Shareholders  of Company B the full price established in Article Four of the Stock Purchase Agreement; and (iii) MPC has complied with replacing or releasing those collaterals or personal securities backing up DUVAZ’s obligations indicated in Appendix C to the Option Agreement that have been established by the Agents (whether directly or indirectly) and which are listed in Exhibit K of this Master Agreement.

FIVE: Assets under Joint Ownership or Subject to Rights of First Refusal

5.1                                MPC acknowledges that the concession named “Calabaza” (as per the list of concessions attached hereto as Appendix A) is jointly owned by DUVAZ (33.33%) and SUCESIÓN TOMÁS MARSANO GUTIÉRREZ (66.66%). In this regard, should MPC decide to exercise the Option, the transfer of the ideal shares in such co-owned mining concession shall be subject to a right of revocation in favour of SUCESIÓN TOMÁS MARSANO GUTIÉRREZ.

5.2                                MPC acknowledges that (1) the concession named “Grancero” (as per the list of concessions attached hereto as Appendix A) is owned by SOCIEDAD MINERA DE RESPONSABILIDAD LIMITADA GRANCERO DE HUANCAYO and (2) the share interests of such mining company are held by DUVAZ (33.33%) and SUCESIÓN TOMÁS MARSANO GUTIÉRREZ (66.66%). In this connection, should MPC decide to exercise the Option, the transfer of the share interests in such mining company shall be subject to a right of first refusal in favour of SUCESIÓN TOMÁS MARSANO GUTIÉRREZ.

5.3                                MPC acknowledges that the concession named “Lola” (as per the list of concessions attached hereto as Appendix A) is owned by SOCIEDAD MINERA DE RESPONSABILIDAD LIMITADA GRANCERO DE HUANCAYO, the share interests of which are held by DUVAZ (33,33%) and SUCESIÓN TOMÁS MARSANO GUTIÉRREZ (66,66%). In this regard, should MPC decide to exercise the Option, the transfer of the share interests in such mining company shall be subject to a right of first refusal in favour of SUCESIÓN TOMÁS MARSANO GUTIÉRREZ.

5.4                                MPC acknowledges that the concession named “Pobre Diablo” (as per the list of concessions attached hereto as Appendix A) is owned by SOCIEDAD MINERA DE RESPONSABILIDAD LIMITADA POBRE DIABLO DE HUANCAYO, the share interests of which are held by DUVAZ (20%), SUCESIÓN TOMÁS MARSANO GUTIÉRREZ (40%), Martín OBRADOVICH (20%) and Antonio VANINI (20%). In this connection, should MPC decide to exercise the Option, the transfer of the share interests in such mining company shall be subject to a right of first refusal in favour of SUCESIÓN TOMÁS MARSANO GUTIÉRREZ, Martín OBRADOVICH and Antonio VANINI.

5.5                                If DUVAZ and the Agents were unable to obtain the consents required to formalize the transfer of the Assets detailed in Points 5.1 to 5.4 hereof, MPC shall be entitled to reduce the price for the transfer of the Class “A” Shares issued by the Company B in an amount equivalent to the value of said Assets.

For such purpose, the value of the Assets that could not have been transferred to MPC shall be determined as follows:

A/B x C; where:

A:                                  Is the area of the concessions detailed in Point 5.1 to 5.4 of this Option Agreement that could not have been transferred to MPC.

B:                                    Is the area of all the concessions detailed in Appendix A to this Option Agreement.

C:                                    Is the fifty percent (50%) of the amount for: (i) US$ 8,000,000.00 (Eight Million US Dollars) to be paid by virtue of the Stock Purchase Agreement; and (ii) the amount of the obligations detailed in the Schedule of Payment attached to Appendix C to this Option Agreement that shall be assumed by MPC for granting the Option.

SIX: Payment Obligation as from the Filing of the Option Agreement

6.1                                MPC shall be bound to pay off, on the account of DUVAZ and without any reimbursement obligation for it, the obligations listed in the Schedule of Payments attached to the Appendix C to the Option Agreement as from de time this Option Agreement is registered in the filing entries of all mining concessions detailed in Appendix A, except for: (i) the mining concession named “Calabaza”, which is under a system of co-ownership as detailed in Point 5.1 hereof; and, (ii) the mining concessions named “Grancero”, “Lola” and “Pobre Diablo” owned by the mining companies detailed in Points 5.2 to 5.4 hereof..

6.2                              The parties hereto expressly agree that any payments made by MPC to DUVAZ’s creditors in compliance with the Schedule of Payments attached to the Appendix C to the Option Contract may not be considered to be an assignment of the position as creditor in favour of MPC nor shall they generate any reimbursement obligation for MPC.

6.3                              This obligation assumed by MPC shall constitute part of the consideration for the transfer of the Assets in the event that MPC decides to exercise the Option, and shall remain in full force and effect until the notice referred to Point 8.2 of Article Eight hereof takes effect.

SEVEN: Control Committee

7.1                              In accordance with the provisions set forth in the Master Agreement, and during the Option period, MPC, DUVAZ and the Agents shall set up a control committee (the “Control Committee”) to monitor and obtain information on the level of liabilities foreseen in the Schedule of Payments attached to the Appendix C hereof, as well as the discounts that may be obtained as a result of the renegotiation of such liabilities.

7.2                              The Control Committee shall consist of four (4) members. One (1) of such members shall be appointed by DUVAZ, one (1) by the Agents, and two (2) by MPC. It shall be presided over by a representative appointed by MPC.

7.3                              The Control Committee shall meet at least once every fifteen (15) days. The Chairman shall be empowered to call a meeting of the Control Committee whenever deemed pertinent. Each notice of meeting shall state the venue. Notices of meeting may be submitted by e-mail or by any other written means to the addresses that the Parties shall indicate in the notice to be sent to each other within a term not  exceeding three (3) days following the execution hereof.

In the meetings of the Control Committee, the progressive compliance by MPC with the Schedule of Payments attached to the Appendix C hereof by MPC.

7.4                              Any decision, judgment or recommendation of the Control Committee shall be agreed with the favourable vote of three (3) of its members.

EIGHT: Formalities and Consequences of Failure to Exercise the Option

8.1                              If MPC notifies DUVAZ of its decision not to exercise the Option and the Stock Purchase Agreement is still in force, this fact shall not affect the validity or enforceability of MPC’s obligation to pay off, on account of DUVAZ and without any reimbursement obligation for it, the obligations listed in the Schedule of Payments attached to Appendix C to this Option Agreement. In these cases, the

Option Agreement shall remain in full force and effect with respect to all the obligations related to the payment by MPC of the obligations listed in said Appendix C. In this case, the payments made by MPC until that time, in compliance with the Appendix C, as well as those to be made in respect of the same, shall be considered as a penalty in favour of DUVAZ for the non transfer of the Assets. In the case provided for in this point, the notice of MPC informing on its decision not to exercise the Option shall take effect immediately.

8.2                                If, concurrently with the notice informing on its decision not to exercise the Option, MPC also notifies the Class “A” Shareholders of Company B of its decision to terminate the Stock Purchase Agreement, the following consequences shall take place:

(i)                                    Any and all credit rights of MPC before DUVAZ or Company B shall be assigned, under gratuitous title, to the Agents or their designees. To that purpose, MPC commits itself to have previously complied with its obligations (including any outstanding obligation) under the agreements executed to acquire title to said credit rights.

(ii)                                 MPC shall formalize the transfer of one hundred percent (100%) of the shares issued by Company B in favour of the Company B Class “A” Shareholders, pursuant to the terms and conditions foreseen in the Stock Purchase Agreement.

(iii)                               Once the conditions described in points (i) and (ii) above have been met, the notice of MPC informing on its decision not to exercise the Option shall take effect, so that this Option Agreement shall be automatically terminated and MPC shall not be obliged to pay the unaccrued balance of the Schedule of Payments attached to the Appendix C of this Option Agreement. The refusal of the Agents, Class “A” Shareholders of Company B, DUVAZ or their designees to formalize the acts indicated in points (i) and (ii) above, shall be considered as if such conditions are met.

In this case, the parties expressly place on record that MPC shall not have any right to claim DUVAZ or the Agents any of the payments made to DUVAZ’s creditors in compliance with the Schedule of Payments attached to the Appendix C hereof.  In this case, such payments shall be considered as a penalty in favour of DUVAZ for the non transfer of the Assets.

NINE: Exercise of the Option

9.1                                MPC may exercise the Option at any time during the term hereof, six (6) months in advance of the expiry of the term granted in Article Three hereof, provided that MPC has complied with its obligation to provide DUVAZ’s creditors with the funds detailed in the Schedule of Payments attached to the Appendix C to this

Option Agreement or has it subrogated DUVAZ’s position as debtor before the creditors.

9.2                                Once the Option is exercised, DUVAZ binds itself to formalize the transfer of the Assets in favour of MPC. For such purpose, on the dates mentioned in the notice referred to in Point 4.2, DUVAZ and MPC shall execute the preliminary agreement and the notarially recorded instrument corresponding to the Transfer Agreement.

9.3                                Furthermore, DUVAZ is under the obligation to execute any and all public or private documents required to perfect and formalize the execution of the Transfer Agreement and the filing thereof with the Public Records Office. In an effort to accelerate the filing with the Public Records Office, the parties may additionally execute the pertinent documents reflecting the transfer of each one of the Assets subject matter of the Option.

TEN: Consideration for the Execution of the Agreement for the Transfer of the Assets

10.1                          The parties hereto agree that, if MPC notifies DUVAZ of its intention to exercise the Option, MPC’s obligation to pay off the obligations detailed in the Schedule of Payments attached to the Appendix C to this Option Contract shall be assigned to the consideration for the execution of the Transfer Agreement.  Likewise, MPC shall pay DUVAZ, in consideration for the execution of the Transfer Agreement, a royalty on the production extracted from such Assets, under the terms and conditions set forth in the Royalty Agreement to be entered into by and between both parties for that purpose, a sample of which is contained in Exhibit H to the Master Agreement.

10.2                          If the exercise of the Option by MPC takes effect prior to the expiry of the term prescribed in Article Three hereof, in addition to the consequence foreseen in the foregoing paragraph: (i) MPC shall pay DUVAZ the projected economic cash flow of the Assets, in accordance with Exhibit J to the Master Agreement, which is attached to the Appendix D to this Option Agreement; (ii) MPC shall pay DUVAZ’s creditors the full unpaid balance of the obligations detailed in the Schedule of Payments attached to the Appendix C to this Option Agreement, considering them extinguished, or, in any case, subrogate DUVAZ’s position as debtor before the creditors; and (iii) MPC shall pay the Company B Class “A” Shareholders the full unpaid balance of the price of the shares issued by Company B.

10.3                          DUVAZ expressly waives the legal mortgage for the unpaid balance of the consideration agreed in Points 10.1 and 10.2 above.

ELEVEN: Representations and Warranties of DUVAZ

DUVAZ hereby represents and warrants to MPC that the representations and warranties contained in this Article are true, correct and fully accurate.

11.1                          DUVAZ is a corporation duly organized and existing under the laws of the Republic of Peru.

11.2                          The entering into and execution of this Option Agreement is among the corporate powers of DUVAZ, which has carried out all legal and statutory formalities and has granted all the authorizations required to that purpose.

The execution of this Option Agreement constitutes a valid and compulsory act for DUVAZ and compliance therewith may be enforced pursuant to its terms. The party executing this Option Agreement on behalf of DUVAZ is legally authorized to do so by virtue of the powers of representation vested on it and to bind DUVAZ according to the terms thereof.

In this connection, DUVAZ is duly qualified to enter into this Option Agreement and to comply with each one of the commitments assumed thereunder and, consequently, all the obligations derived from this Option Agreement and from any other agreement executed to perform it are valid, binding upon and enforceable against DUVAZ.

11.3                          Moreover, Duvaz has complied with obtaining the approval of this Agreement. DUVAZ represents that the decision to perform the corporate reorganization was made with the quorum and the majority set forth in Chapter 5,  Section 115 and Section 126 of the Business Corporations’ Act and that the resolution was adopted with the favourable vote of a number of shareholders representing more than fifty (50%) of the voting shares. A certified copy of the Minutes whereby said agreement is registered in the Notarially Recorded Instrument shall be attached hereto.

11.4                          The execution and entering into this Option Agreement by DUVAZ do not require any prior registration or communication nor any approval or authorization of third parties or any governmental, judicial or binding authority, under the provisions of any law, executive order or court order.

11.5                          DUVAZ represents that it has a valid, sufficient and enforceable title to the Assets.

11.6                          Until the notice referred to in Article Four takes effect, DUVAZ shall not carry out any act not comprised within its ordinary line of business without prior notice to MPC and shall conduct its activities in a prudent and diligent manner.

TWELVE: Representations and Warranties of MPC

MPC hereby represents and warrants to DUVAZ, in respect to itself, that the representations and warrants contained in this Article are true, correct and fully accurate.

12.1                          MPC is a corporation duly organized and existing under the laws of the Republic of Peru.

12.2                          The entering into and execution of this Option Agreement is among the corporate powers of MPC, which has carried out all legal and statutory formalities and has granted all the authorizations required to that purpose.

The execution of this Option Agreement constitutes a valid and compulsory act for MPC and compliance therewith may be enforced pursuant to its terms. The party executing this Option Agreement on behalf of MPC is legally authorized to do so by virtue of the powers of representation vested on him and to bind MPC according to the terms thereof.

In this connection, MPC is duly qualified to enter into this Option Agreement and to comply with each one of the commitments assumed thereunder and, consequently, all the obligations derived from this Option Agreement and from any other agreement executed to perform it are valid, binding upon and enforceable against MPC.

12.3                          The execution and entering into this Option Agreement by MPC do not require any prior registration or communication nor any approval or authorization of third parties or any governmental, judicial or binding authority, under the provisions of any law, executive order or court order.

THIRTEEN: Termination of the Option Agreement

13.1                          The parties expressly agree that this Option Agreement may be terminated in the event of the non-fulfillment or the partial, late or defective fulfillment of any of their obligations hereunder, or in the event of the non-fulfillment or the partial, late or defective fulfillment of any of their obligations under the Master Agreement or any other contract that forms part of the global agreement among DUVAZ, the Agents, the Class “A” Shareholders of Company B and MPC, embodied in the Master Agreement.

13.2                           If the party affected by the non-fulfillment or the partial, late or defective fulfillment of the obligations set out in the foregoing paragraph decides to terminate the Option Agreement, it shall send a Notarized Letter to the other party requesting it to satisfy the non-fulfilled obligation or the obligation that was partially, lately or defectively fulfilled within a term of no less than fifteen (15) days, under penalty of automatically terminating the Option Agreement. If the obligation is not fulfilled within the stipulated term, the Option Agreement shall be terminated as a matter of law.

13.3                          In the event of termination based on any grounds attributable to MPC, it shall not have any right to claim DUVAZ or the Agents or the Class “A” Shareholders of Company B any amount that MPC would have paid in respect of any of the obligations assumed hereunder. Said amounts shall be considered as a penalty in favour of DUVAZ or the Agents or the Class “A” of Company B as applicable, for the damages caused without prejudice to the right of DUVAZ or the Agents to file any claim for the subsequent damage that could take place.

13.4                        In the event of termination based on any grounds attributable to DUVAZ, or the Agents, they shall jointly and severally return to MPC, all the amounts spent to the effective date of termination in respect of the execution of this Option Agreement, including such amounts that MPC would have spent by virtue of Appendix C, without prejudice to the right of MPC to file any claim for the subsequent damage that could take place.

FOURTEEN: Environmental and Safety Liabilities

As from the date in which MPC exercises the Option and the Agreement for the Transfer of Assets detailed in Exhibit A is registered in the filing entries of all the mining concessions subject matter of this Option Agreement, MPC shall assume the following environmental and safety liabilities:

14.1                       Any and all past environmental obligations or liabilities disclosed by the Agents to MPC during the due diligence process referred to in Article One, including but not limited to all the environmental contingencies or liabilities disclosed in the Environmental Adaptation and Management Program (PAMA), in the comprehensive PAMA or in the Environmental Impact Studies of DUVAZ. In order to avoid any doubt, MPC acknowledges that it shall assume the environmental contingencies and liabilities associated with the Kingsmill tunnel, DUVAZ’s camps and plant, and the piles of material (mineralized or refuse) that may exist at the time the option is exercised.

14.2                       All the current or future environmental obligations and liabilities related to the Properties.

14.3                       All the obligations related to the Mine Closure Plan (in compliance with Acts 28090 and 28271, as amended, replaced and regulated) of the Properties listed in Exhibit A hereto, except for the obligations accrued prior to the exercise of the option.

In order to avoid any doubt, DUVAZ and the Agents are responsible for carrying out the closure of the mine currently exploited by DUVAZ in the Properties listed in Exhibit A hereof, and for keeping the respective Mine Closure Plan updated. If, due to any circumstance, the environmental liability closure plan or the mine closure plan is not updated on the date the option is exercised, MPC may deduct the amounts required to comply with such obligations (i) from the discounted flow to be paid if the option set forth in the Option Agreement is exercised, (ii) from the Escrow Account referred to in Article Five of the Stock Purchase Agreement, and (iii) then, if necessary, from the eventual royalties MPC had to pay in favour of DUVAZ or Luis RODRÍGUEZ MARIÁTEGUI CANNY and Jaime RODRÍGUEZ MARIÁTEGUI BLUME, by virtue of the royalty agreements foreseen in Article Four to the Master Agreement. MPC may decide on which royalties the collection shall first be made.

FIFTEEN: Environmental Guarantees

As from the date on which this Option Agreement is executed and registered in the filing entries of all Assets subject matter of the Option, MPC shall provide the environmental guarantees corresponding to the compliance with the Law on the Mine Closure Plan, as amended, replaced and regulated of the Properties listed in Exhibit A hereto, only with respect to the Kingsmill tunnel waters. Should MPC notify DUVAZ of its decision not to exercise the Option, DUVAZ shall replace such guarantee within the three (3) following months (unless MPC had exercised the option entered into with CENTROMIN on the Toromocho Project).

SIXTEEN: Environmental obligations

16.1                        Environmental obligations shall be understood to be those established in the laws on the protection of the environment and the health of persons and living things in general which are applicable to DUVAZ on the date of execution of the Master Agreement or the laws that may be enacted in the future, the obligations deriving from the environmental instruments approved and the environmental legislation in general aimed at protecting the health of living things in general. The obligations for the comprehensive projects in which DUVAZ is involved but does not have decision power, shall not be the responsibility of DUVAZ or the Agents, without prejudice to their economic obligations derived from their participation in said projects.

16.2                        The Control Committee referred to in Article Seven shall have powers to supervise the environmental management of DUVAZ’s operations and to make recommendations on the management of such operations. DUVAZ and the Agents jointly and severally bind themselves to provide any information that may be required by the Control Committee.

SEVENTEEN: Baseline Study

17.1                        Within three (3) months following receipt of the notice sent by MPC informing on its decision to exercise the transfer option, a baseline study shall be prepared, determining, from an environmental standpoint, the conditions in which the Properties detailed in Exhibit A to the Master Agreement are received. The baseline study shall be conducted by a company elected by DUVAZ from a list of three (3) companies proposed by MPC. To this effect, DUVAZ shall have five (5) business days to inform MPC in writing of the company it has elected. Otherwise, MPC shall be authorized to elect the company from the three (3) proposed companies. The cost of such study shall be borne by MPC. The study shall include the determination of the degree of compliance with the laws on the protection of the environment and the health of persons and living things in general which are applicable to DUVAZ on the date the Master Agreement is executed or the laws that may be enacted in the future, as well as the determination of the amount required to remedy any eventual environmental impact resulting from the non-compliance with the environmental instruments that may be in force on the date the Option is exercised. MPC shall establish the terms of reference of the study to be carried out in order to determine the compliance by DUVAZ with the environmental obligations under the terms indicated in Article Sixteen hereof. DUVAZ and the Agents jointly and severally bind themselves to provide any information that may be necessary to carry out said study.

17.2                        If, as a result of the baseline study, it is determined that DUVAZ’s new operations (those carried out after the date of execution hereof) were not executed in accordance with the applicable environmental instruments and were not adapted to any applicable environmental legislation that may be enacted in the future, MPC may deduct the costs determined by the study to adapt such operations to said environmental instruments (i) from the discounted flow to be paid if the Option set forth in the Option Agreement is exercised, (ii) from the Escrow Account referred to in Article Five of the Stock Purchase Agreement, and (iii) then, if necessary, from the eventual royalties MPC had to pay in favour of DUVAZ or the Class “A” Shareholders of Company B, by virtue of the royalty agreements foreseen in Article Four to the Master Agreement. MPC may decide on which royalties the collection shall first be made.

In no case shall the costs related to the comprehensive Kingsmill tunnel project be deductible, except for those obligations related to this project that are attributable to DUVAZ and that are enforceable on the date the Option is exercised.

17.3                        The conclusions of the baseline study and the amount that may be necessary to be deducted for DUVAZ to fulfill its obligations mentioned in the foregoing paragraph are to be notified by MPC to DUVAZ within a term not exceeding five (5) business days following receipt of said baseline study.

EIGHTEEN: Compliance with the Regulations for the Registration of Mining Rights

This Option Agreement forms part of a series of covenants adopted by the parties in order to transfer a group of mining concessions owned by different individuals and companies. Within this group the Assets subject matter of this Option Agreement are included.  Furthermore, the considerations consist of different items and obligations assumed within the framework of a global agreement.

Without prejudice to the foregoing and with the sole purpose of enforcing the provisions set forth in the Regulations for the Registration of Mining Rights related to the obligation to assign value to each one of the Assets subject matter herein, the parties agree to assign the values indicated in Exhibit A to each one of the Assets.

NINETEEN: Miscellaneous Provisions

19.1                          Waiver of rights

Any non-compliance or delay by one of the parties in exercising any right contemplated herein shall not be deemed a waiver of such right. No waiver of a right contemplated herein shall be considered to have been made, unless such waiver is recorded in writing.

19.2.                       Notices

Any and all notices, requests, demands and any other communication required by or which may be sent under this Option Agreement shall be served in writing to the following addresses, fax number (with acknowledgment of receipt) or by registered mail, as follows:

To MPC

Attention:

Address:

Telephone:

Fax:

E-mail:

To DUVAZ

Attention:

Address:

Telephone:

Fax:

E-mail:

Any change of address or change in any data of the parties shall only take effect if it is notified in writing to the other party at least ten (10) calendar days in advance of the date the change of address must take place.

If any of the requirements set forth in the preceding paragraph is not complied with, the change of address or change in data shall not take effect and shall not be enforceable against the parties. Under this assumption, any and all communications and notices are to be sent to the addresses, fax numbers and persons stated in this Point, considering them validly and effectively served.

19.3                          Assignment of contract

None of the parties may assign its interest in this Option Agreement without the prior written consent of the other party.

19.4                        Headings

The headings of the Articles have been inserted for convenience only and in no case shall they affect the application or interpretation thereof, since the full text of the Article and the general purpose of this Option Agreement shall govern.

19.5                        Partial Nullity

The invalidity, nullity or voidability of any Article or section hereof shall not affect or impair the enforceability of the remaining Articles hereof. Furthermore, it is the intention of the parties to replace any invalid, ineffective or voidable term, section or Article for a valid and enforceable Article or section in terms that are as similar as possible to those of the invalid, ineffective or voidable Article or section.

Accordingly, in the event that any section or Article of the Option Agreement is declared invalid or unenforceable by a competent court, judge, authority or arbitrator, the parties shall agree on their replacement for another valid Article, but with terms and effect that are as similar as possible to those of the original Article.

TWENTY: Applicable Law and Jurisdiction

20.1                        Applicable Law

This Option Agreement shall be governed and constructed in accordance with the laws of the Republic of Peru.

20.2                        Applicable Jurisdiction

The parties hereby convene that they in good faith shall, directly settle any dispute arising between them in relation to the interpretation, execution, validity or efficacy of this Agreement.

Should the parties in dispute fail to reach an agreement within a term of fifteen (15) calendar days, the dispute shall be settled by a de jure arbitration, at the request of either party, subject to the following rules:

(a)     The arbitration shall be conducted by an arbitration court consisting of three (3) members.

(b)             The arbitration shall be conducted in accordance with the Procedural Regulations of the National and International Settlement and Arbitration Center of the Lima Chamber of Commerce (hereinafter the “Center”), and in the event of its incapacity, by the rules established by the arbitrators.

(c)              Each party shall appoint an arbitrator and the third arbitrator shall be appointed by the arbitrators thus designated.  The third arbitrator shall preside over the arbitration court.

Failure by either of the parties to appoint their respective arbitrators within a term of ten (10) calendar days, as of the date on which they are notified by the other party, indicating their intention to adopt this article and designating their respective arbitrator, the arbitrator shall be appointed by the Center.

Furthermore, failure by the two appointed arbitrators to designate the third arbitrator within a term of ten (10) calendar days, as from the date of appointment of the latter arbitrator, the third arbitrator shall be appointed by the Center.

(d)             In the event of the need to designate a replacement arbitrator, for any reason whatsoever, he shall be designated following the same procedure fixed for the designation of the arbitrator being replaced.

(e)              Initially, the fees of the arbitrators must be paid by the parties in equal proportions. After the issue of the arbitration award, the unsuccessful party must reimburse said fees to the other, pursuant to the provisions set forth in paragraph (g) of this Article and to the provisions contained in the arbitration award.

Without prejudice to the provisions established in the foregoing paragraph, the parties convene that should any counterclaim be filed during the conduction of the arbitration proceeding, to increase the fees initially fixed by the arbitrators, the party proposing such counterclaim must exclusively pay the said additional fees.  If the party proposing the counterclaim fails to pay such fees, the arbitration proceeding shall continue its course as if said counterclaim had never been filed.

It is hereby established that should the party proposing the counterclaim be favoured with the issue of the final award, it shall also be entitled to the reimbursement of the additional fees of the arbitrators, pursuant to the provisions established in paragraph (g) of this Article and to the provisions contained in the arbitration award.

(f)                The costs incurred for the production of evidence during the conduction of the proceeding shall be borne by the party offering the evidence, without prejudice to the right to be reimbursed for said costs, pursuant to the provisions established in paragraph (g) of this Article and to the provisions contained in the arbitration award.

(g)             The costs and fees of the arbitration shall be borne by the unsuccessful party, including the fees of the arbitrators, the legal advisors and any other cost or expense derived from the conduction of said proceeding.  The arbitration award must include its provisions on this requirement.

(h)             The arbitration court shall have a term of ninety (90) business days, as from the date of its installation to issue the respective arbitration award, which is final and conclusive. The arbitration court may extend the term to issue the arbitration award by up to thirty (30) additional business days.

The parties may mutually agree to request the arbitration court to order an extension of the proceeding as many times as they may deem pertinent and for the terms that they may deem convenient, in which case, the arbitration court may increase the amount of its fees.

Furthermore, the arbitration court may be entrusted to accurately settle the dispute.

(i)                 The parties agree that should either of them file a motion to annul or challenge the arbitration award, it will be required to grant a joint and several letter of guarantee issued by a first-rate bank in favour of the other, in the amount of US$1,000,000 (One Million US Dollars). The referred Letter of Guarantee shall be granted prior to filing any appeal of this kind and shall remain in force for a minimum of one (1) year and the secured party must renew it in the event that the process for annulment has not ended within the original term of the Letter of Guarantee.  The Letter of Guarantee shall be kept by a notary public of Lima selected by the party granting it.  The notary public shall be instructed not to deliver the Letter of Guarantee to the other party, unless a firm and admitted court ruling has been issued against the party that filed the appeal for reversal of the arbitration award.

The letter of guarantee shall be returned to the party that filed the appeal for annulment or challenge, only if it ends with a firm and admitted court ruling in favour of said party. Otherwise, the letter of guarantee shall be executed in favour of the party that filed no appeal and shall be considered a penalty by the parties. The penalty referred to herein shall not curtail the amount of the damages, costs or fees due to the party who did not file the appeal.

(j)                 The arbitration shall be conducted in the city of Lima, Peru, and the language to be used in the arbitration proceeding shall be Spanish.

Furthermore, the parties agree that should the participation of the regular judges and courts be mandatory, the parties expressly submit to the jurisdiction of the judges and courts of the judicial district of Lima Cercado, waiving the jurisdiction of their domiciles.

You are hereby requested, in your capacity as Notary Public, to add the clauses provided for by law, serving notice to the Public Records Office for registration thereof.

Signed in Lima, on [•], 2006

DUVAZ	MPC

Representatives:	Representatives:
-(signed) Jaime Rodríguez Mariátegui Proaño	-(signed) Charles Graham Preble

-(signed) Gonzalo Rodríguez Mariátegui Canny	-(signed) Thomas J. Findley
Representative

-(signed) Luis Rodríguez Mariátegui Canny	-(signed) Jaime Rodríguez Mariátegui Proaño
On behalf of Luis Rodríguez Mariátegui
Proaño

-(signed) Luis Rodríguez Mariátegui Canny	-(signed) Gladys María Blume Mazzini
On behalf of María Josefa Canny Castro

LIST OF APPENDIXES

EXHIBIT A:	Description of the Assets

EXHIBIT B:	Form Transfer Agreement.

EXHIBIT C:	Schedule of Payments

EXHIBIT D:	Projected Economic Cash Flow

APPENDIX A TO THE OPTION AGREEMENT

										REFERENCE
				EXTENSION			FILING ENTRY			VALUE (US
NUMBER	SINGLE CODE	DESCRIPTION	AREA	Ha.	HOLDER AND SHARE INTERESTS		ENTRY	CARD	REGISTRATION AREA	DOLLARS)
1	08022116X01	ALEJANDRÍA	ALEJANDRÍA	3.1762	DUVAZ	100% A. DUVAZ	20001179	006272	Eighth Huancayo Office	466,245
2	08021628X01	ALEJANDRÍA SEGUNDA	ALEJANDRÍA	0.9981	DUVAZ	100% A. DUVAZ	20001178	006271	Regional Office in and for Huancayo	146,515
3	08003104X01	CALABAZA	ALEJANDRÍA	1.6105	DUVAZ — MARSANO	33% A. DUVAZ, 67% MARSANO	02006866	056251	Public Records Office in and for Lima and El Callao	78,015
4	08021630X01	DEMASIA ALEJANDRÍA SEGUNDA - A	ALEJANDRÍA	1.2011	DUVAZ	100% A. DUVAZ	20006561	16257	Regional Office in and for Huancayo	176,315
5	08021629X01	DEMASIA ALEJANDRÍA SEGUNDA - B	ALEJANDRÍA	0.5578	DUVAZ	100% A. DUVAZ	20003420	011026	Regional Office in and for Huancayo	81,880
6	08020879X01	DEMASIA NOVENA	ALEJANDRÍA	0.3359	DUVAZ	100% A. DUVAZ	20005693	015306	Regional Office in and for Huancayo	49,310
7	08020875X01	DEMASIA SAL SI PUEDES TERCERO	ALEJANDRÍA	0.4192	DUVAZ	100% A. DUVAZ	20001177	006270	Regional Office in and for Huancayo	61,535
8	08001848Y01	GRANCERO	ALEJANDRÍA	1.3398	GRANCERO DE HYO	33.1% A. DUVAZ, 66.9% MARSANO	20006612	052467	Ninth Lima Office	65,099
9	08001925Y01	LOLA	ALEJANDRÍA	1.9963	GRANCERO DE HYO	33.1% A. DUVAZ, 66.9% MARSANO	02006656	053397	Ninth Lima Office	96,998
10	08001860Y01	RIFLERO	ALEJANDRÍA	0.4532	DUVAZ	100% A. DUVAZ	02004692	022095	Public Records Office in and for Lima	66,525
11		PROPIEDAD SUPERFICIAL PLANTA	PUQUIOCOCHA	21.0000	DUVAZ	100% A. DUVAZ				809,803
12	P0100465	CONC. PUQUIOCOCHA	PUQUIOCOCHA	28.0000	DUVAZ	100% A. DUVAZ	20001176	006269	Regional Office in and for Huancayo	500,000
13	08001343Y01	ALICIA	TUCTO	1.4293	DUVAZ	100% A. DUVAZ	02006867	053275	Public Records Office in and for Lima	219,495
14	08001814Y01	AMORCITO	TUCTO	1.7462	DUVAZ	100% A. DUVAZ	02004334	016179	Public Records Office in and for Lima	946, 422
15	08000777Y01	AUSTRIA DUVAZ	TUCTO	2.8175	DUVAZ	100% A. DUVAZ	02004448	018001	Ninth Lima Office	432,675
16	08001950X01	EULALIA	TUCTO	0.7716	DUVAZ	100% A. DUVAZ	02004333	016175	Ninth Lima Office	118,495
17	08001705X01	LA CHIQUILICUATRO	TUCTO	0.9463	DUVAZ	100% A. DUVAZ	02004354	016277	Ninth Lima Office	197,215
18	08001488Y01	LA TUERCA	TUCTO	1.4546	DUVAZ	100% A. DUVAZ	02006194	047037	Ninth Lima Office	744,815
19	08001912Y01	MELCHORITA	TUCTO	0.5497	DUVAZ	100% A. DUVAZ	02004335	016183	Ninth Lima Office	84,415
20	08003521Y01	MUSSETA	TUCTO	0.7664	DUVAZ	100% A. DUVAZ	02006654	053379	Ninth Lima Office	265,355
21	08001934Y01	POBRE DIABLO	TUCTO	0.5166	POBRE DIABLO DE HYO	20% A. DUVAZ, 80% OTHERS	02006889	056443	Public Records Office in and for Lima	26,260
21	08001574X01	QUE LOS HAY	TUCTO	0.2358	DUVAZ	100% A. DUVAZ	02004355	016281	Ninth Lima Office	36,210
23	08000997Y01	RICARDO	TUCTO	0.9277	DUVAZ	100% A. DUVAZ	02006661	53435	Regional Office in and for Lima	480,815
24	08002497X01	SARITA	TUCTO	1.4086	DUVAZ	100% A. DUVAZ	02006192	047025	Ninth Lima Office	337,504
25	0804354HY01	TUCTO CINCO	TUCTO	2.1047	DUVAZ	100% A. DUVAZ	20005801	015415	Regional Office in and for Huancayo	974,952
26	0804354GY01	TUCTO CUATRO	TUCTO	1.4086	MINERA RIO BLANCO S.A.	100% A. DUVAZ	20005800	015414	Regional Office in and for Huancayo	216,315
27	0804354EY01	TUCTO DOS	TUCTO	7.9285	MINERA RIO BLANCO S.A.	100% A. DUVAZ	20005798	015412	Regional Office in and for Huancayo	1,708,808
28	0804354FY01	TUCTO TRES	TUCTO	1.3915	MINERA RIO BLANCO S.A.	100% A. DUVAZ	20005799	015413	Regional Office in and for Huancayo	549,094
29	0804354DY01	TUCTO UNO	TUCTO	39.3523	MINERA RIO BLANCO S.A.	100% A. DUVAZ	20005797	015411	Regional Office in and for Huancayo	5,323,320
30	08001071Y01	VICTORIA	TUCTO	2.8171	DUVAZ	100% A. DUVAZ	02006193	047031	Ninth Lima Office	698,965
		TOTAL		129.6611						15,959,370

EXHIBIT F

EXHIBIT F

SCHEDULE OF PAYMENTS
(Stated in US Dollars)

	DEBT	YEAR 1
ITEM	ASSUMED BY MPC	MONTH 1	MONTH 2	MONTH 3	MONTH 4	MONTH 5	MONTH 6	MONTH 7	MONTH 8	MONTH 9	MONTH 10	MONTH 11	MONTH 12	YEAR 1	YEAR 2	YEAR 3	YEAR 4	YEAR 5	(illegible)
1. FINANCIERO COFIDE	2,770,635	300,000	36,271	36,785	37,023	36,420	36,646	36,458	35,873	36,081	35,508	35,704	35,516	698,284	409,059	382,728	355,811	1,720,691	(illegible)
2. Severance Pay (CTS)	3,073,667	73,010	52,194	255,557	226,826	272,732	50,854	48,682	48,529	48,376	227,506	207,471	46,579	1,558,317	1,034,919	646,340	15,881		(illegible)
3. SUPPLIERS	2,710,623	107,257	92,848	92,905	91,297	90,551	89,931	71,429	75,272	86,985	88,627	76,559	64,290	1,027,951	920,962	573,016	106,388	85,922	(illegible)
4. GOVERNMENT	3,153,955	67,820	65,178	71,230	57,058	58,540	57,499	58,719	58,084	59,142	66,932	59,929	56,880	737,011	633,795	486,856	479,077	932,883	(illegible)
5. THIRD PARTIES	621,944	3,055	12,905	13,902	13,897	13,897	13,894	13,891	13,889	13,886	13,883	13,881	13,878	154,856	173,148	184,333	158,573	480	(illegible)
6. OTHERS	2,480,817	40,000	7,371	7,467	7,396	207,405	7,336	7,343	7,311	7,245	7,249	7,185	7,187	320,495	83,251	79,244	44,181	1,980,817	(illegible)
TOTAL	14,811,641	591,142	266,767	477,844	433,497	679,544	256,160	236,522	238,957	251,715	439,706	400,729	224,330	4,496,914	3,255,135	2,352,517	1,159,910	4,720,793	(illegible)

EXHIBIT F-1

EXHIBIT F-1

SCHEDULE OF PAYMENTS AUTHORIZED BY MPC
(Stated in US Dollars)

		YEAR 1
CONCEPT		MONTH 1	MONTH 2	MONTH 3	MONTH 4	MONTH 5	MONTH 6	MONTH 7	YEAR 1
1.	Severance Pay	58,010	48,507	43,859	39,322	38,446	37,536	35,622	301,303
	FRINGE BENEFITS FORMER EMPLOYEES LIMA	12,394	11,702	11,277	10,287	10,255	10,222	9,721	75,857
	FRINGE BENEFITS FORMER EMPLOYEES MINE	14,524	7,986	6,833	6,200	5,428	5,067	4,823	50,862
	FRINGE BENEFITS FORMER WORKERS	31,091	28,820	25,749	22,835	22,764	22,247	21,078	174,583

2.	SUPPLIERS	51,265	57,080	61,001	60,908	60,816	60,724	38,357	390,151
	PLINIO VILCHEZ	1,443	1,443	1,443	1,443	1,443	1,443	—	8,655
	SERVICIOS Y COMERCIO S.A.	204	204	204	204	204	204	204	1,429
	EMPRESA SAN PEDRO CONTRATISTAS GEN S.R.L.	292	292	292	292	292	292	292	2,047
	RESINES CORDOVA AUREO	210	210	210	210	210	210	210	1,468
	ASTETE MEDRANO SANTOS DAVID	366	366	366	366	366	366	—	2,195
	EMPRESA MINERA DEL CENTRO DEL PERU S.A.	18,778	18,778	22,751	22,710	22,670	22,630	22,589	150,907
	EMPRESA MINERA LOS QUENUALES S.A.	10,038	15,853	15,801	15,749	15,697	15,645	—	88,783
	VLADIMIR CUBA	2,833	2,833	2,833	2,833	2,833	2,833	—	17,000
	J.A. INGENIEROS S.A.C.	1,432	1,432	1,432	1,432	1,432	1,432	1,432	10,022
	DYNO NOBEL DEL PERU S.A.	1,067	1,067	1,067	1,067	1,067	1,067	1,067	7,468
	CIMALSA-CIA. DE INV.MIN.AGR.LURIN S.A.	1,062	1,062	1,062	1,062	1,062	1,062	1,062	7,432
	COMERCIAL CORDOVA S.R.LTDA.	949	949	949	949	949	949	—	5,693
	ELECTRO CENTRO S.A.	8,612	8,612	8,612	8,612	8,612	8,612	8,612	60,281
	COOPERATIVA DE AHORRO Y CREDITO DE TRAB	1,232	1,232	1,232	1,232	1,232	1,232	1,232	8,623
	ACTIVIDADES ELECTROMECANICAS IND. S.	888	888	888	888	888	888	888	6,219
	ICOBANDAS S.A.	769	769	769	769	769	769	769	5,382
	WIESE REPRESENTACIONES S.A.	1,091	1,091	1,091	1,091	1,091	1,091	—	6,545

3.	GOVERNMENT AND OTHER TAXES	38,982	39,118	41,699	45,419	45,449	45,460	45,351	301,479
	Fractionation RESIT	31,747	31,737	31,728	31,718	31,709	31,699	31,690	222,029
	Fractionation Article 36	5,785	5,783	5,781	5,780	5,778	5,776	5,774	40,457
	AFP Regular Expired Debt	1,450	1,597	4,190	7,921	7,962	7,985	7,887	38,993

TOTAL		148,257	144,705	146,559	145,650	144,711	143,720	119,330	992,932

EXHIBIT G

EXHIBIT G TO THE MASTER AGREEMENT

You are hereby requested in your capacity as Notary Public to enter in your Notarial Record Book one evidencing the Establishment of Royalties entered into by and between Luis RODRÍGUEZ MARIÁTEGUI CANNY, identified by National Identity Card (DNI) 08798881, with usual residence for the purposes hereof at Calle Miguel Aljovín 530, District of Surco, Province of Lima and Jaime RODRÍGUEZ MARIÁTEGUI BLUME, identified by National Identity Card (DNI) 09389280, with usual residence for the purposes hereof at Calle La Joya 175, Tambo de Monterrico, Surco (hereinafter jointly referred to as the “Sellers”); and MINERA PERÚ COPPER S.A., identified by Tax ID Number (RUC) 20506675457, with principal place of business for the purposes hereof at Av. San Borja Norte 1302, San Borja, acting by and through Charles Graham PREBLE, identified by Alien Registration Card (CE) 000084967, and H. Thomas J. FINDLEY, identified by Alien Registration Card (CE) 114608, as per powers of attorney filed on Entry 11532703 of the Registry of Companies in and for Lima and El Callao (hereinafter “MPC”).

Melissa Gabriela PATRONI DEDEKIND, identified by National Identity Card (DNI) 10308801, spouse of Jaime RODRÍGUEZ MARIÁTEGUI BLUME also participates in this Agreement, as evidence of her acceptance and agreement with any and all the terms and conditions set forth herein, and Company B, identified by Tax ID Number (RUC) [•], acting by and through [•], identified by National Identity Card (DNI) [•], , as per powers of attorney filed on Entry [•] of the Registry of Companies in and for Lima and El Callao, with principal place of business for the purposes hereof at [•] (hereinafter “Company B”) as evidence of its agreement with all the representations and provisions containing obligations to be fulfilled by the said company.

This Agreement is entered into under the following terms and conditions:

ONE:

Simultaneously with the execution of this Agreement, the Sellers and MPC have entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) over 100% of the Class “A” shares issued by Company B representing 99% of the capital stock of Company B. On the other hand, Company B is the holder of the mining concessions detailed in Appendix A that constitutes an integral part hereof (the “Mining Rights”). By virtue of the said transfer of shares, MPC is the owner of Company B.

TWO:

By this Agreement, which shall be registered in the Filing Entry of each one of the Mining Rights, MPC undertakes to pay the Sellers a royalty on the effective production extracted form the Mining Rights (the “Royalties”) as from the commencement of the commercial operations over the Mining Rights, as defined in Article Four. MPC also commits itself to keep in force the registration of the Royalty in the filing entry of each one of the Mining Rights and renew them before their expiration dates whenever deemed necessary. The right to collect the Royalties shall correspond to each one of the Sellers in equal parts.

THREE: The Royalties to be paid shall be calculated based on the net sales in accordance with the copper (Cu) price established at the time of calculating them according to the following table:

Cu	%
<0.80 US$/Lb	0.51%
0.8-1.10 US$/Lb	(4.0 x Cu) – 2.69%
>1.1 US$/Lb	1.71%

How to determine ranges and determine the amounts to be paid:

3.1      The cooper reference price shall be the average stated in US Dollars per pound of the cash prices (cash means) for the copper shown in the website of the London Metal Exchange during the semester prior to the period subject matter of the calculation.

3.2      The prices referred to in the preceding paragraph do not include the taxes charged to the sale of gold or any other ore.

3.3      The payment of the Royalties shall be enforceable for any act of commercialization of ores extracted from the Mining Rights, including those of sale, swap or any other method used by MPC or its successors, for valuable consideration or under gratuitous title.

3.4      In the event of producing ores different from copper, the equivalent amount of copper shall be added for determining the Royalties. This equivalence shall be obtained by using the average prices in the period in accordance with the calculation published by the Metals Bulletin, using the London Final for gold, the Handy & Harman for silver and the LME Settlement or its pertinent markets for copper, zinc, molybdenum and other metals.

FOUR:

The determination of the amount of Royalties to be paid shall be made from time to time every six (6) calendar months counted as from the commencement of the commercial operations over the Mining Rights. The commencement of the commercial operations shall be constituted by the first transfer, for valuable consideration, of the ore extracted from the Mining Rights.

The payment of the Royalties shall be verified in US Dollars within the fifteen (15) days following the expiration of the pertinent semester. The non-compliance with the total and prompt payment of the Royalties shall accrue an interest equivalent to the Libor rate plus 5%. The default interest shall be automatically accrued without any intimidation or proceeding by the Sellers.

The Sellers expressly waive the establishment of a legal mortgage that corresponds to the payment of the Royalties.

Two (2) or more consecutive or non-consecutive delays in the payments of the Royalties shall generate the Sellers’ right and MPC’s obligation or its successor to establish a mortgage over the Mining Rights or a pledge over the ores treated by MPC or its successor, at the discretion of the Sellers, for the unpaid amount, without prejudice to the exercise of any other right of the Sellers that could take place.

FIVE:

For the purposes of calculating the Royalties, the net sales referred to in Article Three shall be determined based on all the incomes received for the transfers made over the ores extracted from the Mining Rights, less: (i) the deductions for smelting and refining expenses, (ii) any tax created in the country that may be levied to the operation or to the local or export sales, currently in force or that may be created and that is effectively applied, (iii) the discounts for the usually deductible grades and for the losses caused by impurities, (iv) the transportation expenses from the processing plant to the loading port and - in case of export - from the Peruvian loading port to the place of destination of the products, (v) the brokerage expenses and sale commissions and the warehouse insurance expenses at the loading port to the port of destination for export, and (vi) the expenses incurred in the obtaining of samples.

SIX:

MPC or its successor(s) shall deliver to the Sellers within the first ten (10) days following the expiration of each calendar semester an authenticated copy of the pertinent parts of the Book of Sales and Incomes evidencing the sales made during the semester the payment was made corresponding to the ore extracted from the mining rights.

Likewise, within the first five (5) days of April of each year, MPC or its successor(s) shall deliver to the Sellers its audited financial statements or an authenticated copy of the Income Tax Return of the previous year. In addition, the Sellers may request the documents reflecting the incomes that would have been obtained for the transfer of the ores extracted from the Mining Rights and the deductible expenses for the calculations of the Royalty incurred in their marketing, without prejudice to the power to appoint auditors that at their cost may revise the important financial information for determining the Royalties.

The submission of false information by MPC or its successor(s) shall generate the Sellers’ right to terminate the Stock Purchase Agreement described in Article One. False information shall be understood as the information provided with the intention of reducing the amount of the Royalties the Sellers would receive. In such sense, false information shall not be understood as such inaccurate information derived from material errors in its preparation or that corresponding to the interpretations of facts or rights made by MPC which do not coincide with that of the Sellers.

SEVEN:

The Sellers shall have the right to object the determination of the amounts to be paid, provided that such objection be carried out within the ninety (90) days following receipt of the documents referred to in the preceding Article. If the objection was admitted by a margin greater than 5%, MPC or its successor(s) shall pay the Sellers for the expenses incurred in visits, inspections, samplings, analysis, calculations, audits, collections and other proceedings related to the said determination.

EIGHT:

MPC and its successor(s) may mix the ore extracted from the Mining Rights with those extracted from other areas. The calculation of the tonnage extracted from the Mining Rights shall be carried out by MPC or its successor(s) through a topographic survey with LASER Total Stations and the average grades shall be calculated based on the tests obtained from the exploitation drillings. MPC or its successor(s) shall provide the Sellers with copies of all the samples and shall allow them to have a representative during such procedures. Once the tonnage and the average grade of the ore extracted from the Mining Rights are obtained, the average metallurgic recovery of the same period shall be applied over them. MPC or its successor(s) undertake(s) to carry out their operations pursuant to the best geological, mining and metallurgic practices in order to maximize such recoveries.

Sellers may, at their own cost and at any time, prior notice to MPC three (3) business days in advance, and once the first transfer of the ore extracted from the Mining Rights is carried out, conduct the visits and inspections they deem necessary for the Mining Rights. This right shall be extended to the plant and/or to the lixiviation pile in which the ores are processed once the exploitation of the Mining Rights has commenced. The visit to the plant shall be limited to the verification of the treated volumes, the head grades, the contents of the processed ores, and the recoveries of the ores extracted from the Mining Rights. Under no circumstance and under their own risk, the visits and inspections of the Sellers may interfere with the exploitation and treatment works of MPC or its successor(s). The Sellers may gather samples of these visits and inspections, which may be carried out directly or through the person appointed by them for such purpose together with the consultants they deem necessary. The Sellers or the persons hired by the Sellers in order to act individually shall observe the security indications provided by MPC.

The visits and inspections of the Sellers may not take more than six (6) hours each.

NINE:

The right to collect the Royalties shall be created as from the time the ore extracted from the Mining Rights is sold pursuant to Article Four and shall subsist while MPC or its successors carry out such sale. MPC shall notify the Sellers of the time the first transfer for valuable consideration of the ore extracted from the Mining Rights is made. For the purposes hereof, it shall be understood that the depletion of the recoverable reserves at a certain moment shall not cause the termination of the right to collect the

Royalties on the effective production if it is restarted in the future. The suspension of the exploitation of the Mining Rights entails the suspension of the payment of Royalties as from the time the last ore extraction from the Mining Rights is paid. It is understood between the parties that there is no minimum production obligation for MPC or its successors and that the production shall be carried out only in accordance with the criteria established by MPC and its successors.

TEN:

MPC may transfer, assign, levy or encumber to Joint Venture one or more of the Mining Rights, provided that whoever acquires the right to exploit them unconditionally and irrevocably assumes the obligations corresponding to MPC pursuant to this Agreement, especially those regarding the payment of Royalties. In accordance with Article 926 of the Civil Code, the transfer, assignment, encumbrance or any other act of disposition or management over one or more of the Mining Rights shall only be effective as from the time on which the acknowledgment by the acquirer of the exploitation rights of its obligation to pay the Royalties and to assume all the other obligations of MPC derived herefrom are registered in the pertinent filing entry for each mining concession forming part of the Mining Rights.

MPC and its successor(s) shall communicate the Sellers each time they carry out an act of disposition over the Mining Rights and MPC shall irrevocably grant the Sellers the power to request the nullity of such acts if the acquirer of the exploitation rights has not complied with the acknowledgment specified in the preceding paragraph.

If any of the Mining Rights was granted or if their exploitation was assigned to a third party that has not expressly assumed MPC’s obligations derived herefrom and has not registered them in the pertinent filing entry, then, MPC or its successor that would have had the exploitation rights over it or over the Mining Rights subject matter of the granting or assignment shall be responsible for the payment of the Royalties.

The provisions set forth in this Article shall be applicable to all the acts of mining disposition or assignment that from time to time may be entered into over any of the Mining Rights and is enforceable for all those that from time to time acquire the right to exploit any of the Mining Rights.

Pursuant to the provisions of Article 20, paragraph b) of the Regulations for the Registration of Mining Rights approved by Resolution of the National Superintendency of the Public Records Office 052-2004-SUNARP/SN, the provisions set forth in this Article shall be registered in the pertinent filing entry of the card of each mining concession included in Exhibit A. MPC or whoever has substituted this company in the right to exploit the Mining Rights shall be obliged to renew the registration of the Royalty and the limitation provided in this Article whenever deemed necessary, sixty (60) days before the expiration of such entry, in the card of all the Mining Rights. Failure to comply with such obligation shall grant the Agents the power to terminate the Stock Purchase Agreement referred to in the Article One.

ELEVEN:

The sales of ores extracted from the Mining Rights made to the refineries and foundries in which MPC or its successor has any affiliation shall be made at the prices and according to best terms obtained for the Sellers if such affiliation did not exist. Likewise, all the deductible costs of the net sales shall be made at market value, including the maquila, awards, sanctions and commissions.

TWELVE:

MPC or its successor(s) may carry out hedging operations on the production extracted from the Mining Rights. However, for the purposes of calculating the Royalty, the determination of the amounts to be paid and the payments shall be carried out taking into consideration the spot quotation applicable in accordance with Point 3.4 of Article Three.

THIRTEEN:

MPC or its successor(s) may receive the payment of the price for their net sales through provisional statements of the amounts to be paid, and may pay the Royalty based thereupon;  therefore, it is expressly agreed that in the event that any final statement of the amounts to be paid was negative with respect to the provisional statement of the amounts to be paid, the amount that the Sellers would have eventually received in excess in any semester shall be informed to the Sellers within the fifteen (15) days after the final determination of the amounts to be paid and shall be deducted from the amount that corresponds to the Sellers for royalties in the following semester.

FOURTEEN:

MPC and its successor(s) are bound to maintain the Mining Rights in force at all times and to defend its effectiveness and title. In case they intend to waive or incur, at any time, in any cause for terminating any of the mining concessions which form part of the Mining Rights, whether in whole or in part, they must previously offer said rights to the Sellers so that within a term of thirty (30) business days the Sellers may answer if they intend to acquire the said rights for an added value of US$ 1 (One US Dollar). Failure to answer within the established term shall exempt MPC or its successor(s) from this obligation.

FIFTEEN:

For the objections filed pursuant to the provisions Article Seven, the parties shall submit the final and conclusive decision for the correct determination of the amounts to be paid to a specialized firm designated by MPC among three top specialized firms, which shall be presented by the Sellers to that purpose. The fees to be paid to such firm shall be assumed in equal parts by the Sellers and MPC.

SIXTEEN:

All the notary’s and filing fees arising from putting this document into the form of a notarially recorded instrument and the filing of this agreement shall be assumed in equal parts. The notary’s and filing fees that may be generated for the registration of the obligations to pay the Royalties and to comply with other MPC’s obligations hereunder by a third party shall be assumed by MPC.

SEVENTEEN:

The powers granted to the Sellers hereunder shall be exercised jointly by the Sellers and their successors.

EIGHTEEN:

The parties expressly agree that this Agreement may be terminated in the event of default or the partial, late or defective compliance with any of the obligations assumed herein. If the party affected by the non-compliance or the partial, late or defective compliance decides to terminate this agreement, it shall send a notarial letter to the other party requesting it to satisfy the non-fulfilled obligation or the obligation that was partially, lately or defectively fulfilled within a term of no less than fifteen (15) days, under penalty of automatically terminating the Agreement. If the obligation is not fulfilled within the established term, this Agreement shall be terminated, without prejudice to the right to demand the indemnity for damages and/or loss of profit, if applicable.

The parties expressly agree that if the Sellers terminate the Agreement based on the grounds of default or on the partial, late or defective compliance by MPC with the payment of the Royalties during three (3) or more consecutive semesters, the ownership of the Mining Rights shall be automatically transferred in favour of the Sellers or their successors, without any subsequent payment by the Sellers.

NINETEEN:

Any outstanding payment obligation by DUVAZ, Luis RODRÍGUEZ MARIÁTEGUI PROAÑO, identified by National Identity Card (DNI) 09144124 and Jaime Enrique  RODRÍGUEZ MARIÁTEGUI PROAÑO, identified by National Identity Card (DNI) 09154499 (the “Agents”) or by the Sellers by virtue of the Master Agreement entered into on [•], the Stock Purchase Agreement and the Option Agreement, signed simultaneously with this Agreement may be compensated with the obligation to pay the Royalties by MPC by virtue hereof.

TWENTY:

20.1                          Waiver of rights

Any non-compliance or delay by one of the parties in exercising any right contemplated herein shall not be deemed as a waiver of such right. No waiver of a right contemplated herein shall be considered to have been made, unless such waiver is recorded in writing.

20.2                          Notices

Any and all notices, requests, demands and any other communication required by or which may be sent under this Agreement shall be served in writing to the following addresses, fax number (with acknowledgment of receipt) or by registered mail, as follows:

To the Sellers

Attention:

Address:

Telephone:

Fax:

E-mail:

To MCP

Attention:

Address:

Telephone:

Fax:

E-mail:

Any change of address or change in any data of the parties shall only take effect if it is notified in writing to the other party at least ten (10) calendar days in advance of the date the change of address must take place.

If any of the requirements set forth in the preceding paragraph is not complied with, the change of address or change in data shall not take effect and shall not be enforceable against the parties. Under this assumption, any and all communications and notices are to be sent to the addresses, fax numbers and persons stated in this Point, considering them validly and effectively served.

20.3                          Assignment of contract

The parties agree that any of them may assign this contract without the prior written consent of the other party, except for the assumption described in the following paragraph.

In compliance with the applicable regulations, MPC gives its prior consent so that any of the Sellers may assign the Agreement in favour of any of the Agents. In order to avoid any doubt, if any of the Sellers decides to assign this Agreement in favour of any of the Agents, with the prior consent of MPC, MPC shall not oppose to such assignment.

20.4                          Headings

The headings of the Articles have been inserted for convenience only and in no case shall they affect the application or interpretation thereof, since the full text of the Article and the general purpose of this Agreement shall govern.

20.5                          Partial Nullity

The invalidity, nullity or voidability of any Article or section hereof shall not affect or impair the enforceability of the remaining Articles hereof. Furthermore, it is the intention of the parties to replace any invalid, ineffective or voidable term, section or Article for a valid and enforceable Article or section in terms that are as similar as possible to those of the invalid, ineffective or voidable Article or section.

Accordingly, in the event that any section or Article of this Agreement is declared invalid or unenforceable by a competent court, judge, authority or arbitrator, the parties shall agree on their replacement for another valid Article, but with terms and effect that are as similar as possible to those of the original Article.

TWENTY-ONE:

21.1                          Applicable Law

This Agreement shall be governed and constructed in accordance with the laws of the Republic of Peru.

21.2                          Applicable Jurisdiction

The parties hereby convene that they shall directly settle in good faith any dispute arising between them in relation to the interpretation, execution, validity or efficacy of this Agreement.

Should the parties in dispute fail to reach an agreement within a term of fifteen (15) calendar days, the dispute shall be settled by a de jure arbitration, at the request of either party, subject to the following rules:

(a)          The arbitration shall be conducted by an arbitration court consisting of three (3) members.

(b)         The arbitration shall be conducted in accordance with the Procedural Regulations of the National and International Settlement and Arbitration Centre of the Lima Chamber of Commerce (hereinafter the “Centre”) and in the event of its incapacity, by the rules established by the arbitrators.

(c)          Each party shall appoint an arbitrator and the third arbitrator shall be appointed by the arbitrators thus designated.  The third arbitrator shall preside over the arbitration court.

Failure by either of the parties to appoint their respective arbitrators within a term of ten (10) calendar days, as of the date on which they are notified by the other party, indicating their intention to adopt this Article and designating their respective arbitrator, the arbitrator shall be appointed by the Centre.

Furthermore, failure by the two appointed arbitrators to designate the third arbitrator within a term of ten (10) calendar days, as from the date of appointment of the latter arbitrator, the third arbitrator shall be appointed by the Centre.

(d)         In the event of the need to designate a replacement arbitrator, for any reason whatsoever, he shall be designated following the same procedure fixed for the designation of the arbitrator being replaced.

(e)          Initially, the fees of the arbitrators must be paid by the parties in equal proportions. After the issue of the arbitration award, the unsuccessful party must reimburse said fees to the other, pursuant to the provisions set forth in paragraph (g) of this Article and to the provisions contained in the arbitration award.

Without prejudice to the provisions established in the foregoing paragraph, the parties convene that should any counterclaim be filed during the conduction of the arbitration proceeding, to increase the fees initially fixed by the arbitrators, the party proposing such counterclaim must exclusively pay the said additional fees.  If the party proposing the counterclaim fails to pay such fees, the arbitration proceeding shall continue its course as if said counterclaim had never been filed.

It is hereby established that should the party proposing the counterclaim be favoured with the issue of the final award, it shall also be entitled to the reimbursement of the additional fees of the arbitrators, pursuant to the provisions established in paragraph (g) of this Article and to the provisions contained in the arbitration award.

(f)            The costs incurred for the production of evidence during the conduction of the proceeding shall be borne by the party offering the evidence, without prejudice to the right to be reimbursed for said costs, pursuant to the provisions established in paragraph (g) of this Article and to the provisions contained in the arbitration award.

(g)         The costs and fees of the arbitration shall be borne by the unsuccessful party, including the fees of the arbitrators, the legal advisors and any other cost or expense derived from the conduction of said proceeding. The arbitration award must include its provisions on this requirement.

(h)      The arbitration court shall have a term of ninety (90) business days, as from the date of its installation to issue the respective arbitration award, which is final and conclusive. The arbitration court may extend the term to issue the arbitration award by up to thirty (30) additional business days.

The parties may mutually agree to request the arbitration court to order an extension of the proceeding as many times as they may deem pertinent and for the terms that they may deem convenient, in which case, the arbitration court may increase the amount of its fees.

Furthermore, the arbitration court may be entrusted to accurately settle the dispute.

(i)          The parties agree that should either of them file a motion to annul or challenge the arbitration award, it will be required to grant a joint and several letter of guarantee issued by a first-rate bank in favour of the other, in the amount of US$1,000,000 (One Million US Dollars). The referred Letter of Guarantee shall be granted prior to filing any appeal of this kind and shall remain in force for a minimum of one (1) year and the secured party must renew it in the event that the process for annulment has not ended within the original term of the Letter of Guarantee.  The Letter of Guarantee shall be kept by a notary public of Lima selected by the party granting it.  The notary public shall be instructed not to deliver the Letter of Guarantee to the other party, unless a firm and admitted court ruling has been issued against the party that filed the appeal for reversal of the arbitration award.

The letter of guarantee shall be returned to the party that filed the appeal for annulment or challenge, only if it ends with a firm and admitted court ruling in favour of said party. Otherwise, the letter of guarantee shall be executed in favour of the party that filed no appeal and shall be considered a penalty by the parties. The penalty referred to herein shall not curtail the amount of the damages, costs or fees due to the party who did not file the appeal.

(j)          The arbitration shall be conducted in the city of Lima, Peru, and the language to be used in the arbitration proceeding shall be Spanish.

Furthermore, the parties agree that should the participation of the regular judges and courts be mandatory, the parties expressly submit to the jurisdiction of the judges and courts of the judicial district of Lima Cercado, waiving the jurisdiction of their domiciles.

You are hereby requested, in your capacity as Notary Public, to include the clauses provided for by law, forwarding a notice to the Public Records Office for registration thereof.

Signed in Lima, on [•], 2006

Company B	MPC

-(signed) [•]	-(signed) Charles Graham Preble
Representatives	Representative

-(signed) Luis Rodríguez Mariátegui Canny	-(signed) Thomas J. Findley
Representative
-(signed) Melissa Gabriela Patroni Dedekind
-(signed) Jaime Rodríguez Mariátegui
Blume

LIST OF APPENDIXES

APPENDIX A:                                                                                         Description of the Mining Rights

APPENDIX A TO THE ROYALTY AGREEMENT
DESCRIPTION OF THE MINING RIGHTS

				EXTENSION			FILING ENTRY
NUMBER	SINGLE CODE	DESCRIPTION	AREA	Ha.	HOLDER AND SHARE INTEREST		ENTRY	CARD	REGISTRATION AREA
1	08001837Y01	ANCÓN	LA MAR	4.0344	DUVAZ	100% A. DUVAZ	02010437	107305	Ninth Lima Office
2	08001132Y01	ASIA	LA MAR	3.1606	DUVAZ	100% A. DUVAZ	02010442	107325	Ninth Lima Office
3	08001734Y01	CALLAO	LA MAR	1.9964	DUVAZ	100% A. DUVAZ	02006525	051325	Ninth Lima Office
4	08023100X01	CHABELA	LA MAR	11.7365	DUVAZ	100% A. DUVAZ	20006428	016114	Eighth Huancayo Office
5	08023104X01	CLARISA	LA MAR	4.5120	DUVAZ	100% A. DUVAZ	20006389	016073	Eighth Huancayo Office
6	08001811Y01	EL JAPÓN	LA MAR	2.3691	DUVAZ	100% A. DUVAZ	02010439	107313	Ninth Lima Office
7	08001858Y01	ELENITA	LA MAR	1.3417	DUVAZ	100% A. DUVAZ	02010438	107309	Ninth Lima Office
8	08001163Y01	JUANITA	LA MAR	5.6348	JUANITA DE HYO	50% A. DUVAZ, 50% VOLCAN	02006655	053389	Ninth Lima Office
9	08001883Y01	LA CHINA	LA MAR	1.9963	DUVAZ	100% A. DUVAZ	02010443	107329	Ninth Lima Office
10	08001850Y01	LA MAR	LA MAR	1.9959	DUVAZ	100% A. DUVAZ	02010440	107317	Ninth Lima Office
11	08000848Y01	LA SOLEDAD	LA MAR	2.8172	DUVAZ	100% A. DUVAZ	02005992	044145	Ninth Lima Office
12	08022776X01	RAQUEL ELVIRA	LA MAR	3.0830	DUVAZ	100% A. DUVAZ	20005641	015254	Regional Office in and for Huancayo
13	08023099X01	REBECA 90	LA MAR	11.9758	DUVAZ	100% A. DUVAZ	20003250	010356	Regional Office in and for Huancayo
14	08001859Y01	TRANQUITA	LA MAR	2.6279	DUVAZ	100% A. DUVAZ	02010441	107321	Ninth Lima Office
15	08001944Y01	VICTORIA	LA MAR	1.5827	DUVAZ	100% A. DUVAZ	02006193	047031	Ninth Lima Office
16	08002016Y01	LA DEMÓCRATA	OESTE	1.9955	DUVAZ-MARSANO	33% A. DUVAZ, 67% MARSANO	02006533	051379	Public Records Office in and for Lima and El Callao
17	08001986X01	MARIA CELINA	OESTE	5.0707	DUVAZ-MARSANO	33% A. DUVAZ, 67% MARSANO	02006887	056431	Public Records Office in and for Lima and El Callao
18	08001942Y01	ADOQUÍN	PILAR / CAJONCILLO	2.3893	DUVAZ	100% A. DUVAZ	02005919	43069	Ninth Lima Office
19	08002077X01	ALBERTO	PILAR / CAJONCILLO	1.0127	DUVAZ	100% A. DUVAZ	02006523	051317	Public Records Office in and for Lima and El Callao
20	08023101X01	CAROL PRIMERA	PILAR / CAJONCILLO	7.9837	DUVAZ	100% A. DUVAZ	20003249	010355	Regional Office in and for Huancayo
21	08023102X01	CAROL SEGUNDA	PILAR / CAJONCILLO	1.4895	DUVAZ	100% A. DUVAZ	20003251	010357	Regional Office in and for Huancayo
22	0823102AX01	CAROL SEGUNDA 2A	PILAR / CAJONCILLO	1.3847	DUVAZ	100% A. DUVAZ	20006359	016040	Regional Office in and for Huancayo
23	08023103X01	CAROL TERCERA	PILAR / CAJONCILLO	1.1125	DUVAZ	100% A. DUVAZ	20005839	015453	Regional Office in and for Huancayo
24	08000845Y01	CAROLINA	PILAR / CAJONCILLO	1.4085	DUVAZ	100% A. DUVAZ	02005530	37223	Public Records Office in and for Lima
25	08001788Y01	EMILIA	PILAR / CAJONCILLO	1.9960	DUVAZ	100% A. DUVAZ	02006524	051321	Ninth Lima Office
26	08002609X01	ENREDADERA	PILAR / CAJONCILLO	0.3321	DUVAZ	100% A. DUVAZ	02005459	035481	Ninth Lima Office
27	08002689X01	JOSESITO	PILAR / CAJONCILLO	0.3731	DUVAZ	100% A. DUVAZ	02006885	056419	Ninth Lima Office
28	08000749Y01	PILAR	PILAR / CAJONCILLO	4.1075	PILAR DE HYO	98% A. DUVAZ, 2% OTHERS	02006532	051371	Public Records Office in and for Lima and El Callao
29	08001755Y01	ROSAURA	PILAR / CAJONCILLO	1.9961	DUVAZ	100% A. DUVAZ	02006650	053337	Regional Office in and for Lima
30	08001007Y01	SAN JOSÉ	PILAR / CAJONCILLO	1.3993	DUVAZ	100% A. DUVAZ	02009047	084125	Ninth Lima Office
		TOTAL		94.9155

102

EXHIBIT H

EXHIBIT H TO THE MASTER AGREEMENT

You are hereby requested in your capacity as Notary Public to enter in your Notarial Record Book one evidencing the Establishment of Royalties entered into by and between SOCIEDAD MINERA AUSTRIA DUVAZ, identified by Tax ID Number (RUC) 20100102171, with principal place of business for the purposes hereof at Av. José Gálvez Barrenechea No. 925, San Borja, acting by and through Jaime RODRÍGUEZ MARIÁTEGUI PROAÑO, identified by National Identity Card (DNI) 09154499 and Gonzalo RODRÍGUEZ MARIÁTEGUI CANNY, identified by National Identity Card (DNI) 09877652, as per powers of attorney filed in Entry 11392644 of the Registry of Companies in and for Lima and El Callao, and specifically in the Minutes of the Shareholders’ Meeting of SOCIEDAD MINERA AUSTRIA DUVAZ S.A.C., dated March 14, 2006 (“DUVAZ”); and MINERA PERÚ COPPER S.A., identified by Tax ID Number (RUC) 20506675457, with principal place of business at Av. San Borja Norte 1302, San Borja, acting by and through Charles Graham PREBLE, identified by Alien Registration Card (CE) 000084967 and Thomas J. FINDLEY, identified by Alien Registration Card (CE) 114608, as per powers of attorney filed on Entry 11532703 of the Registry of Companies in and for Lima and El Callao (hereinafter “MPC”).

This Agreement is entered into under the following terms and conditions:

ONE:

On [•], MPC and DUVAZ entered into an Option Agreement (the “Option Agreement”). By virtue of said Agreement, DUVAZ issued in favour of MPC an option for the transfer of the ownership rights of the mining concessions detailed in Appendix A that constitutes an integral part hereof (the “Mining Rights”).

On [•], MPC informed DUVAZ its intention to execute the option subject matter of the Option Agreement for all the Mining Rights. Thus, simultaneously with the execution of this Agreement, the Parties execute an Agreement for the Transfer of Mining Rights in favour of MPC (the “Transfer Agreement”).

TWO:

By this Agreement, which shall be registered in the Filing Entry of each one of the Mining Rights, MPC undertakes to pay DUVAZ a royalty on the effective production extracted form the Mining Rights (the “Royalties”) as from the commencement of the commercial operations over the Mining Rights, as defined in Article Four. MPC also commits itself to keep in force the registration of the Royalty in the filing entry of each one of the Mining Rights and renew them before their expiration dates whenever deemed necessary.

THREE:

The Royalties to be paid shall be calculated based on the net sales in accordance with the copper (Cu) price established at the time of calculating them according to the following table:

Cu	%
<0.80 US$/Lb	0.51%
0.8-1.10 US$/Lb	(4.0 x Cu) – 2.69%
>1.1 US$/Lb	1.71%

How to determine ranges and determine the amounts to be paid:

3.1                     The cooper reference price shall be the average stated in US Dollars per pound of the cash prices (cash means) for the copper shown in the website of the London Metal Exchange (LME) during the semester prior to the period subject matter of the calculation.

3.2                     The prices referred to in the preceding paragraph do not include the taxes charged to the sale of gold or any other ore.

3.3                     The payment of the Royalties shall be enforceable for any act of commercialization of ores extracted from the Mining Rights, including those of sale, swap or any other method used by MPC or its successors, for valuable consideration or under gratuitous title.

3.4                     In the event of producing ores different from copper, the equivalent amount of copper shall be added for determining the Royalties. This equivalence shall be obtained by using the average prices in the period in accordance with the calculation published by the Metals Bulletin, using the London Final for gold, the Handy & Harman for silver and the LME Settlement or its pertinent markets for copper, zinc, molybdenum and other metals.

FOUR:

The determination of the amount of Royalties to be paid shall be made from time to time every six (6) calendar months counted as from the commencement of the business operations over the Mining Rights. The commencement of the business operations shall be constituted by the first transfer, for valuable consideration, of the ore extracted from the Mining Rights.

The payment of the Royalties shall be verified in US Dollars within the fifteen (15) days following the expiration of the pertinent semester. The non-compliance with the total and prompt payment of the Royalties shall accrue an interest equivalent to the LIBOR rate plus 5%. The default interest shall be automatically accrued without any intimidation or proceeding by DUVAZ.

DUVAZ expressly waive the establishment of a legal mortgage that corresponds to the payment of the Royalties.

Two (2) or more consecutive or non-consecutive delays in the payments of the Royalties shall generate DUVAZ’ right and MPC’s obligation or its successor to establish a mortgage over the Mining Rights or a pledge over the ores treated by MPC or its successor, at the discretion of DUVAZ, for the unpaid amount, without prejudice to the exercise of any other right of DUVAZ that could take place.

FIVE:

For the purposes of calculating the Royalties, the net sales referred to in Article Three shall be determined based on all the incomes received for the transfers made over the ores extracted from the Mining Rights, less: (i) the deductions for smelting and refining expenses, (ii) any tax created in the country that may be levied to the operation or to the local or export sales, currently in force or that may be created and that is effectively applied, (iii) the discounts for the usually deductible grades and for the losses caused by impurities, (iv) the transportation expenses from the processing plant to the loading port and - in case of export - from the Peruvian loading port to the place of destination of the products, (v) the brokerage expenses and sale commissions and the warehouse insurance expenses at the loading port to the port of destination for export, and (vi) the expenses incurred in the obtaining of samples.

SIX:

MPC or its successor(s) shall deliver to DUVAZ within the first ten (10) days following the expiration of each calendar semester an authenticated copy of the pertinent parts of the Book of Sales and Incomes evidencing the sales made during the semester the payment was made corresponding to the ore extracted from the mining rights.

Likewise, within the first five (5) days of April of each year, MPC or its successor(s) shall deliver to DUVAZ its audited financial statements or an authenticated copy of the Income Tax Return of the previous year. In addition, DUVAZ may request the documents reflecting the incomes that would have been obtained for the transfer of the ores extracted from the Mining Rights and the deductible expenses for the calculations of the Royalties incurred in their marketing, without prejudice to the power to appoint auditors that at their cost may revise the important financial information for determining the Royalties.

The submission of false information by MPC or its successor(s) shall generate DUVAZ’ right to terminate Agreement for the Transfer of Mining Rights described in Article One. False information shall be understood as the information provided with the intention of reducing the amount of the Royalties DUVAZ would receive. In such sense, false information shall not be understood as such inaccurate information derived from material errors in its preparation or that corresponding to the interpretations of facts or rights made by MPC which do not coincide with that of DUVAZ.

SEVEN:

DUVAZ shall have the right to object the determination of the amounts to be paid, provided that such objection is carried out within the ninety (90) days following receipt of the documents referred to in the preceding Article. If the objection was admitted by a margin greater than 5%, MPC or its successor(s) shall pay DUVAZ for the expenses incurred in visits, inspections, samplings, analysis, calculations, audits, collections and other proceedings related to the said determination.

EIGHT:

MPC and its successor(s) may mix the ore extracted from the Mining Rights with those extracted from other areas. The calculation of the tonnage extracted from the Mining Rights shall be carried out by MPC or its successor(s) through a topographic survey with LASER Total Stations and the average grades shall be calculated based on the tests obtained from the exploitation drillings. MPC or its successor(s) shall provide DUVAZ with copies of all the samples and shall allow it to have a representative during such procedures. Once the tonnage and the average grade of the ore extracted from the Mining Rights are obtained, the average metallurgic recovery of the same period shall be applied over them. MPC or its successor(s) undertake(s) to carry out their operations pursuant to the best geological, mining and metallurgic practices in order to maximize such recoveries.

DUVAZ may, at their own cost and at any time, prior notice to MPC three (3) business days in advance, and once the first transfer of the ore extracted from the Mining Rights is carried out, conduct the visits and inspections they deem necessary for the Mining Rights. This right shall be extended to the plant and/or to the lixiviation pile in which the ores are processed once the exploitation of the Mining Rights has commenced. The visit to the plant shall be limited to the verification of the treated volumes, the head grades, the contents of the processed ores, and the recoveries of the ores extracted from the Mining Rights. Under no circumstance and under their own risk, the visits and inspections of the DUVAZ may interfere with the exploitation and treatment works of MPC or its successor(s). DUVAZ may gather samples of these visits and inspections, which may be carried out directly or through the person appointed by them for such purpose together with the consultants they deem necessary. DUVAZ or the persons hired by the DUVAZ in order to act individually shall observe the security indications provided by MPC.

The visits and inspections of the DUVAZ may not take more than six (6) hours each.

NINE:

The right to collect the Royalties shall be created as from the time the ore extracted from the Mining Rights is sold pursuant to Article Four and shall subsist while MPC or its successors carry out such sale. MPC shall notify the DUVAZ of the time the first transfer for valuable consideration of the ore extracted from the Mining Rights is made. For the purposes hereof, it shall be understood that the depletion of the recoverable reserves at a certain moment shall not cause the termination of the right to collect the Royalties on the effective production if it is restarted in the future. The suspension of the exploitation of the Mining Rights entails the suspension of the payment of Royalties as from the time the last ore extraction from the Mining Rights is paid. It is understood between the parties that there is no minimum production obligation for MPC or its successors and that the production shall be carried out only in accordance with the criteria established by MPC and its successors.

TEN:

MPC may transfer, assign, levy or encumber to Joint Venture one or more of the Mining Rights, provided that whoever acquires the right to exploit them unconditionally and irrevocably assumes the obligations corresponding to MPC pursuant to this Agreement, especially those regarding the payment of Royalties. In accordance with Section 926 of the Civil Code, the transfer, assignment, encumbrance or any other act of disposition or management over one or more of the Mining Rights shall only be effective as from the time on which the acknowledgment by the acquirer of the exploitation rights of its obligation to pay the Royalties and to assume all the other obligations of MPC derived herefrom are registered in the pertinent filing entry for each mining concession forming part of the Mining Rights.

MPC and its successor(s) shall communicate DUVAZ each time they carry out an act of disposition over the Mining Rights, and MPC shall irrevocably grant DUVAZ the power to request the nullity of such acts if the acquirer of the exploitation rights has not complied with the acknowledgment specified in the preceding paragraph.

If any of the Mining Rights was granted or if their exploitation was assigned to a third party that has not expressly assumed MPC’s obligations derived herefrom and has not registered them in the pertinent filing entry, then, MPC or its successor that would have had the exploitation rights over it or over the Mining Rights subject matter of the granting or assignment shall be responsible for the payment of the Royalties.

The provisions set forth in this Article shall be applicable to all the acts of mining disposition or assignment that from time to time may be entered into over any of the Mining Rights and is enforceable for all those that from time to time acquire the right to exploit any of the Mining Rights.

Pursuant to the provisions of Article 20, paragraph b) of the Regulations for the Registration of Mining Rights approved by Resolution of the National Superintendency of the Public Records Office 052-2004-SUNARP/SN, the provisions set forth in this Article shall be registered in the pertinent filing entry of the card of each mining concession included in Exhibit A. MPC or whoever has substituted this company in the right to exploit the Mining Rights shall be obliged to renew the registration of the Royalty and the limitation provided in this Article whenever deemed necessary, sixty (60) days before the expiration of such entry, in the card of all the Mining Rights. Failure to comply with such obligation shall grant DUVAZ the power to terminate the Agreement for the Transfer of Mining Rights referred to in the Article One.

ELEVEN:

The sales of ores extracted from the Mining Rights made to the refineries and foundries in which MPC or its successor has any affiliation shall be made at the prices and according to best terms obtained for DUVAZ if such affiliation did not exist. Likewise, all the deductible costs of the net sales shall be made at market value, including the maquila, awards, sanctions and commissions.

TWELVE:

MPC or its successor(s) may carry out hedging operations on the production extracted from the Mining Rights. However, for the purposes of calculating the Royalty, the determination of the amounts to be paid and the payments shall be carried out taking into consideration the spot quotation applicable in accordance with Point 3.4 of Article Three.

THIRTEEN:

MPC or its successor(s) may receive the payment of the price for their net sales through provisional statements of the amounts to be paid, and may pay the Royalty based thereupon;  therefore, it is expressly agreed that in the event that any final statement of the amounts to be paid was negative with respect to the provisional statement of the amounts to be paid, the amount that DUVAZ would have eventually received in excess in any semester shall be informed to DUVAZ within the fifteen (15) days after the final determination of the amounts to be paid and shall be deducted from the amount that corresponds to DUVAZ for royalties in the following semester.

FOURTEEN:

MPC and its successor(s) are bound to maintain the Mining Rights in force at all times and to defend its effectiveness and title. In case they intend to waive or incur, at any time, in any cause for terminating any of the mining concessions which form part of the Mining Rights, whether in whole or in part, they must previously offer said rights to DUVAZ so that within a term of thirty (30) business days DUVAZ may answer if they intend to acquire the said rights for an added value of US$ 1 (One US Dollar). Failure to answer within the established term shall exempt MPC or its successor(s) from this obligation.

FIFTEEN:

For the objections filed pursuant to the provisions Article Seven, the parties shall submit the final and conclusive decision for the correct determination of the amounts to be paid to a specialized firm designated by MPC among three top specialized firms, which shall be presented by the DUVAZ to that purpose. The fees to be paid to such firm shall be assumed in equal parts by DUVAZ and MPC.

SIXTEEN:

All the notary’s and filing fees arising from putting this document into the form of a notarially recorded instrument and the filing of this agreement shall be assumed in equal parts. The notary’s and filing fees that may be generated for the registration of the obligations to pay the Royalties and to comply with other MPC’s obligations hereunder by a third party shall be assumed by MPC.

SEVENTEEN:

The powers granted to DUVAZ hereunder shall be exercised without distinction by any of the attorneys or legal representatives of DUVAZ.

EIGHTEEN:

The parties expressly agree that this Agreement may be terminated in the event of default or the partial, late or defective compliance with any of the obligations assumed herein. If the party affected by the non-compliance or the partial, late or defective compliance decides to terminate this agreement, it shall send a notarial letter to the other party requesting it to satisfy the non-fulfilled obligation or the obligation that was partially, lately or defectively fulfilled within a term of no less than fifteen (15) days, under penalty of automatically terminating the Agreement. If the obligation is not fulfilled within the established term, this Agreement shall be terminated, without prejudice to the right to demand the indemnity for damages and/or loss of profit,  if applicable.

The parties expressly agree that if DUVAZ terminate the Agreement based on the grounds of default or on the partial, late or defective compliance by MPC with the payment of the Royalties during three (3) or more consecutive semesters, the ownership of the Mining Rights shall be automatically transferred in favour of DUVAZ or their successors, without any subsequent payment by DUVAZ.

NINETEEN:

Any outstanding payment obligation by DUVAZ, Luis RODRÍGUEZ MARIÁTEGUI PROAÑO, Jaime Enrique RODRÍGUEZ MARIÁTEGUI PROAÑO or by Luis RODRÍGUEZ MARIÁTEGUI CANNY and Jaime RODRÍGUEZ MARIÁTEGUI BLUME by virtue of the Master Agreement entered into on [•], the Stock Purchase Agreement and the Option Agreement entered into on [•] may be compensated with the obligation to pay the Royalties by MPC by virtue hereof.

TWENTY:

20.1                          Waiver of rights

Any non-compliance or delay by one of the parties in exercising any right contemplated herein shall not be deemed as a waiver of such right. No waiver of a right contemplated herein shall be considered to have been made, unless such waiver is recorded in writing.

20.2                          Notices

Any and all notices, requests, demands and any other communication required by or which may be sent under this Agreement shall be served in writing to the following addresses, fax number (with acknowledgment of receipt) or by registered mail, as follows:

To MPC

Attention:

Address:

Telephone:

Fax:

E-mail:

To DUVAZ

Attention:

Address:

Telephone:

Fax:

E-mail:

Any change of address or change in any data of the parties shall only take effect if it is notified in writing to the other party at least ten (10) calendar days in advance of the date the change of address must take place.

If any of the requirements set forth in the preceding paragraph is not complied with, the change of address or change in data shall not take effect and shall not be enforceable against the parties. Under this assumption, any and all communications and notices are to be sent to the addresses, fax numbers and persons stated in this Point, considering them validly and effectively served.

20.3         Assignment of contract

Any of them may assign this contract without the prior written consent of the other party.

20.4         Headings

The headings of the Articles have been inserted for convenience only and in no case shall they affect the application or interpretation thereof, since the full text of the Article and the general purpose of this Agreement shall govern.

20.5         Partial Nullity

The invalidity, nullity or voidability of any Article or section hereof shall not affect or impair the enforceability of the remaining Articles hereof. Furthermore, it is the intention of the parties to replace any invalid, ineffective or voidable term, section or Article for a valid and enforceable Article or section in terms that are as similar as possible to those of the invalid, ineffective or voidable Article or section.

Accordingly, in the event that any section or Article of this Agreement is declared invalid or unenforceable by a competent court, judge, authority or arbitrator, the parties shall agree on their replacement for another valid Article, but with terms and effect that are as similar as possible to those of the original Article.

TWENTY-ONE:

21.1         Applicable Law

This Agreement shall be governed and constructed in accordance with the laws of the Republic of Peru.

21.2                          Applicable Jurisdiction

The parties hereby convene that they shall directly settle in good faith any dispute arising between them in relation to the interpretation, execution, validity or efficacy of this Agreement.

Should the parties in dispute fail to reach an agreement within a term of fifteen (15) calendar days, the dispute shall be settled by a de jure arbitration, at the request of either party, subject to the following rules:

(a)                                  The arbitration shall be conducted by an arbitration court consisting of three (3) members.

(b)                                 The arbitration shall be conducted in accordance with the Procedural Regulations of the National and International Settlement and Arbitration Centre of the Lima Chamber of Commerce (hereinafter the “Centre”) and in the event of its incapacity, by the rules established by the arbitrators.

(c)                                  Each party shall appoint an arbitrator and the third arbitrator shall be appointed by the arbitrators thus designated.  The third arbitrator shall preside over the arbitration court.

Failure by either of the parties to appoint their respective arbitrators within a term of ten (10) calendar days, as of the date on which they are notified by the other party, indicating their intention to adopt this Article and designating their respective arbitrator, the arbitrator shall be appointed by the Centre.

Furthermore, failure by the two appointed arbitrators to designate the third arbitrator within a term of ten (10) calendar days, as from the date of appointment of the latter arbitrator, the third arbitrator shall be appointed by the Centre.

(d)                                 In the event of the need to designate a replacement arbitrator, for any reason whatsoever, he shall be designated following the same procedure fixed for the designation of the arbitrator being replaced.

(e)                                  Initially, the fees of the arbitrators must be paid by the parties in equal proportions. After the issue of the arbitration award, the unsuccessful party must reimburse said fees to the other, pursuant to the provisions set forth in paragraph (g) of this Article and to the provisions contained in the arbitration award.

Without prejudice to the provisions established in the foregoing paragraph, the parties convene that should any counterclaim be filed during the conduction of the arbitration proceeding, to increase the fees initially fixed by the arbitrators, the party proposing such counterclaim must exclusively pay the said additional fees.  If the party proposing the counterclaim fails to pay such fees, the arbitration proceeding shall continue its course as if said counterclaim had never been filed.

 It is hereby established that should the party proposing the counterclaim be favoured with the issue of the final award, it shall also be entitled to the reimbursement of the additional fees of the arbitrators, pursuant to the provisions established in paragraph (g) of this Article and to the provisions contained in the arbitration award.

(f)                                    The costs incurred for the production of evidence during the conduction of the proceeding shall be borne by the party offering the evidence, without prejudice to the right to be reimbursed for said costs, pursuant to the provisions established in paragraph (g) of this Article and to the provisions contained in the arbitration award.

(g)                                 The costs and fees of the arbitration shall be borne by the unsuccessful party, including the fees of the arbitrators, the legal advisors and any other cost or expense derived from the conduction of said proceeding. The arbitration award must include its provisions on this requirement.

(h)                                 The arbitration court shall have a term of ninety (90) business days, as from the date of its installation to issue the respective arbitration award, which is final and conclusive. The arbitration court may extend the term to issue the arbitration award by up to thirty (30) additional business days.

The parties may mutually agree to request the arbitration court to order an extension of the proceeding as many times as they may deem pertinent and for the terms that they may deem convenient, in which case, the arbitration court may increase the amount of its fees.

Furthermore, the arbitration court may be entrusted to accurately settle the dispute.

(i)                                     The parties agree that should either of them file a motion to annul or challenge the arbitration award, it will be required to grant a joint and several letter of guarantee issued by a first-rate bank in favour of the other, in the amount of US$1,000,000 (One Million US Dollars). The referred Letter of Guarantee shall be granted prior to filing any appeal of this kind and shall remain in force for a minimum of one (1) year and the secured party must renew it in the event that the process for annulment has not ended within the original term of the Letter of Guarantee.  The Letter of Guarantee shall be kept by a notary public of Lima selected by the party granting it.  The notary public shall be instructed not to deliver the Letter of Guarantee to the other party, unless a firm and admitted court ruling has been issued against the party that filed the appeal for reversal of the arbitration award.

The letter of guarantee shall be returned to the party that filed the appeal for annulment or challenge, only if it ends with a firm and admitted court ruling in favour of said party. Otherwise, the letter of guarantee shall be executed in favour of the party that filed no appeal and shall be considered a penalty by the parties. The penalty referred to herein shall not curtail the amount of the damages, costs or fees due to the party who did not file the appeal.

(j)                                     The arbitration shall be conducted in the city of Lima, Peru, and the language to be used in the arbitration proceeding shall be Spanish.

Furthermore, the parties agree that should the participation of the regular judges and courts be mandatory, the parties expressly submit to the jurisdiction of the judges and courts of the judicial district of Lima Cercado, waiving the jurisdiction of their domiciles.

You are hereby requested, in your capacity as Notary Public, to include the clauses provided for by law, forwarding a notice to the Public Records Office for registration thereof.

Signed in Lima, on [•], 2006

MPC	DUVAZ

-(signed) Charles Graham Preble	-(signed) Jaime Rodríguez Mariátegui Proaño
Representative	Representative

-(signed) Thomas J. Findley	-(signed) Gonzalo Rodríguez Mariátegui Canny
Representative	Representative

LIST OF APPENDIXES

APPENDIX A:                      Description of the Mining Rights

APPENDIX A TO THE ROYALTIES AGREEMENT

				EXTENSION			FILING ENTRY
NUMBER	SINGLE CODE	DESCRIPTION	AREA	Ha.	HOLDER AND SHARE INTERESTS		ENTRY	CARD	REGISTRATION AREA
1	08022116X01	ALEJANDRÍA	ALEJANDRÍA	3.1762	DUVAZ	100% A. DUVAZ	20001179	006272	Eighth Huancayo Office
2	08021628X01	ALEJANDRÍA SEGUNDA	ALEJANDRÍA	0.9981	DUVAZ	100% A. DUVAZ	20001178	006271	Regional Office in and for Huancayo
3	08003104X01	CALABAZA	ALEJANDRÍA	1.6105	DUVAZ – MARSANO	33% A. DUVAZ, 67% MARSANO	02006866	056251	Public Records Office in and for Lima and El Callao
4	08021630X01	DEMASIA ALEJANDRÍA SEGUNDA - A	ALEJANDRÍA	1.2011	DUVAZ	100% A. DUVAZ	20006561	16257	Regional Office in and for Huancayo
5	08021629X01	DEMASIA ALEJANDRÍA SEGUNDA - B	ALEJANDRÍA	0.5578	DUVAZ	100% A. DUVAZ	20003420	011026	Regional Office in and for Huancayo
6	08020879X01	DEMASIA NOVENA	ALEJANDRÍA	0.3359	DUVAZ	100% A. DUVAZ	20005693	015306	Regional Office in and for Huancayo
7	08020875X01	DEMASIA SAL SI PUEDES TERCERO	ALEJANDRÍA	0.4192	DUVAZ	100% A. DUVAZ	20001177	006270	Regional Office in and for Huancayo
8	08001848Y01	GRANCERO	ALEJANDRÍA	1.3398	GRANCERO DE HYO	33.1% A. DUVAZ, 66.9% MARSANO	20006612	052467	Ninth Lima Office
9	08001925Y01	LOLA	ALEJANDRÍA	1.9963	GRANCERO DE HYO	33.1% A. DUVAZ, 66.9% MARSANO	02006656	053397	Ninth Lima Office
10	08001860Y01	RIFLERO	ALEJANDRÍA	0.4532	DUVAZ	100% A. DUVAZ	02004692	022095	Public Records Office in and for Lima
11		PROPIEDAD SUPERFICIAL PLANTA	PUQUIOCOCHA	21.0000	DUVAZ	100% A. DUVAZ
12	P0100465	CONC. PUQUIOCOCHA	PUQUIOCOCHA	28.0000	DUVAZ	100% A. DUVAZ	20001176	006269	Regional Office in and for Huancayo
13	08001343Y01	ALICIA	TUCTO	1.4293	DUVAZ	100% A. DUVAZ	02006867	056275	Public Records Office in and for Lima
14	08001814Y01	AMORCITO	TUCTO	1.7462	DUVAZ	100% A. DUVAZ	02004334	016179	Public Records Office in and for Lima
15	08000777Y01	AUSTRIA DUVAZ	TUCTO	2.8175	DUVAZ	100% A. DUVAZ	02004448	018001	Ninth Lima Office
16	08001950X01	EULALIA	TUCTO	0.7716	DUVAZ	100% A. DUVAZ	02004333	016175	Ninth Lima Office
17	08001705X01	LA CHIQUILICUATRO	TUCTO	0.9463	DUVAZ	100% A. DUVAZ	02004354	016277	Ninth Lima Office
18	08001488Y01	LA TUERCA	TUCTO	1.4546	DUVAZ	100% A. DUVAZ	02006194	047037	Ninth Lima Office
19	08001912Y01	MELCHORITA	TUCTO	0.5497	DUVAZ	100% A. DUVAZ	02004335	016183	Ninth Lima Office
20	08003521Y01	MUSSETA	TUCTO	0.7664	DUVAZ	100% A. DUVAZ	02006654	053379	Ninth Lima Office
21	08001934Y01	POBRE DIABLO	TUCTO	0.5166	POBRE DIABLO DE HYO	20% A. DUVAZ, 80% OTHERS	02006889	056443	Public Records Office in and for Lima
22	08001574X01	QUE LOS HAY	TUCTO	0.2358	DUVAZ	100% A. DUVAZ	02004355	016281	Ninth Lima Office
23	08000997Y01	RICARDO	TUCTO	0.9277	DUVAZ	100% A. DUVAZ	02006661	53435	Regional Office in and for Lima
24	08002497X01	SARITA	TUCTO	1.4086	DUVAZ	100% A. DUVAZ	02006192	047025	Ninth Lima Office
25	0804354HY01	TUCTO CINCO	TUCTO	2.1047	DUVAZ	100% A. DUVAZ	20005801	015415	Regional Office in and for Huancayo
26	0804354GY01	TUCTO CUATRO	TUCTO	1.4086	MINERA RIO BLANCO S.A.	100% A. DUVAZ	20005800	015414	Regional Office in and for Huancayo
27	0804354EY01	TUCTO DOS	TUCTO	7.9285	MINERA RIO BLANCO S.A.	100% A. DUVAZ	20005798	015412	Regional Office in and for Huancayo
28	0804354FY01	TUCTO TRES	TUCTO	1.3915	MINERA RIO BLANCO S.A.	100% A. DUVAZ	20005799	015413	Regional Office in and for Huancayo
29	0804354DY01	TUCTO UNO	TUCTO	39.3523	MINERA RIO BLANCO S.A.	100% A. DUVAZ	20005797	015411	Regional Office in and for Huancayo
30	08001071Y01	VICTORIA	TUCTO	2.8171	DUVAZ	100% A. DUVAZ	02006193	047031	Ninth Lima Office
		TOTAL		129.6611

EXHIBIT I

EXHIBIT 1

AUTHORIZED CHARGES AND ENCUMBRANCES

N°	CODE	DESCRIPTION	ZONE	HOLDER AND SHARE INTERESTS		AREA (HA)	CHARGES AND ENCUMBRANCES	REMARKS
1	08022116X01	ALEJANDRIA	ALEJANDRIA	DUVAZ	100% A. DUVAZ	3.1762	PLEDGE IN FAVOUR OF YAULIYACU S.A. FOR US$ 248,685. PLEDGE IN FAVOUR OF CORMIN FOR US$ 45,000 (IN PROCESS OF RELEASE). PLEDGE IN FAVOUR OF NBK BANK FOR US$ 500,000.

DEBT BALANCE OWED TO YAULIYACU: US$ 77,710 PLUS COMPENSATORY INTERESTS AND INTERESTS IN ARREARS. DEBT OWED TO CORMIN FOR US$ 45,000 HAS BEEN PAID. PLEDGE IN FAVOUR OF NBK FOR THE DEBT OF US$ 577,600 PLUS COMPENSATOR INTERESTS AND INTERESTS IN ARREARS.

2	08001814Y01	AMORCITO	TUCTO	DUVAZ	100% A. DUVAZ	1.7462	SUNAT EMBARGO LIFTED PENDING FILING. MORTGAGE IN FAVOUR OF CORMIN FOR US$ 1,000,000 AND US$ 500,000. MORTGAGE REGISTRATION BEING PROCESSED IN FAVOUR OF CORMIN FOR US$ 1,000,000 (FEBRUARY 2006).

DEBTS GUARANTEED BY MORTGAGES OF US$ 1,000,000 AND US$ 500,000 IN FAVOUR OF CORMIN HAVE BEEN PAID. MORTGAGE DATED FEBRUARY 2006 IN THE PROCESS OF BEING FILED GUARANTEES AN OBLIGATION OF US$ 500,000 PLUS COMPENSATORY INTERESTS AND INTERESTS IN ARREARS.

3	0800777YO1	AUSTRIA DUVAZ	TUCTO	DUVAZ	100% A. DUVAZ	2.8175	MORTGAGE IN FAVOUR OF CORMIN FOR US$ 1,000,000 AND US$ 500,000. INTERBANK PLEDGE FOR US$ 700,000. MORTGAGE REGISTRATION BEING PROCESSED IN FAVOUR OF CORMIN FOR US$ 1,000,000 (FEBRUARY 2006).

DEBTS GUARANTEED BY MORTGAGES OF US$ 1,000,000 AND US$ 500,000 IN FAVOUR OF CORMIN HAVE BEEN PAID. INTERBANK DEBT FOR US$ 1,334,941 PLUS COMPENSATORY INTERESTS AND INTERESTS IN ARREARS PURCHASED BY PCI. MORTGAGE DATED FEBRUARY 2006 IN THE PROCESS OF BEING FILED GUARANTEES AN OBLIGATION OF US$ 500,000 PLUS COMPENSATORY INTERESTS.

4	08001950X01	EULALIA	TUCTO	DUVAZ	100% A. DUVAZ	0.7716	MORTGAGE IN FAVOUR OF CORMIN FOR US$ 1,000,000 AND US$ 500,000. MORTGAGE REGISTRATION BEING PROCESSED IN FAVOUR OF CORMIN FOR US$ 1,000,000 (FEBRUARY 2006).

DEBTS GUARANTEED BY MORTGAGES OF US$ 1,000,000 AND US$ 500,000 IN FAVOUR OF CORMIN HAVE BEEN PAID. MORTGAGE DATED FEBRUARY 2006 IN THE PROCESS OF BEING FILED GUARANTEES AN OBLIGATION OF US$ 500,000 PLUS COMPENSATORY INTERESTS.

5	08001705X01	LA CHIQUILICUATRO	TUCTO	DUVAZ	100% A. DUVAZ	0.9463	MORTGAGE IN FAVOUR OF CORMIN FOR US$ 1,000,000 AND US$ 500,000. MORTGAGE REGISTRATION BEING PROCESSED IN FAVOUR OF CORMIN FOR US$ 1,000,000 (FEBRUARY 2006).

DEBTS GUARANTEED BY MORTGAGES OF US$ 1,000,000 AND US$ 500,000 IN FAVOUR OF CORMIN HAVE BEEN PAID. MORTGAGE DATED FEBRUARY 2006 IN THE PROCESS OF BEING FILED GUARANTEES AN OBLIGATION OF US$ 500,000 PLUS COMPENSATORY INTERESTS.

6	08001488Y01	LA TUERCA	TUCTO	DUVAZ	100% A. DUVAZ	1.4546	MORTGAGE IN FAVOUR OF CORMIN FOR US$ 1,000,000 AND US$ 500,000.	DEBTS GUARANTEED BY MORTGAGES OF US$ 1,000,000 AND US$ 500,000 IN FAVOUR OF CORMIN

							MORTGAGE REGISTRATION BEING PROCESSED IN FAVOUR OF CORMIN FOR US$ 1,000,000 (FEBRUARY 2006).	HAVE BEEN PAID. MORTGAGE DATED FEBRUARY 2006 IN THE PROCESS OF BEING FILED GUARANTEES AN OBLIGATION OF US$ 500,000 PLUS COMPENSATORY INTERESTS.
7	08001912Y01	MELCHORITA	TUCTO	DUVAZ	100% A. DUVAZ	0.5497	MORTGAGE IN FAVOUR OF CORMIN FOR US$ 1,000,000 AND US$ 500,000. MORTGAGE REGISTRATION BEING PROCESSED IN FAVOUR OF CORMIN FOR US$ 1,000,000 (FEBRUARY 2006).

DEBTS GUARANTEED BY MORTGAGES OF US$ 1,000,000 AND US$ 500,000 IN FAVOUR OF CORMIN HAVE BEEN PAID. MORTGAGE DATED FEBRUARY 2006 IN THE PROCESS OF BEING FILED GUARANTEES AN OBLIGATION OF US$ 500,000 PLUS COMPENSATORY INTERESTS.

8	08003521Y01	MUSSETA	TUCTO	DUVAZ	100% A. DUVAZ	0.7664	MORTGAGE IN FAVOUR OF CORMIN FOR US$ 1,000,000 AND US$ 500,000. MORTGAGE REGISTRATION BEING PROCESSED IN FAVOUR OF CORMIN FOR US$ 1,000,000 (FEBRUARY 2006).

DEBTS GUARANTEED BY MORTGAGES OF US$ 1,000,000 AND US$ 500,000 IN FAVOUR OF CORMIN HAVE BEEN PAID. MORTGAGE DATED FEBRUARY 2006 IN THE PROCESS OF BEING FILED GUARANTEES AN OBLIGATION OF US$ 500,000 PLUS COMPENSATORY INTERESTS.

9	08001574X01	QUE LOS HAY	TUCTO	DUVAZ	100% A. DUVAZ	0.2358	MORTGAGE IN FAVOUR OF CORMIN FOR US$ 1,000,000 AND US$ 500,000. MORTGAGE REGISTRATION BEING PROCESSED IN FAVOUR OF CORMIN FOR US$ 1,000,000 (FEBRUARY 2006).	MORTGAGE IN FAVOUR OF CORMIN FOR US$ 1,000,000 AND US$ 500,000. IN THE PROCESS OF FILING MORTGAGE IN FAVOUR OF CORMIN FOR US$ 1,000,000 (FEBRUARY 2006).
10	08002497X01	SARITA	TUCTO	DUVAZ	100% A. DUVAZ	1.4086	MORTGAGE IN FAVOUR OF CORMIN FOR US$ 1,000,000 AND US$ 500,000. MORTGAGE REGISTRATION BEING PROCESSED IN FAVOUR OF CORMIN FOR US$ 1,000,000 (FEBRUARY 2006).	MORTGAGE IN FAVOUR OF CORMIN FOR US$ 1,000,000 AND US$ 500,000. IN THE PROCESS OF FILING MORTGAGE IN FAVOUR OF CORMIN FOR US$ 1,000,000 (FEBRUARY 2006).
11	0804354HY01	TUCTO CINCO	TUCTO	DUVAZ	100% A. DUVAZ	2.1047	MORTGAGE IN FAVOUR OF BANCO DE CRÉDITO FOR US$ 1,500,000. MORTGAGE IN FAVOUR OF CRISTINA D’ORNELLAS FOR US$ 1,500,000.

DEBT OWED TO BANCO DE CRÉDITO FOR US$ 376,000 PLUS COMPENSATORY INTERESTS AND INTERESTS IN ARREAR, PURCHASED BY PCI. MORTGAGE IN FAVOUR OF MRS. D’ORNELLAS GUARANTEES A DEBT OF US$ 215,299 PLUS COMPENSATORY INTERESTS AND INTERESTS IN ARREAR.

12	08001071Y01	VICTORIA (1071)	TUCTO	DUVAZ	100% A. DUVAZ	2,8171

MORTGAGE IN FAVOUR OF CORMIN FOR US$ 1,000,000 AND US$ 500,000. PLEDGE IN FAVOUR OF CRISTINA D’ORNELLAS FOR US$ 265,833.67. MORTGAGE REGISTRATION BEING PROCESSED IN FAVOUR OF CORMIN FOR US$ 1,000,000 (FEBRUARY 2006).

DEBTS GUARANTEED BY MORTGAGES OF US$ 1,000,000 AND US$ 500,000 IN FAVOUR OF CORMIN HAVE BEEN PAID. MORTGAGE DATED FEBRUARY 2006 IN THE PROCESS OF BEING FILED GUARANTEES AN OBLIGATION OF US$ 500,000 PLUS COMPENSATORY INTERESTS.
PLEDGE IN FAVOUR OF MRS. D’ORNELLAS GUARANTEES A DEBT OF US$ 215,299 PLUS COMPENSATORY INTERESTS AND INTERESTS IN ARREARS.

13	08001837Y01	ANCON	LA MAR	DUVAZ	100% DUVAZ	4,0344	MORTGAGE IN FAVOUR OF CENTROMIN US$ 250,000. SUNAT EMBARGO LIFTED PENDING FILING. SEVERANCE PAY (CTS) EMBARGO	MORTGAGE IN FAVOUR OF CENTROMIN GUARANTEES AN OBLIGATION OF US$ 16,277 PLUS COMPENSATORY INTERESTS. SEVERANCE PAY (CTS) EMBARGO AGAINST WORKERS’ UNION FOR 8 MILLION SOLES.

							AGAINST WORKERS’ UNION FOR S/. 200,000.
14	08001132Y01	ASIA	LA MAR	DUVAZ	100% A. DUVAZ	3.1606	MORTGAGE IN FAVOUR OF CENTROMIN FOR US$ 25,000. SEVERANCE PAY (CTS) EMBARGO AGAINST WORKERS’ UNION FOR S/. 100,000.	MORTGAGE IN FAVOUR OF CENTROMIN GUARANTEES AN OBLIGATION OF US$ 16,277 PLUS COMPENSATORY INTERESTS. SEVERANCE PAY (CTS) EMBARGO AGAINST WORKERS’ UNION FOR 8 MILLION SOLES.
15	08001734Y01	CALLAO	LA MAR	DUVAZ	100% A, DUVAZ	1.9964	MORTGAGE IN FAVOUR OF CORMIN FOR US$ 250,000. MORTGAGE REGISTRATION BEING PROCESSED IN FAVOUR OF CORMIN FOR US$ 500,000 (FEBRUARY 2006).

MORTGAGE IN FAVOUR OF CENTROMIN GUARANTEES AN OBLIGATION OF US$ 16,277 PLUS COMPENSATORY INTERESTS.
MORTGAGE DATED FEBRUARY 2006 IN THE PROCESS OF BEING FILED. GUARANTEES AN OBLIGATION OF US$ 500,000 PLUS COMPENSATORY INTERESTS.

16	08023100X01	CHABELA	LA MAR	DUVAZ	100% A. DUVAZ	11.7365	EMBARGO IN FAVOUR OF SUNAT-HUANCAYO FOR S/. 18,225 IN THE PROCESS OF BEING REGULARIZED.	THERE IS NO DEBT DUE FOR THIS ITEM.
17	08023104X01	CLARISA	LA MAR	DUVAZ	100% A. DUVAZ	4.5120	EMBARGO IN FAVOUR OF SUNAT-HUANCAYO FOR S/. 18,225 IN THE PROCESS OF BEING REGULARIZED.	THERE IS NO DEBT DUE FOR THIS ITEM.
18	08001811Y01	EL JAPON	LA MAR	DUVAZ	100% A. DUVAZ	2.3691	MORTGAGE IN FAVOUR OF CENTROMIN FOR US$ 25,862. SUNAT EMBARGO LIFTED, PENDING FILING. SEVERANCE PAY (CTS) EMBARGO AGAINST WORKERS’ UNION FOR S/. 250,000.	MORTGAGE IN FAVOUR OF CENTROMIN GUARANTEES AN OBLIGATION OF US$ 16,277 PLUS COMPENSATORY INTERESTS. SEVERANCE PAY (CTS) EMBARGO AGAINST WORKERS’ UNION FOR 8 MILLION SOLES.
19	08001858Y01	ELENITA	LA MAR	DUVAZ	100% A. DUVAZ	1.3417	MORTGAGE IN FAVOUR OF CENTROMIN FOR US$ 17,241. SEVERANCE PAY (CTS) EMBARGO AGAINST WORKERS’ UNION FOR S/. 250,000.	MORTGAGE IN FAVOUR OF CENTROMIN GUARANTEES AN OBLIGATION OF US$ 16,277 PLUS COMPENSATORY INTERESTS. SEVERANCE PAY (CTS) EMBARGO AGAINST WORKERS’ UNION FOR 8 MILLION SOLES.
20	08001883Y01	LA CHINA	LA MAR	DUVAZ	100% A. DUVAZ	1.9963	MORTGAGE IN FAVOUR OF CENTROMIN FOR US$ 250,000.	MORTGAGE IN FAVOUR OF CENTROMIN GUARANTEES AN OBLIGATION OF US$ 16,277 PLUS COMPENSATORY INTERESTS. SEVERANCE PAY (CTS) EMBARGO AGAINST WORKERS’ UNION FOR 8 MILLION SOLES.
21	08001850Y01	LA MAR	LA MAR	DUVAZ	100% A. DUVAZ	1.9959	MORTGAGE IN FAVOUR OF CENTROMIN FOR US$ 250,000. SEVERANCE PAY (CTS) EMBARGO AGAINST WORKERS’ UNION FOR S/. 300,000.	MORTGAGE IN FAVOUR OF CENTROMIN GUARANTEES AN OBLIGATION OF US$ 16,277 PLUS COMPENSATORY INTERESTS. SEVERANCE PAY (CTS) EMBARGO AGAINST WORKERS’ UNION FOR 8 MILLION SOLES.
22	08000848Y01	LA SOLEDAD	LA MAR	DUVAZ	100% A. DUVAZ	2,8172	MORTGAGE IN FAVOUR OF CENTROMIN FOR US$ 250,000.	MORTGAGE IN FAVOUR OF CENTROMIN GUARANTEES AN OBLIGATION OF US$ 16,277 PLUS COMPENSATORY INTERESTS. SEVERANCE PAY (CTS) EMBARGO AGAINST WORKERS’ UNION FOR 8 MILLION SOLES.
23	08023099X01	REBECA 90	LA MAR	DUVAZ	100% A. DUVAZ	11.9758	EMBARGO IN FAVOUR OF SUNAT-HUANCAYO FOR $ 18,225 IN THE PROCESS OF BEING REGULARIZED.	THERE IS NO DEBT DUE FOR THIS ITEM.
24	08001859Y01	TRANQUITA	LA MAR	DUVAZ	100% A. DUVAZ	2.6279	MORTGAGE IN FAVOUR OF CENTROMIN	MORTGAGE IN FAVOUR OF CENTROMIN

							FOR US$ 250,000. MORTGAGE REGISTRATION BEING PROCESSED IN FAVOUR OF CORMIN FOR US$ 500,000 (FEBRUARY 2006).	GUARANTEES AN OBLIGATION OF US$ 16,277 PLUS COMPENSATORY INTERESTS. MORTGAGE DATED FEBRUARY 2006 IN THE PROCESS OF BEING FILED GUARANTEES AN OBLIGATION OF US$ 500,000 PLUS COMPENSATORY INTERESTS.
25	08001944Y01	VICTORIA (1944)	LA MAR	DUVAZ	100% A. DUVAZ	1.5827	MORTGAGE IN FAVOUR OF CENTROMIN FOR US$ 250,000.	MORTGAGE IN FAVOUR OF CENTROMIN GUARANTEES AN OBLIGATION OF US$ 16,277 PLUS COMPENSATORY INTERESTS.
26	08000845Y01	CAROLINA	PILA	DUVAZ	100% A. DUVAZ	1.4085	PENDING REGULARIZATION OF OWNERSHIP OF AD.
27	08000749Y01	PILAR	PILAR	PILAR DE HYO	98% Z. DUVAZ, 2% OTROS	4.1075	PENDING REGULARIZATION OF OWNERSHIP OF AD.
28	0804354DY01	TUCTO UNO	TUCTO	MINERA RIO BLANCO	100% A. DUVAZ	39.3523	SEVERANCE PAY (CTS) EMBARGO AGAINST WOKERS’ UNION FOR S/. 1,100,000.	SEVERANCE PAY (CTS) EMBARGO AGAINST WORKERS’ UNION FOR 8 MILLION SOLES.
29	0804354EY01	TUCTO DOS	TUCTO	MINERA RIO BLANCO	100% A. DUVAZ	7.9285	SEVERANCE PAY (CTS) EMBARGO AGAINST WOKERS’ UNION FOR S/. 1,000,000. MORTGAGE IN FAVOR OF COMIN FOR US$ 1,000,000.	SEVERANCE PAY (CTS) EMBARGO AGAINST WORKERS’ UNION FOR 8 MILLION SOLES. DEBT GUARANTEED FOR MORTGAGE OF US$ 1,000,000 IN FAVOR OF CORMIN HAS BEEN PAID.
30	0804354FY01	TUCTO TRES	TUCTO	MINERA RIO BLANCO	100% A. DUVAZ	1.3915	SEVERANCE PAY (CTS) EMBARGO AGAINST WOKERS’ UNION FOR S/. 1,300,000. MORTGAGE IN FAVOR OF COMIN FOR US$ 1,000,000.	SEVERANCE PAY (CTS) EMBARGO AGAINST WORKERS’ UNION FOR 8 MILLION SOLES. DEBT GUARANTEED FOR MORTGAGE OF US$ 1,000,000 IN FAVOR OF CORMIN HAS BEEN PAID.
31	0804354GY01	TUCTO CUATRO	TUCTO	MINERA RIO BLANCO	100% A. DUVAZ	1.4086	SEVERANCE PAY (CTS) EMBARGO AGAINST WOKERS’ UNION FOR S/. 1,200,000. MORTGAGE IN FAVOR OF COMIN FOR US$ 1,000,000.	SEVERANCE PAY (CTS) EMBARGO AGAINST WORKERS’ UNION FOR 8 MILLION SOLES. DEBT GUARANTEED FOR MORTGAGE OF US$ 1,000,000 IN FAVOR OF CORMIN HAS BEEN PAID.
		TOTAL				126.5381

EXHIBIT J

EXHIBIT J

FINANCIAL FLOW

TERM: YEARS 1 – 5

(Stated in US Dollars)

DETAILS		YEAR 1	YEAR 2	YEAR 3	YEAR 4	YEAR 5	TERM
PRODUCTION	DMT	179,316	180,954	180,083	180,000	180,000	900,353
PRODUCED CONCENTRATES
COPPER	DMT	5,010	4,924	4,934	5,387	5,387	25,641
ZINC	DMT	7,888	9,299	10,847	11,173	11,173	50,380
LEAD	DMT	1,244	1,640	2,136	1,778	1,778	8,577
SILVER	OZ	660,788	695,278	799,562	737,181	737,181	3,629,990
UNIT VALUE
COPPER	US$/MT	35.00	29.24	26.86	25.2	23.26	29.04
ZINC	US$/MT	21.63	22.69	23.87	22.19	20.06	22.09
LEAD	US$/MT	7.91	8.96	10.5	7.61	7.24	8.44
UNIT VALUE	US$/MT	64.54	60.89	61.23	55.00	50.56	59.57
QUOTATIONS
COPPER	US$/MT	4,325	3,893	3,503	3,153	2,838	3,542
ZINC	US$/MT	1,725	1,553	1,397	1,258	1,132	1,413
LEAD	US$/MT	975	878	790	711	640	798
SILVER	US$/OZ	8.19	7.37	6.63	6.50	6.50	7.04
PRODUCTION VALUE (WITH VAT)
COPPER	US$	7,472,960	6,296,849	5,755,849	5,398,528	4,981,995	29,906,181
ZINC	US$	4,602,776	4,885,749	5,114,970	4,753,513	4,296,029	23,653,037
LEAD	US$	1,685,930	1,929,236	2,250,609	1,629,075	1,550,574	9,045,424
TOTAL SALES INCOME		13,761,666	13,111,834	13,121,428	11,781,116	10,828,598	62,604,643

OPERATING COSTS
MINE	US$	4,125,323	4,037,995	3,922,008	3,223,330	3,039,444	18,348,100
CONCENTRATING PLANT	US$	1,767,883	1,754,351	1,743,335	1,721,378	1,699,421	8,686,367
GENERAL ADMINISTRATION	US$	422,808	416,429	416,011	415,971	415,971	2,087,192
TOTAL MINE COST - PLANT		6,316,014	6,208,776	6,081,354	5,360,679	5,154,836	29,121,659

ADMINISTRATIVE COSTS		863,606	863,606	863,606	863,606	863,606	4,318,028
SALES COSTS		186,950	207,750	232,572	237,835	237,835	1,102,943
VAT AND ROYALTIES		1,297,296	1,279,386	1,380,641	1,295,256	1,151,999	6,404,578
OPERATING RESULT		5,097,801	4,552,317	4,563,255	4,023,740	3,420,322	21,657,438

EARNINGS AND EXPENDITURES:
FINAL LIQUIDATIONS		328,396					328,396
INVESTMENTS		1,564,872	958,074	313,720	85,422	118,219	3,040,307
FLOW AFTER INVESTMENTS		3,861,325	3,594,243	4,249,536	3,938,318	3,302,103	18,945,525

PROFIT SHARING		294,770	481,135	487,364	421,435	289,063	1,973,768
INCOME TAX		543,219	886,663	898,143	776,645	532,702	3,637,372

ECONOMIC FLOW OF THE YEAR		3,023,336	2,226,445	2,864,028	2,740,238	2,480,338	13,334,385
INITIAL BALANCE		133,385	3,156,721	5,383,166	8,247,194	10,987,432	133,385
ACCUMULATED ECONOMIC FLOW		3,156,721	5,383,166	8,247,194	10,987,432	13,467,770	13,467,770

EXHIBIT K

EXHIBIT K

GUARANTEES AND SECURITIES GRANTED BY THE AGENTS  OF AUSTRIA DUVAZ

	BANK	SECURED AMOUNT US$	DETAILS OF THE GUARANTEES
1	Banco Wiese Sudameris	5,062,396	Personal securities of LRMP, JRMP and wives.
2	Interbank	2,009,824	Personal securities of LRMP, JRMP and wives.
3	Banco de Crédito	612,751	Personal securities of LRMP, JRMP and wives.
4	Cofide – Financiero	2,770,635	Personal securities of LRMP, JRMP and wives.
5	Cofide - Financiero	1,086,286	Real Estate Mortgage – El Golf Los Incas, Surco; Montecarlo Surco and Petit Thouars, Miraflores

	THIRD PARTIES AND OTHERS	SECURED AMOUNT US$	DETAILS OF THE GUARANTEES
1	Cristina D’Ornellas	215,299	JRMP securities and wives
2	Luis Rodríguez Mariátegui Canny	211,266	Personal securities of LRMP, JRMP and wives.
3	Reynaldo Llosa Benavides	163,060	Personal securities of LRMP, JRMP with regard to bills of exchange
4	Repadre	750,000	Personal securities of LRMP, JRMP and Pledge for 10% of the Shares of Austria Duvaz
5	Centromin Perú S.A.	300,000	Personal securities of LRMP, JRMP and wives
6	Los Quenuales S.A.	165,790	JRMP securities and wife

EXHIBIT L

Exhibit L of the Master Agreement

DOCKET 138-2005/CCO

REQUEST FOR THE STAY OF THE PROCEEDING

TO THE CHAIRMAN OF THE BANKRUPTCY PROCEEDING COMMITTEE OF THE NATIONAL INSTITUTE FOR THE DEFENSE OF FREE COMPETITION AND THE PROTECTION OF INTELLECTUAL PROPERTY (INDECOPI):

We, MINERA PERÚ COPPER S.A., identified by Tax ID Number (RUC) 20506675457, acting by and through its Finance Manager, Mr. Thomas J. FINDLEY, as per Power of Attorney kept with the court records and SOCIEDAD MINERA AUSTRIA DUVAZ S.A.C., identified by Tax ID Number (RUC) 20100102171, acting by and through its General Manager, Mr. Jaime RODRÍGUEZ-MARIÁTEGUI PROAÑO, as per Power of Attorney kept with the court records, in the matter of the bankruptcy proceeding followed by the parties, hereby state the following:

As to date, the parties have initiated negotiations in order to settle the present dispute and reach an agreement that is beneficial to both parties. In such sense, we request that the proceeding be stayed, pursuant to the provisions set forth in Section 319 of the Code of Civil Procedure.

THEREFORE:

You are hereby requested to stay this proceeding in accordance with the law.

Lima, March    , 2006

MINERA PERU COPPER S.A.	SOCIEDAD MINERA AUSTRIA
DUVAZ S.A.C.

EXHIBIT L-1

Exhibit L-1 of the Master Agreement

Docket 35184-1999

Court Clerk:
PLEADINGS FILE
Summary: Conventional Stay of the Proceeding

TO THE FORTY-SEVENTH CIVIL COURT IN AND FOR LIMA:

We, BANCO DE CRÉDITO DEL PERÚ, in the matter of the proceeding regarding the EXECUTION OF GUARANTEES followed against Sociedad Minera Austria Duvaz S.A.C., hereby state the following:

Nearing an agreement to settle the dispute, subject matter hereof and pursuant to Section 319 of  the Code of Civil Procedure, we request Your Honour, to stay the proceeding.

THEREFORE:

The Court is hereby requested to stay this proceeding pursuant to law.

SUPPLEMENTAL PRAYER FOR RELIEF: We are attaching a sufficient number of official notices of the Court.

Lima, March    , 2006.

EXHIBIT L-2

Exhibit L-2 of the Master Agreement

Docket 2003-4874-100-J-CI-50

PLEADINGS FILE

           Court Clerk: CHACÓN

Summary: Conventional Stay of the Proceeding

TO THE FIFTIETH CIVIL COURT IN AND FOR LIMA:

We, MINERA PERÚ COPPER S.A., in the matter of the proceeding regarding the EXECUTION OF GUARANTEES followed against Sociedad Minera Austria Duvaz S.A.C., hereby state the following:

Nearing an agreement to settle the dispute, subject matter hereof and pursuant to Section 319 of the Code of Civil Procedure, we request Your Honour, to stay the proceeding.

THEREFORE:

The Court is hereby requested to stay this proceeding pursuant to law.

SUPPLEMENTAL PRAYER FOR RELIEF: We are attaching a sufficient number of official notices of the Court.

Lima, March    , 2006.

EXHIBIT L-3

Exhibit L-3 of the Master Agreement

Docket 22498-2002

PLEADINGS FILE

Court Clerk:

Summary: Conventional Stay of the Proceeding

TO THE FORTY-SEVENTH CIVIL COURT IN AND FOR LIMA:

We, BANCO INTERNACIONAL DEL PERÚ S.A.A., in the matter of the proceeding regarding the EXECUTION OF GUARANTEES followed against SOCIEDAD MINERA AUSTRIA DUVAZ S.A.C. hereby state the following:

Nearing an agreement to settle the dispute, subject matter hereof and pursuant to Section 319 of the Code of Civil Procedure, we request Your Honour, to stay the proceeding.

THEREFORE:

The Court is hereby requested to stay this proceeding pursuant to law.

SUPPLEMENTAL PRAYER FOR RELIEF: We are attaching a sufficient number of official notices of the Court.

Lima, March    , 2006.

Exhibit L-3 of the Master Agreement

Docket 22498-2002

PLEADINGS FILE

Court Clerk:

Summary: Conventional Stay of the Proceeding

TO THE FORTY-SEVENTH CIVIL COURT IN AND FOR LIMA:

We, BANCO INTERNACIONAL DEL PERÚ S.A.A. in the matter of the proceeding regarding the EXECUTION OF GUARANTEES followed against SOCIEDAD MINERA AUSTRIA DUVAZ S.A.C., hereby state the following:

Nearing an agreement to settle the dispute, subject matter hereof and pursuant to Section 319 of  the Code of Civil Procedure, we request Your Honour, to stay the proceeding.

THEREFORE:

The Court is hereby requested to stay this proceeding pursuant to law.

SUPPLEMENTAL PRAYER FOR RELIEF: We are attaching a sufficient number of official notices of the Court.

Lima, March    , 2006.

EXHIBIT L-4

Exhibit L-4 of the Master Agreement

Docket	26420-2005
Court Clerk	Rodríguez
Files	Pleading Files
Writ	4
Summary	Conventional Stay of the Proceeding

TO THE TENTH CIVIL COURT IN AND FOR LIMA:

We, SOCIEDAD MINERA AUSTRIA DUVAZ S.A.C. (hereinafter referred to as “Austria Duvaz”) and MINERA PERÚ COPPER S.A. (hereinafter referred to as “MPCOPPER”), hereby state the following:

Austria Duvaz and MPCOPPER have initiated negotiations in order to settle the present dispute and reach an agreement that is beneficial to both parties.

In such sense, we request that the proceeding be stayed in accordance with the provisions set forth in Section 319 of the Code of Civil Procedure.

THEREFORE:

We hereby request Your Honour to issue the pertinent order pursuant to law and declare the stay of the proceeding.

Lima, March    , 2006.

Exhibit L-4 of the Master Agreement

Docket	4866-2005
Files	Interim Relief Docket
Writ	6
Summary	Conventional Stay of the Proceeding

TO THE SIXTH CIVIL DIVISION OF THE COURT OF APPEALS IN AND FOR LIMA:

We, SOCIEDAD MINERA AUSTRIA DUVAZ S.A.C. (hereinafter referred to as “Austria Duvaz”) and MINERA PERÚ COPPER S.A. (hereinafter referred to as “MPCOPPER”), hereby state the following:

Austria Duvaz and MPCOPPER have initiated negotiations in order to settle the present dispute and reach an agreement that is beneficial to both parties.

In such sense, we request that the proceeding be stayed in accordance with the provisions set forth in Section 319 of the Code of Civil Procedure.

THEREFORE:

We hereby request Your Honour to issue the pertinent order pursuant to law and declare the stay of the proceeding.

Lima, March    , 2006.

EXHIBIT M

Exhibit M to the Master Agreement

You are hereby requested in your capacity as Notary Public in and for Lima to enter in your Notarial Record Book one evidencing the Simultaneous Incorporation of a Closely-held Corporation executed by:

•              Luis RODRÍGUEZ MARIÁTEGUI CANNY, identified by National Identity Card (DNI) 08798881, with usual residence at Calle Miguel Aljovín 530, District of Surco;

•              Jaime RODRÍGUEZ MARIÁTEGUI BLUME, identified by National Identity Card (DNI) 09389280, with usual residence at Calle La Joya 175, Tambo de Monterrico, District of Surco; and

•              Minera Perú Copper S.A., identified by Tax ID Number (RUC) 20506675457, with principal place of business at Av. San Borja Norte 1302, District of San Borja, acting by and through Charles Graham PREBLE, identified by Alien Registration Card 000084967 and Thomas J. FINDLEY, identified by Alien Registration Card 114608, duly empowered as per powers of attorney recorded in Entry 11532703 of the Registry of Companies in and for Lima and El Callao.

All of them jointly referred to as THE GRANTORS, under the terms and conditions stated herein below.

Melissa Gabriela PATRONI DEDEKIND, identified by National Identity Card (DNI) 10308801, spouse of Jaime RODRÍGUEZ MARIÁTEGUI BLUME, also participates in this Agreement to accept and consent to each and every of the terms and conditions herein contained.

ONE:  THE GRANTORS agree to incorporate, as they actually do, a Closely-held Corporation named COMPANY B.

TWO:  The capital stock of the corporation is S/.10,000 (Ten Thousand Nuevos Soles), represented by 9,900 (Nine Thousand Nine Hundred) shares of stock, each with a face value of S/.1 (One Nuevo Sol) each, hereinafter referred to as Class A Shares, and 100 (One Hundred) shares of stock, with a face value of S/.1 (One Nuevo Sol) each, hereinafter referred to as Class B Shares, all of them fully subscribed and paid-up as evidenced by the bank deposit certificate attached hereto, in line with the provisions contained in Sections 23 and 52 of the Business Corporations’ Act.

The shares are subscribed as follows:

a.             Luis RODRÍGUEZ MARIÁTEGUI CANNY

b.             Jaime RODRÍGUEZ MARIÁTEGUI BLUME

c.             Minera Perú Copper S.A.

THREE:  The Corporation shall operate according to the following Bylaws:

BYLAWS

I.              NAME, PURPOSE, REGISTERED OFFICE AND EXISTENCE

ARTICLE ONE:  COMPANY B is a private legal entity governed both by these Bylaws and the Business Corporations’ Act.

ARTICLE TWO:  The purpose of the corporation is to engage in the following activities:

a.             To carry out search, prospecting, exploration, mining and any other mine-related activities, including those that are typical of a mining concessionaire in the conduction of its activities, pursuant to the applicable legal provisions;

b.            To act as a concessionaire for purposes of conducting activities related to natural resources in general;

c.             To design, build, fit, assemble, perform and/or operate for its own and/or others’ account, streets, berms,  roads, highways, tunnels, ports, maritime or land terminal stations and any other infrastructure works by whatever name called;

d.            To supply goods and/or services for the construction and/or operation of the works referred to in item c) above;

e.             To perform the maintenance of the works referred to in item c) above;

f.             To engage in any type of industrial activities in general;

g.            To carry out private transportation activities;

h.            To perform any and all types of financial transactions allowed by the legal provisions in force aimed at complying with the corporate purpose;

Moreover, the Corporation may engage in any other activity related to those described above as agreed by the Shareholders’ Meeting.

It is understood that notwithstanding they are not expressly stated in the Corporation’s Articles of Incorporation or these Bylaws, any acts related to the corporate purpose that contribute to the fulfillment of the goals of the Corporation, are deemed to be included in the corporate purpose. The Corporation may develop activities within its corporate purpose both in Peru and abroad.

ARTICLE THREE:  The registered office of the Corporation is located in the City of Lima; however, it may appoint representatives and maintain branches, offices or establishments elsewhere in Peru or abroad.

ARTICLE FOUR:  The Corporation shall have perpetual existence and shall commence its activities as of the execution of the Notarially Recorded Instrument evidencing its incorporation.

II.            CAPITAL STOCK – SHARES

ARTICLE FIVE:  The capital stock of the Corporation is S/.10,000 (Ten Thousand Nuevos Soles), represented by 9,900 (Nine Thousand Nine Hundred) Class A Shares, and 100 (One Hundred) Class B Shares, with a face value of S/1 (One Nuevo Sol) each, fully subscribed and paid-up.

Except as expressly provided herein, each Class A and Class B share vests the holders thereof with equal rights.

ARTICLE SIX:  The liability of each shareholder is limited to the amount of his/its contribution in accordance with the face value of the shares held.

ARTICLE SEVEN:  Shares are registered and shall consist in instruments issued in the form of certificates or account entries. A single certificate may represent one or more shares held by one or several shareholders.

Share certificates shall be signed by two Directors and shall contain the following information:

A.           The name of the Corporation, its capital stock, registered office and existence; the date of the articles of incorporation and the name of the Notary before whom the articles were executed, as well as any details regarding their registration with the Registry of Companies.

B.            The name of the shareholder, the date of issuance of the certificate, its sequential number, the number and class of shares represented and the number attached to each share.

C.            The face value of each share, the amount disbursed and the successive disbursements that are made on account of its face value or an indication that the shares are fully paid-up.

D.            Any encumbrances or charges established with respect to the shares.

ARTICLE EIGHT:  The Corporation shall acknowledge the person whose name appears in the “Share Register” as the holder of the share. The Share Register, which shall be kept by the Corporation, shall record the shares and the name, marital status, name of spouse, if married, and domicile of each of the respective shareholders. The Share Register shall also be used to record any successive share transfers and the furnishing of in rem rights or legal measures that may apply to them.

In the event that the ownership of any shares is in dispute, whoever appears recorded in the Share Register as the owner of the shares shall be acknowledged as the one able to exercise a shareholder’s rights, pursuant to the provisions contained in the foregoing paragraph, except in the case of a court order to the contrary.

ARTICLE NINE:  Pursuant to Section 101 of the Business Corporations’ Act, the holders of the shares issued by the Corporation are prevented from transferring or encumbering them for a term of nine (9) years counted as from the date of execution of the Notarially Recorded Instrument evidencing the Incorporation of the Corporation, unless there is a prior, express, written authorization of the rest of shareholders.

The temporary prohibition to transfer and encumber the shares referred to in the foregoing paragraph shall not be applicable when such transfer is made in favour of another shareholder, in which case, there will be no right of first refusal.

ARTICLE TEN:  In the event of loss or destruction of share certificates, the Corporation may issue new ones once the shareholder complies with all legal formalities and furnishes all the guarantees that the Board of Directors may deem fit. Any and all costs related thereto shall be assumed by the shareholder.

ARTICLE ELEVEN:  Each and every shareholder, for the sole reason of being the holder of shares, shall be subject to the Corporate Bylaws and the resolutions of the Shareholders’ Meeting and the Board of Directors adopted pursuant hereto.

III.           GOVERNING BODIES

ARTICLE TWELVE:  The governing bodies of the Corporation are the Shareholders’ Meeting, the Board of Directors and the Management.

IV.           SHAREHOLDERS’ MEETING

ARTICLE THIRTEEN:  The Shareholders’ Meeting is the supreme body of the Corporation and makes decisions regarding all matters inherent to its competence.

Pursuant to the provisions contained in Section 132 of the Business Corporations’ Act and considering the various types of Shares created both by these Bylaws and by the Articles of Incorporation of the Corporation, there shall be separate Special Shareholders’ Meetings that will be held with the sole purpose of discussing the designation of the Meeting’s representatives before the Board of Directors, as provided in Section 164 of the Business Corporations’ Act. Such Special Meetings shall be governed by the provisions of the Shareholders’ Meeting for purposes of the provision contained in Articles Sixteen to Twenty-five hereof, as well as Articles Twenty-nine to Thirty-three. The presidency of each Special Shareholders’ Meeting shall be assumed by the shareholder with the highest number of shares representing such Class. The election of directors representing each Class of shares shall be conducted in accordance with the provision contained in Section 164 of the Business Corporations’ Act.

Whenever the sections referred to in the foregoing paragraph mention percentages on the capital stock, these must be understood, in the case of Special Shareholders’ Meetings, as percentages on the entire shares of each Class.

ARTICLE FOURTEEN:  Shareholders’ Meetings shall be held in the City of Lima in the venue stated in the notice convening the meeting.

ARTICLE FIFTEEN:  The Shareholders’ Meeting shall meet at least once a year within three (3) months following the termination of each fiscal year. Such Meeting shall be referred as Annual Shareholders’ Meeting.

ARTICLE SIXTEEN:  The Shareholders’ Meeting shall be held at any time, when so resolved by the Board or upon notarized request of any shareholder.

ARTICLE SEVENTEEN:  The Board of Directors shall convene Shareholders’ Meetings by means of notices with return receipt requested, fax transmittals, e-mails or by any other means of communication allowing the recording of written evidence of their reception. Such notice shall be sent no later than ten (10) calendar days in advance of the Annual Shareholder Meeting and three (3) days in advance of any other Shareholders’ Meeting, as provided in Section 245 of the Business Corporations’ Act.

The notice may include the date for an adjourned meeting, if applicable. Such adjourned meeting shall be held no sooner than three (3) days and no later than ten (10) days following the originally scheduled meeting.

Notice of meetings shall state the date, time and place of the meeting as well as the business to be transacted.

ARTICLE EIGHTEEN:  If upon expiry of the time stated in the notice convening the Shareholders’ Meeting there is no sufficient quorum to hold it or it is not held due to any other reason, then the Meeting shall be convened for another date, unless the date of an adjourned meeting is included in the notice referred to in the foregoing article.

The adjourned meeting shall be held within ten (10) calendar days following the date of the originally scheduled Shareholders’ Meeting, with the same requirements of publicity of the originally scheduled meeting. Such notice shall be published no later than three (3) calendar days prior to the date of the meeting.

ARTICLE NINETEEN:  The Shareholders’ Meeting may be held without being duly called or without prior notice if the shareholders representing the entire subscribed, voting shares attend the meeting in person or by proxy and record in the Book of Minutes their unanimous consent to hold such meeting and transact the businesses brought to it.

ARTICLE TWENTY:  The holders of voting shares recorded in the “Share Register” up to two (2) calendar days in advance of the date of the Shareholders’ Meeting shall be entitled to attend same with the right to express their opinion but not to cast a vote.

The following persons may attend the Shareholders’ Meeting upon invitation: The Directors and Managers of the Corporation as well as the Attorneys, Auditors and Officers that are not shareholders, and in general, any person as the Meeting shall determine. All such persons shall be entitled to express their opinion but not to cast a vote.

ARTICLE TWENTY-ONE:  Shareholders may be represented in Shareholders’ Meetings.

The proxy shall be issued in the form of an uncertified letter, cable, telex, fax or e-mail with confirmation of receipt or any other means allowing the recording of written evidence of their reception, it being understood that the representation is granted for each particular Shareholders’ Meeting, except in the case of powers of attorney granted by means of notarially recorded instruments.

ARTICLE TWENTY-TWO:  Holding a Shareholders’ Meeting shall require the attendance, either in person or by proxy or attorney-in-fact, of shareholders representing at least seventy-five percent (75%) of the subscribed, voting shares, including necessarily the presence in person or by proxy or attorney-in-fact of at least ten percent (10%) of Class B Shares.

Holding an adjourned meeting shall require the attendance, either in person or by proxy or attorney-in-fact, of shareholders representing at least seventy-five percent (75%) of the subscribed voting shares, including necessarily the presence in person or by proxy or attorney-in-fact of at least ten percent (10%) of Class B Shares.

ARTICLE TWENTY-THREE:  Holding a Shareholders Meeting to deal with the following items shall require the attendance, either in person or by proxy or attorney-in-fact, of shareholders representing at least seventy-five percent (75%) of the subscribed, voting shares, including necessarily the presence in person or by proxy or attorney-in-fact of at least ten percent (10%) of Class B Shares.

a.             Designation and removal of the General Manager.

b.            Increase or reduction of Capital Stock.

c.             Establishment of, or amendment to, the dividend distribution and profit capitalization policy.

d.            Transfer or any other form of disposal of the assets, in full or in part.

e.             Indebtedness of the Corporation under any heading.

f.             Furnishing of security interests such as letters of guarantee, sureties, establishment of mortgages, pledges, and, in general, any lien or guaranty secured by security interest in real estate or personal property.

g.            Transformation, Merger, Spin-off, Reorganization and Dissolution of the Corporation as well as resolving its dissolution.

h.            Entering into, signing, amending and terminating contracts involving, either directly or indirectly, the purchase of assets or shares of companies.

i.              Appointment and change of Independent Auditors.

j.              In general, any amendment to the Corporate Bylaws.

ARTICLE TWENTY-FOUR:  The Shareholders’ Meeting shall be presided over by the Chairman of the Board or, in his absence, by the Vice-Chairman.

If both the Chairman and Vice-Chairman fail to be present, then the Shareholders’ Meeting shall be presided over by the shareholder representing the largest number of shares of stock. If two or more shareholders meet this requirement, then the decision shall be made by drawing lots.

The Manager of the Corporation or, in his absence, the person designated in each case by the Shareholders’ Meeting, shall act as Secretary.

ARTICLE TWENTY-FIVE:  The Annual Shareholders’ Meeting shall have the following functions:

A.           To approve or disapprove the Corporation’s management and the economic performance of the prior year expressed in the pertinent financial statements.

B.            To resolve on the application of profits, if any.

C.            To fix the remuneration of the Board of Directors.

D.            To designate or delegate to the Board the designation of independent auditors, when appropriate.

E.            To resolve on any other matters that are attached to its functions under these Bylaws and on any other matters stated in the notice calling the Meeting.

The Special Meeting of each Class of Shares that shall be held prior to, and separately from, the Annual Shareholders’ Meeting, shall elect its representatives to the Board upon termination of their term. For such purpose, the Meeting shall adhere to the procedure set forth in Article Fifteen hereof. In the event that such election is not held, the last directors appointed shall continue exercising their offices until the new pertinent election actually occurs.

ARTICLE TWENTY-SIX:  The Shareholders’ Meeting shall have the following additional functions:

A.           To amend the Corporate Bylaws.

B.            To increase or reduce the capital stock of the Corporation.

C.            To issue debentures.

D.            To order investigations, audits or balance sheets.

E.            To transform, merge, spin-off, reorganize, dissolve or liquidate the Corporation.

F.            To decide on matters of any type provided its intervention is stipulated by the law or these Bylaws and on any other matters as required by the Corporation’s interests.

The Special Meeting of each Class of Shares shall at any time remove its Directors who have been elected members of the Board and elect their substitutes according to the procedure described in Article Thirteen of these Corporate Bylaws.

ARTICLE TWENTY-SEVEN:  The resolutions of the Shareholders’ Meeting regarding matters other than those referred to in Article Twenty-five of these Bylaws shall be adopted by the affirmative vote of seventy-five percent (75%) of the subscribed, voting shares represented at the Meeting. This must necessarily include the affirmative vote of at least ten percent (10%) of Class B Shares.

As regards the matters mentioned in Article Twenty-five, the affirmative vote of shareholders representing at least seventy-five percent (75%) of the subscribed, voting shares shall be required to hold an originally scheduled Meeting or an adjourned Meeting. This must necessarily include the affirmative vote of at least ten percent (10%) of Class B Shares.

ARTICLE TWENTY-EIGHT:  Shareholders having an interest, whether in their own right or when acting on behalf of a third party, in conflict with those of the Corporation may not exercise their right to vote. In such case, shares in respect of which shareholders cannot exercise their voting right shall be counted when it comes to forming the quorum for the Meeting but shall not count when establishing majorities of votes.

ARTICLE TWENTY-NINE:  At the request of shareholders representing at least twenty-five percent (25%) of the subscribed, voting shares, or ten percent (10%) of Class B Shares, the Shareholders’ Meeting shall be adjourned once, up to three (3) calendar days without requiring further notice, to discuss and vote on the items which the shareholders do not feel sufficiently acquainted with.

Irrespective of the number of meetings a Shareholders’ Meeting may ultimately be divided into, it shall be deemed as a single meeting with a single minute being drafted.

ARTICLE THIRTY:  The resolutions adopted by the Shareholders’ Meeting and the Special Meeting of each Class of Shares shall be recorded in minutes contained in a special book authenticated pursuant to law, that will be kept by the General Manager of the Corporation.

The minutes of each Shareholders’ Meeting shall meet the requirements set forth by law.

Each Special Meeting of a Class of Shares shall result in specific minutes that will be inserted in the single Minutes Book of the Corporation.

ARTICLE THIRTY-ONE:  When for any reason whatsoever it is not possible to record the minutes of a Shareholders’ Meeting in the relevant book, a special document shall be drawn up with the same formalities and requirements described in the foregoing article.

The wording of the special document shall be timely attached to or transcribed into the Minutes Book.

ARTICLE THIRTY-TWO:  The Shareholders’ Meeting called to order subject to the provisions contained in these Bylaws lawfully represents all the shareholders of the Corporation and their resolutions are binding upon each other, that is, also upon those dissenting or those that failed to attend the meeting.

V.        BOARD OF DIRECTORS

ARTICLE THIRTY-THREE:  The corporation shall be administered by a Board of Directors consisting of three (3) members, who may be re-elected on an indefinitely basis.

The term of the Board of Directors shall be two (2) years. It is not necessary to be a shareholder in order to be elected Director.

ARTICLE THIRTY-FOUR:  The Board of Directors shall be elected through the Special Meetings of each Class of Shares, every two years, prior to the holding of the relevant Annual Shareholders’ Meeting.

For such purpose, each Class of Shares shall designate the following number of Directors:

•          Class A Shares shall have the right to elect two (2) Directors.

•          Class B Shares shall have the right to elect one (1) Director.

To elect the Directors at each Special Meeting, each share entitles the holder thereof to as many votes as there are Directors to be elected and each shareholder may accumulate his votes in favour of a single person or distribute them among several candidates.

Those obtaining the highest number of votes shall be appointed Directors, following the order of votes obtained. If two (2) or more candidates obtain the same number of votes and all may not form part of the Board of Directors because of limitations in the number of Directors that each class of shares is entitled to designate in accordance with these Bylaws, and then the choice shall be made by drawing lots.

The foregoing shall not be applicable when Directors are elected by the unanimous vote of the Meeting.

ARTICLE THIRTY-FIVE:  The office of Director terminates upon occurrence of any of the following situations:

A.            Resignations, death, illness, express legal incapacity or any other cause that prevents him permanently from performing his duties.

B.            Resolution of the Special Meeting of each Class of Shares in the form provided in the last paragraph of Article Twenty-six hereof.

C.            When, without the Board’s permission or authorization, the Director fails to attend the meetings for a period of three (3) months.

ARTICLE THIRTY-SIX:  In the event of one or more vacancies, the Board of Directors may not elect replacements to complete the number of Directors for the term still remaining.

Any vacancy of a regular Director shall be filled by the relevant alternate Director until new elections are held at the Special Meeting of each Class of Shares. In the event of simultaneous vacancy of both the regular and alternate Directors, the Special Meeting of each Class of Shares to which such Directors belong shall designate their substitutes.

If the number of vacancies of Directors is such that the Board is prevented from holding a valid meeting, then the qualified Directors representing the shareholders of each Class of Shares shall assume the administration on a temporary basis and immediately call the pertinent Special Meeting to elect the missing Directors.

ARTICLE THIRTY-SEVEN:  Once elected, the Directors shall in turn elect a Chairman who shall preside over the Board meetings and the Shareholders’ Meetings, and a Vice-Chairman who shall exercise the same functions in the absence or impediment of the Chairman.

Should both the Chairman and Vice-Chairman fail to attend a meeting, it shall be presided over by the oldest Director.

The General Manager of the Corporation or, in his absence, the person appointed in each case by the Board, shall act as Secretary.

ARTICLE THIRTY-EIGHT:  The Board of Directors shall meet at least once a month during the first year counted as from the date of incorporation of the Corporation. Upon expiry of the first year, the Board shall meet at least once every three months. Notwithstanding the foregoing, the Board may meet more frequently when so required by the businesses of the Corporation at the discretion of any of its members or the General Manager.

Furthermore, pursuant to Section 169 of the Business Corporations’ Act, it is possible to hold distance meetings using written, electronic or any other means that allow communication and guarantee the authenticity of the resolutions adopted.

ARTICLE THIRTY-NINE:  The Chairman or the person acting as such shall call the meetings of the Board by means of notices with return receipt requested, to be delivered at the address stated by each Director not later than seven (7) calendar days in advance of the date of the meeting.

Notices shall be delivered by registered mail, fax, telex or e-mail with confirmation of receipt or any other means that allow the recording of written evidence of their reception, and shall clearly state the place, date and time of the meeting as well as the business to be transacted.

Any Director may submit for the consideration of the Board any matters that in his opinion may be of interest to the Corporation, even though they may not have been included in the notice convening the meeting, and resolve on same when all the members of the Board are present.

ARTICLE FORTY:  Meetings may be held at once and without prior notice if all the members of the Board are present and put on record in the Minutes Book that they unanimously agree to hold the meeting without prior notice, and to discuss the matters that are expressly brought before them.

ARTICLE FORTY-ONE:  In order for the Board to hold a valid meeting, the attendance of at least two (2) Directors is required. This includes the necessary presence of the Director appointed by the holders of Class B Shares.

The Board is specially entitled to:

a.             Elect its Chairman if the Shareholders’ Meeting has not already done so directly.

b.             Entrust one or more of its members with certain duties, without prejudice to the special and general powers of attorney that it may vest in any person.

c.             Exercise the other functions set forth by law and those that are not reserved to the Shareholders’ Meeting.

ARTICLE FORTY-TWO:  Each Director is entitled to one vote.

Board resolutions shall be adopted by the affirmative vote of the majority of the Directors attending the meeting, and shall necessarily require the affirmative vote of the Director designated by the holders of Class B Shares.

In the event of tie, the Chairman of the Board shall not have the casting vote.

ARTICLE FORTY-THREE:  Any Director who, as regards any matter, has an interest contrary to the Corporation shall inform the Board thereof and refrain from taking part in any discussion of, and resolution concerning such matter.

The Director thus prevented shall be deemed an attendant for quorum purposes but his vote shall not be counted when establishing the majority voting.

ARTICLE FORTY-FOUR:  The resolutions adopted at the meetings of the Board shall be recorded in minutes contained in a special book authenticated pursuant to law that will be kept by the Secretary of the Corporation.

All Directors shall have the right to demand that their votes and the grounds thereof be put on record either in the relevant minutes or by means of a notarized letter, whenever they may deem it fit.

ARTICLE FORTY-FIVE:  The Board has the powers of legal representation and management that are necessary for the administration and conduction of the Corporation without limitations other than those set forth by the law and these Bylaws.

The main powers and duties of the Board of Directors include without limitation:

A)           Regulating its own duties.

B)            Organizing the offices of the Corporation and decide on its expenses.

C)            Establishing branches, agencies and outbuildings of the Corporation as they may deem it fit, and reforming and suppressing them.

D)            Proposing for the consideration of the Shareholders’ Meeting the resolutions that they may deem fit to the interests of the Corporation.

E)            Submitting for the consideration of the Shareholders’ Meeting the Balance Sheet and the annual report of the year ended on a yearly basis.

F)            Rendering account as provided by Section 175 and other pertinent provisions of the Business Corporations’ Act.

G)            Making sure that the legal and statutory provisions as well as the resolution adopted at both the Shareholders’ Meeting and their own meetings are duly complied with, being entitled to issue and amend internal regulations.

H)            Discussing and resolving on any other matters that according to these Bylaws are not subject to the decision of the Shareholders’ Meeting.

VI.       GENERAL MANAGER

ARTICLE FORTY-SIX:  The Corporation shall have a General Manager who shall be proposed by the holders of Class A Shares and appointed by resolution of the Shareholders’ Meeting.

The General Management may be entrusted to an individual or body corporate. When a body corporate is appointed Manager, it shall immediately designate one or more individuals as representatives.

ARTICLE FORTY-SEVEN:  The General Manager shall be vested with the powers of attorney granted by the Board of Directors or the Shareholders’ Meeting and, in any case, shall be entitled to represent the Corporation with the general powers of the general mandatory set forth in Sections 74 and 75 of the Code of Civil Procedure, including the special powers to perform any and all acts for the disposition of substantive rights and to sue, file counterclaims, answer complaints and counterclaims, abandon the action and the claim, accept the claim, conciliate, settle, submit to arbitration the claims that are objected within the proceeding, and substitute or delegate his representation in a legal proceeding.

ARTICLE FORTY-EIGHT:  The Shareholders’ Meeting may appoint one or more Managers, Deputy Managers and Attorneys-in-fact, who shall have the functions assigned to them in their respective appointments or in a separate act.

VII.      FINANCIAL STATEMENTS AND DISTRIBUTION OF PROFITS

ARTICLE FORTY-NINE:  Within a term not to exceed sixty (60) calendar days after December 31 of each year, the Board of Directors shall prepare the annual report and financial statements of the Corporation for the year ended as at December 31 of the prior year, in accordance with the provision regarding this matter contained in the Business Corporations’ Act and the General Accounting Plan, including a proposal of how the profits are to be distributed. Such documents shall be submitted to the Annual Shareholders’ Meeting for approval.

The financial statements shall be signed by the Accountant and countersigned by the Chairman of the Board or the General Manager.

ARTICLE FIFTY:  The Annual Shareholders’ Meeting may, after prior approval of the corresponding financial statements, resolve on the distribution of final dividends of prior years or temporary dividends of the year in course, the latter against the net profits of the above-mentioned year, provided the Corporation has reported no aggregate losses.

VIII.    ARBITRATION

ARTICLE FIFTY-ONE:  All disputes and controversies among the shareholders or between the shareholders and the Corporation or its administrators, shall be resolved through de jure arbitration in accordance with the procedure and the unappelable award of the Arbitration Court of the National and International Arbitration Center of the Lima Chamber of Commerce, to which the parties submit themselves unconditionally, pursuant to the Bylaws and Regulations governing such Center, the provisions of which they declare to know and accept. Consequently, no appeal may be filed against the award and thus the parties expressly waive their rights to file any appeal against it.

Once the request for arbitration is accepted, the Arbitration Court of the National and International Arbitration Center of the Lima Chamber of Commerce is authorized to designate the three (3) arbitrators at law from among its members.

IX.       DISSOLUTION AND LIQUIDATION

ARTICLE FIFTY-TWO:  In the event of liquidation, the individuals or legal entities designated by the Shareholders’ Meeting that makes such resolution shall be entrusted with the management of the Corporation and shall be bound to observe during said period the rules provided for in these Bylaws, as applicable, those set forth in the Business Corporations’ Act, the Code of Commerce, other pertinent laws and the Regulations governing the Registry of Companies and the resolutions adopted by the Shareholders’ Meetings.

ARTICLE FIFTY-THREE:  If after the Corporation’s debts have been honoured, there is still a balance, it shall be distributed on a pro rata basis among all the shareholders in proportion to the face value represented by the shares they hold.

Moreover, the shareholders shall designate the person or entity that shall keep the books and documents of the Corporation following completion of the liquidation process.

FIRST SUPPLEMENTARY PROVISION:  The first Board of Directors of the Corporation shall consist of the following persons:

I           Directors representing Class A Shares:

•      Luis RODRÍGUEZ MARIÁTEGUI CANNY, identified by National Identity Card (DNI) 08798881.

•      Juan Pedro RODRÍGUEZ MARIÁTEGUI BLUME, identified by National Identity Card (DNI) 10266797

II          Director representing Class B Shares:

•      Charles Graham PREBLE, identified by Alien Registration Card 000084967.

SECOND SUPPLEMENTARY PROVISION:  Juan Pedro RODRÍGUEZ MARIÁTEGUI BLUME, identified by National Identity Card (DNI) 10266797 is appointed General Manager of the Corporation.

THIRD SUPPLEMENTARY PROVISION:  The following persons are appointed attorneys-in-fact of the Corporation:

I.              Class A Attorney-in-Fact:

•              Luis RODRÍGUEZ MARIÁTEGUI CANNY, identified by National Identity Card (DNI) 08798881.

II.            Class B Attorney-in-Fact:

•              Charles Graham PREBLE, identified by Alien Registration Card 000084967.

FOURTH ADDITIONAL PROVISION:  The Corporation shall have the following scale of powers of attorney:

1.00        Administrative Powers

1.01         Carry out the resolutions adopted by the Shareholders’ Meeting.

1.02         Sign the mail of the Corporation to be sent to Peruvian and foreign addressees.

1.03         Sign the financial statements.

1.04         Order audits both nationwide and at regional level.

1.05         Sign every type of preliminary and notarially recorded instruments, including those evidencing the incorporation of corporations, as well as any other type of notarized document.

1.06         Issue receipts or acquittals without any restriction or limitation whatsoever.

1.07         Apply for, purchase, transfer, let or take on lease, on behalf of the Corporation, Patent Records, Trademarks, Trade Names and/or concessions and enter into any type of contracts relating to patent rights or intellectual property.

2.00        Labour-related Powers

2.01         Appoint officers nationwide.

2.02         Reprimand and lay officers off.

2.03         Suspend and fire the personnel.

2.04         Reprimand the personnel both verbally and in writing.

2.05         Fix and modify working hours and other work conditions.

2.06         Sign Payrolls, Pay Stubs and Employee Benefits Settlements

2.07         Issue Work Certificates, Learning Certificates, Certificates of Job Readiness and Internships.

2.08         Sign the communications to be sent to the Ministry of Labour, the Peruvian Social Security Institute, the Private Pension Funds Management Companies, and the Private Health Agencies.

2.09         Approve the Internal Labour Regulations.

3.00        Contractual Powers:  Negotiate, enter into, sign, amend, rescind, terminate and consider the following contracts terminated:

3.01         Fixed and indefinite-term work contracts.

3.02         Personal property purchase.

3.03         Real state property purchase.

3.04         Exchange.

3.05         Supply.

3.06         Donation.

3.07         Loan with or without antichresis, collateral, mortgage security or any other type of guarantee.

3.08         Rental of personal and real estate property.

3.09         Lease and lease back.

3.10         Gratuitous loan.

3.11         Provision of services in general, including contracts for services, construction contracts, mandates, deposits and attachments.

3.12         Common bail and joint and several bonds.

3.13         Preliminary contracts and subcontracts.

3.14         Contracts for the furnishing of guarantees in general such as pledges, mortgages and antichreses.

3.15         Release of guarantees in general, such as pledges, mortgages and antichreses.

3.16         Insurance.

3.17         Commercial agency, private and public concession, construction, publicity, transport, distribution.

3.18         Purchase, transfer, let or take on lease, on behalf of the Corporation, Patent Records, Trademarks, Trade Names and/or concessions and enter into any type of contracts relating to patent rights or intellectual property.

3.19         Any other special contract or any contract not provided for in the law that the Corporation may require to enter into.

4.00        Banking Powers

4.01         Open and close all types of accounts and deposits with any institution.

4.02         Deposit funds with all types of institutions.

4.03         Withdraw funds from all types of institutions.

4.04         Draw, endorse, accept and pledge bills, mortgage-backed securities, promissory notes, vouchers, and, in general, any credit document or security.

4.05         Discount, protest and collect bills, mortgage-backed securities, promissory notes, vouchers, and, in general, any credit document.

4.06         Draw, endorse, protest, collect and pledge checks and any other payment orders.

4.07         Apply for letters of credit or letters of guarantee in domestic or foreign currency.

4.08         Apply for and agree on current account credits, advances or overdrafts and documentary credits.

4.09         Carry out any and all transactions related to Bonded Warehouses or Authorized Customs Warehouses, being entitled to sign, endorse, encumber, discount and collect certificates of deposit, warrants and other similar documents.

4.10         Rent and open safe-deposit boxes, and remove their contents.

4.11         Deposit, withdraw, buy and sell securities.

4.12         Take out and endorse insurance policies.

4.13         Furnish bonds and enter into guaranties.

5.00        Representation Powers

5.01         Represent the Corporation before all types of public or private institutions, and judicial, civil, municipal, administrative, constitutional, tax, customs, police, and military authorities and officers, with the powers to file all types of appeals and complaints, and abandon same.

5.02         Assume the representation of the Corporation with sufficient powers to perform the acts referred to in the Code of Civil Procedure and the General Arbitration Act, or to act in every type of administrative, labour-related, civil, or criminal proceeding, or before Military Courts with the general powers of the judicial representative set forth in Section 74 and the special powers contained in Section 75 of the Code of Civil Procedure, such as filing all types of complaints and accusations, filing, amending and/or broadening contradictions; counterclaiming, answering complaints and counterclaims; filing and answering defences and/or preliminary written defences; dismissing the suit and/or the claim, as well as any act in the course of a legal proceeding; accepting and/or acknowledging the claim; conciliating, settling, submitting to arbitration the disputed claims in an action, substituting or delegating the representation in a legal proceeding; giving testimonies, offering and producing all kinds of means of evidence upon request; filing and abandoning reversal and any other means of appeal allowed by the law; applying for, broadening and/or amending and/or substituting and/or abandoning every type of interim equitable relief; offering bonds for costs; requesting the granting of out of court interim equitable relief, as well as the production of means of evidence; offering all the means of evidence provided for by the law, as well as objecting, contesting and/or challenging those offered by the opposing party; attending all types of legal actions, whether auctions, actions regarding the administration of possession, eviction, attachments, correction of procedural defects and hearings for settling controversies, hearings for correcting evidence, hearings for submitting evidence and/or single, special and/or supplementary hearings. The powers to intervene in all legal actions are even extended, so that in addition to being authorized to participate in auctions and public auctions in order to be awarded the personal and real property subject matter of the respective process; the attorney-in-fact may request that a judge be prohibited from hearing a case over which he does not have jurisdiction and/or propose the challenging of Judges, Prosecutors, Court Members and/or Supreme Court Justices in general; request the joinder and/or misjoinder of causes of action; request the abandonment and/or statute of limitations of appeals, claims and/or actions; request the clarification, correction and/or consultation of judicial resolutions; offer and/or collect directly any sums paid or deposited under a court order.

Moreover, to withdraw deposits; submit the disputes in which the Principal may be involved to de jure or ex aequo et bono arbitration, signing the relevant Arbitration Agreement; and waive the arbitration proceedings; designate the arbitrator(s) and/or institution that will perform as Arbitration Court; file the relevant form of submission to arbitration and/or agree on the rules which the relevant process shall be subject to and/or order the application of the regulations set forth by the institution organizing the arbitration, if applicable; present before the arbitrator or arbitration court the position of the Principal, offering the pertinent evidence; answering the allegations of the opposing party and offering all additional means of proof that are deemed necessary; conciliate and/or settle and/or apply for the suspension of the arbitration proceeding and/or abandon same; request the correction and/or integration and/or clarification of the arbitration award; file and/or abandon any of the challenge procedures provided for in the General Arbitration Act against the awards; and perform all other acts that are necessary to the processing of the actions, without reserve or limitation whatsoever; request the interruption, suspension and/or conclusion of the proceeding. It is understood that the powers are granted for the entire proceeding, including the execution of the judgment and the collection of court costs and attorney’s fees. The judicial powers may be exercised before all kinds of Courts and Tribunals set forth by the Judiciary Act and other entities that pursuant to law exercise coercive or specific performance faculties.

5.03         Assume the representation of the Corporation especially in labour proceedings of all types before the Ministry of Labour, Arbitrators or Arbitration Courts, Justice of the Peace Courts or Labour Courts, Labour or Mixed Divisions, and the Supreme Court of Justice of the Republic, in all divisions and levels of jurisdiction, with all the powers necessary and especially those contained in Sections 2 and 26 of Supreme Executive Order 03-80-TR dated March 26, 1980 for proceedings initiated before Act 26636 dated June 21, 1996 came into force and as set forth in Section 10 of said act, and Executive Order 910 dated March 17, 2001. In addition to all the powers for labour-related issues, the powers mentioned in point 5.02 shall also be applicable. Furthermore, assume the representation of the Corporation in all types of proceedings governed by Executive Order 910, especially, the inspection proceedings and the administrative settlement proceedings before the Worker’s Free Legal Defence and Advisory Service.

5.04         Assume the representation of the Corporation by taking part in negotiations and settlements and taking any and all relevant procedural steps; sign agreements and, eventually, the collective bargaining agreement in accordance with Sections 48 and 49 of Executive Order 25593.

5.05         Represent the Corporation especially in criminal proceedings, with specific powers to file accusations, bring a civil suit, provide a statement in response to proceedings, make preliminary statements and provide documentary proof or evidence, being authorized to appear, on behalf of the Corporation, before the Peruvian National Police, without limitation of powers.

5.06         Represent the Corporation before any public or private authority, including all the formalities before the Higher Council for State Contracting and Procurement –CONSUCODE, send petitions to Public or Private Bodies in charge of coordinating Short-listings, Bidding Processes, file appeals to the intermediate court and to the supreme court, file claims, request information, sign proceedings and mail, sign any offers and files to be submitted, sign official forms, and, in general, do everything that is necessary to ensure that the Corporation is short listed and awarded the contract in Public Bidding Processes which the Corporation is interested in taking part in, including the signing of the relevant contract.

5.07         Represent the Corporation before Boards of Directors, Shareholders’ or Partners’ Meetings of business corporations or non-trading partnerships; and in meetings of association members, foundations or committees to which the Corporation is a party, being authorized to intervene in the discussions.

6.00        Assume through substitution proceedings all the powers and faculties granted to the Corporation by other individuals or bodies corporate.

The General Manager signing jointly with the Class A Attorney-in-Fact and the Class B Attorney-in-Fact shall enjoy the powers mentioned in points 1.00 to 6.00.

You are hereby requested in your capacity as Notary Public to add the clauses required by law and file the appropriate notices with the Public Records Office to register this instrument.

Signed in the City of Lima on this                day of                               , 2006

Luis Rodríguez Mariátegui Canny	Melissa Gabriela Patroni Dedekind

Minera Perú Copper S.A.	Jaime Rodríguez Mariátegui Blume

Representatives:
Charles Graham Preble and
Thomas J. Findley

EXHIBIT N

Exhibit N to the Master Agreement

You are hereby requested in your capacity as Notary Public in and for Lima to enter in your Notarial Record Book one evidencing this Stock Purchase Agreement (hereinafter the “Credit Assignment Agreement”) entered into by and between Minera Perú Copper S.A., identified by Tax ID Number (RUC) 20506675457, with principal place of business at Av. San Borja Norte 1302, District of San Borja, acting by and through Charles Graham PREBLE, identified by Alien Registration Card 000084967 and Thomas J. FINDLEY, identified by Alien Registration Card 114608, duly empowered as per powers of attorney recorded in Entry 11532703 of the Registry of Companies in and for Lima and El Callao (hereinafter the “Assignor”), and Luis RODRÍGUEZ MARIÁTEGUI PROAÑO, identified by National Identity Card (DNI) 09144124, with principal place of business for the purposes hereof at Calle Miguel Aljovín 530, Surco, acting by and through Luis RODRÍGUEZ MARIÁTEGUI CANNY, identified by National Identity Card (DNI) 08798881, as per power of attorney recorded in entry 11035745 of the Registry of Mandates and Powers of Attorney in and for Lima and El Callao, and Jaime RODRÍGUEZ MARIÁTEGUI PROAÑO, identified by National Identity Card (DNI) 09154499, with principal place of business for the purposes hereof at Av. José Gálvez Barrenechea 925, San Borja (jointly hereinafter referred to as the “Assignees”).

[In the event that Sociedad Minera Austria Duvaz exercises the option, it shall assume each and every right and obligation assumed by the Assignees.]

Luis RODRÍGUEZ MARIÁTEGUI CANNY, identified by National Identity Card (DNI) 08798881, with principal place of business for the purposes hereof at Calle Miguel Aljovín 530, Surco, and Jaime RODRÍGUEZ MARIÁTEGUI BLUME, identified by National Identity Card (DNI) 09389280, with principal place of business for the purposes hereof at Calle La Joya 175, Tambo de Monterrico, Surco (jointly hereinafter referred to as “Company B Class A Shareholders”) intervene in this act to give their consent and approval to each and every one of the terms and conditions hereof.

Sociedad Minera Austria Duvaz, with Tax ID Number (RUC) 20100102171, with principal place of business for the purposes hereof at Av. José Gálvez Barrenechea 925, San Borja, acting by and through Jaime RODRÍGUEZ MARIÁTEGUI PROAÑO, identified by National Identity Card (DNI) 09154499 and Gonzalo RODRÍGUEZ MARIÁTEGUI CANNY, identified by National Identity Card (DNI) 09877652, duly empowered as per powers of attorney recorded in Entry 11392644 of the Registry of Companies in and for Lima and El Callao, and specifically in the Minutes of the Shareholders’ Meeting of Sociedad Minera Austria Duvaz S.A.C. dated March 14, 2006 (hereinafter “Duvaz”) also participates in this act to give its consent and approval to all the statements and provisions containing obligations that it is bound to assume.

Moreover, María Josefa CANNY CASTRO, identified by National Identity Card (DNI) 09144123, spouse of Luis RODRÍGUEZ MARIÁTEGUI PROAÑO, acting by and through Luis RODRÍGUEZ MARIÁTEGUI CANNY, identified by National Identity Card (DNI) 08798881, duly empowered as per powers of attorney recorded in entry 11035745 of the Registry of Mandates and Powers of Attorney in and for Lima and El Callao; Gladys María BLUME MAZZINI, identified by National Identity Card (DNI)

08802895, spouse of Jaime RODRÍGUEZ MARIÁTEGUI PROAÑO, and Melissa Gabriela PATRONI DEDEKIND, identified by National Identity Card (DNI) 10308801, spouse of Jaime RODRÍGUEZ MARIÁTEGUI BLUME, participate in this Credit Assignment Agreement to give their consent and approval to each and every term and condition herein contained.

This Credit Assignment Agreement is entered into under the following terms and conditions:

ONE:  Recitals

1.1           On                       , 2006, Duvaz, the Agents, the Company B Class A Shareholders and MPC entered into a document referred to as Master Agreement (the “Master Agreement”). Said Master Agreement regulates the conditions to be included in this Credit Assignment Agreement, among other issues.

1.2           As from the date of execution of the Master Agreement, the Assignor has carried out a due diligence process to review the situation of certain mining concessions, surface rights, ideal shares in co-owned mining concessions, and share interests in mining companies as detailed in Exhibit A to the Master Agreement. As a result of said due diligence, the Assignor has made the decision not to enter into the Stock Purchase Agreement and Option Agreement referred to in articles two and three of the Master Agreement.

1.3           Pursuant to the Master Agreement, upon the Assignor informing Duvaz of its decision not to sign the agreements referred to in the foregoing point, there emerged an option right in favour of Duvaz and the Assignees so that any one of them may purchase the title to all the credit rights of MPC with Duvaz or Company B (the “Credit Rights”) at the same discounted value paid by MPC. The description of the Credit Rights as well as the discounted value at which such credits were purchased by the Assignor are detailed in Exhibit C to the Master Agreement and in Appendix A hereto.

1.4           The Assignor represents that it has met all the conditions, made all the payments and, in general, performed all the acts that are necessary to perfect the purchase of the title to the Credit Rights detailed in Appendix A hereto.

1.5           For its part, on                             , the Assignees informed the Assignor of their intention to exercise the option granted by means of the Master Agreement and to purchase the title to all the Credit Rights. As a result of such decision, both parties hereby sign this Credit Assignment Agreement.

TWO:    Purpose of the Agreement for the Assignment of Rights

Pursuant to the provision contained in Section 1206 of the Civil Code, the Assignor hereby assigns in favour of the Assignees the title to the Credit Rights (50% of the Credit Rights for each Assignee, respectively) in exchange for the consideration set forth in Article Three hereof and subject to the other terms and conditions set forth in this Credit Assignment Agreement.

THREE: Consideration

3.1           The parties hereby agree that pursuant to the provision set forth in point 3.1 (c) of Article Three of the Master Agreement, the Assignees shall pay the Assignor the discounted value at which the Assignor purchased the Credit Rights, in consideration for the assignment of the title to same.

3.2           Upon execution of this Credit Assignment Agreement, each of the Assignees pays the Assignor the sum of US$500,000 (Five Hundred Thousand US Dollars) in consideration for the purchase of the title to the Credit Rights.

[Wording in the event that the Assignor has paid the Company B Class A Shareholders the sum of US$500,000 (Five Hundred Thousand US Dollars) as earnest money for the shares issued by Company B].

3.3           The parties agree that the sum of US$500,000 (Five Hundred Thousand US Dollars referred to in point 2.3 (c) (ii) of Article Two of the Master Agreement is applied to the partial payment for the purchase of the title to the credit rights. Company B Class A shareholders give their express consent to this provision.

Without prejudice to the provisions contained in the foregoing paragraph, upon entering into this Credit Assignment Agreement, each of the Assignees pays the Assignor the sum of US$250,000 (Two Hundred Fifty Thousand US Dollars) as consideration for the purchase of the title to the credit rights.

[Wording in the event that prior to the expiry of the six (6) month period provided for the Assignor to carry out the due diligence, it has informed the Assignees that the due diligence has finished and the Assignor has no intention to enter into the Option Agreement]

3.4           The balance amounting to US$2,050,000 (Two Million Fifty Thousand US Dollars) shall be paid in three (3) annual instalments of equal amount, as from the execution of the Credit Assignment Agreement, as set forth in Exhibit C-1 of the Master Agreement which is also included as Appendix B hereto. To avoid any doubt, it is hereby expressly stated that the first instalment shall be due upon expiry of one (1) year counted as from the signing hereof.

3.5           The parties hereto agree that the term granted for the payment of the instalments corresponding to the balance price, shall not generate any type of interest, without prejudice to the provisions set forth in Article Seven hereof.

FOUR:  Scope of the Assignment

4.1           Pursuant to Section 1211 of the Civil Code, this credit assignment comprises the transfer of the privileges, collateral and personal guaranties, as well as the appurtenances of the assigned right, to the Assignees.

4.2           The Assignor does not guarantee the debtor’s solvency or the effectiveness of the Credit Rights the title to which is transferred to the Assignees. To avoid any doubts, in the event that the assigned credit fails to be paid, the Assignees shall not be entitled to demand any payment from the Assignor.

FIVE:  Obligations of the Assignor

5.1           Insofar as the Assignees timely comply with the payment schedule included as Appendix B hereto, the Assignor shall refrain from taking action to collect such credits or to go on with the enforcement of the collateral or personal guarantees backing the Credit Rights that have been established by either the Assignees or Duvaz (directly or indirectly).

For such purpose, the Assignor shall inform the Assignees, through a notarized letter, that they have failed to pay an instalment, and give them thirty (30) days to make such payment. If upon expiry of said term, the Assignors have not paid the instalment, the Assignor may take action to collect such credits or enforce the collateral or personal guarantees backing the Credit Rights that have been established by either the Assignees or Duvaz (directly or indirectly).

5.2           The Assignor shall inform Company B about the terms of the assignment of the Credit Rights within three (3) calendar days following the date of execution hereof.

SIX:  Ownership of the Credit Rights during the term of the Agreement

The parties agree that during the term hereof and until the Assignees have paid the last instalment as per the payment schedule contained in Appendix B hereto, the title to the Credit Rights shall remain with the Assignor. To avoid any doubts, the title to the Credit Rights shall be transferred to the Assignees only after they have paid in full the consideration for the assignment of such credits.

SEVEN:  Penalty

If, for to any reason other than the termination of the Credit Assignment Agreement by the Assignees, the Assignees fail to pay any of the obligations established herein, in a timely manner and/or in full, and pursuant to the terms hereof, they shall pay the Assignor, with no need for a demand for payment, a penalty on those amounts which were not paid on the established dates. The penalty shall be equivalent to 0.1% per day of the amount owed for the period of time between the date on which payment should have been made and the date on which the funds are actually made available to the Assignor, without prejudice to the actions that may be taken for contractual termination.

Notwithstanding the foregoing, the Assignees shall be liable for and shall pay the Assignor all the additional costs, expenses and losses caused by or directly related to the delay in payment.  The Assignor shall submit to the Assignees the statements of accounts, specifying the items and amounts owed, the same that shall be paid within a period of five (5) business days following receipt of said notice by the Assignees.

EIGHT:  Miscellaneous Provisions

8.1           Waiver of rights

Any non-compliance or delay by one of the parties in exercising any right contemplated herein shall not be deemed as a waiver of such right. No waiver of a right contemplated herein shall be considered to have been made, unless such waiver is recorded in writing.

8.2           Notices

Any and all notices, requests, demands and any other communication required by or which may be sent under this Credit Assignment Agreement shall be served in writing to the following addresses, fax number (with acknowledgment of receipt) or by registered mail, as follows:

To the Assignor

Attention:

Address:

Telephone:

Fax:

E-mail:

To the Assignees

Attention:

Address:

Telephone:

Fax:

E-mail:

Any change of address or change in any data of the parties shall only take effect if it is notified in writing to the other party at least ten (10) calendar days in advance of the date the change of address must take place.

If any of the requirements set forth in the preceding paragraph is not complied with, the change of address or change in data shall not take effect and shall not be enforceable against the parties. Under this assumption, any and all communications and notices are to be sent to the addresses, fax numbers and persons stated in this point, considering them validly and effectively served.

8.3           Assignment of contract

The parties agree that any of them may assign this without the prior written consent of the other party, except for the assumption described in the following paragraph.

In compliance with the applicable regulations, the Assignor gives its prior consent so that the Assignees may assign the Agreement in favour of Duvaz. In order to avoid any doubt, if the Assignees decide to assign this Agreement in favour of Duvaz, with the prior consent of the Assignor, the Assignor shall not oppose to such assignment.

8.4           Headings

The headings of the Articles have been inserted for convenience of reference only and in no case shall they affect the application or interpretation thereof, since the full text of the Article and the general purpose of this Credit Assignment Agreement shall govern.

8.5           Partial Nullity

The invalidity, nullity or voidability of any Article or section hereof shall not affect or impair the enforceability of the remaining Articles hereof. Furthermore, it is the intention of the parties to replace any invalid, ineffective or voidable term, section or Article for a valid and enforceable Article or section in terms that are as similar as possible to those of the invalid, ineffective or voidable Article or section.

Accordingly, in the event that any section or Article of this Credit Assignment Agreement is declared invalid or unenforceable by a competent court, judge, authority or arbitrator, the parties shall agree on their replacement for another valid Article, but with terms and effect that are as similar as possible to those of the original Article.

NINE: Applicable Law and Jurisdiction

9.1           Applicable Law

This Agreement shall be governed and construed in accordance with the laws of the Republic of Peru.

9.2           Applicable Jurisdiction

The parties hereby convene that they shall directly settle in good faith any dispute arising between them in relation to the interpretation, execution, validity or efficacy of this Agreement.

Should the parties in dispute fail to reach an agreement within a term of fifteen (15) calendar days, the dispute shall be settled by a de jure arbitration, at the request of either party, subject to the following rules:

(a)     The arbitration shall be conducted by an arbitration court consisting of three (3) members.

(b)    The arbitration shall be conducted in accordance with the Procedural Regulations of the National and International Settlement and Arbitration Center of the Lima Chamber of Commerce (hereinafter the “Center”) and in the event of its incapacity, by the rules established by the arbitrators.

(c)     Each party shall appoint an arbitrator and the third arbitrator shall be appointed by the arbitrators thus designated.  The third arbitrator shall preside over the arbitration court.

Failure by either of the parties to appoint their respective arbitrators within a term of ten (10) calendar days, as of the date on which they are notified by the other party, indicating their intention to adopt this Article and designating their respective arbitrator, the arbitrator shall be appointed by the Center.

Furthermore, failure by the two appointed arbitrators to designate the third arbitrator within a term of ten (10) calendar days, as from the date of appointment of the latter arbitrator, the third arbitrator shall be appointed by the Center.

(d)    In the event of the need to designate a replacement arbitrator, for any reason whatsoever, he shall be designated following the same procedure fixed for the designation of the arbitrator being replaced.

(e)     Initially, the fees of the arbitrators must be paid by the parties in equal proportions. After the issue of the arbitration award, the unsuccessful party must reimburse said fees to the other, pursuant to the provisions set forth in paragraph (g) of this Article and to the provisions contained in the arbitration award.

Without prejudice to the provisions established in the foregoing paragraph, the parties convene that should any counterclaim be filed during the conduction of the arbitration proceeding, to increase the fees initially fixed by the arbitrators, the party proposing such counterclaim must exclusively pay the said additional fees.  If the party proposing the counterclaim fails to pay such fees, the arbitration proceeding shall continue its course as if said counterclaim had never been filed.

 It is hereby established that should the party proposing the counterclaim be favoured with the issue of the final award, it shall also be entitled to the reimbursement of the additional fees of the arbitrators, pursuant to the provisions established in paragraph (g) of this Article and to the provisions contained in the arbitration award.

(f)     The costs incurred for the production of evidence during the conduction of the proceeding shall be borne by the party offering the evidence, without prejudice to the right to be reimbursed for said costs, pursuant to the provisions established in paragraph (g) of this Article and to the provisions contained in the arbitration award.

(g)    The costs and fees of the arbitration shall be borne by the unsuccessful party, including the fees of the arbitrators, the legal advisors and any other cost or expense derived from the conduction of said proceeding. The arbitration award must include its provisions on this requirement.

(h)    The arbitration court shall have a term of ninety (90) business days, as from the date of its installation to issue the respective arbitration award, which is final and conclusive. The arbitration court may extend the term to issue the arbitration award by up to thirty (30) additional business days.

The parties may mutually agree to request the arbitration court to order an extension of the proceeding as many times as they may deem pertinent and for the terms that they may deem convenient, in which case, the arbitration court may increase the amount of its fees.

Furthermore, the arbitration court may be entrusted to accurately settle the dispute.

(i)      The parties agree that should either of them file a motion to annul or challenge the arbitration award, it will be required to grant a joint and several letter of guarantee issued by a first-rate bank in favour of the other, in the amount of US$1,000,000 (One Million US Dollars). The said Letter of Guarantee shall be granted prior to filing any appeal of this kind and shall remain in force for a minimum of one (1) year and the secured party must renew it in the event that the process for annulment has not ended within the original term of the Letter of Guarantee.  The Letter of Guarantee shall be kept by a notary public of Lima selected by the party granting it.  The notary public shall be instructed not to deliver the Letter of Guarantee to the other party, unless a firm and admitted court ruling has been issued against the party that filed the appeal for reversal of the arbitration award.

The letter of guarantee shall be returned to the party that filed the appeal for annulment or challenge, only if it ends with a firm and admitted court ruling in favour of said party. Otherwise, the letter of guarantee shall be executed in favour of the party that filed no appeal and shall be considered a penalty by the parties. The penalty referred to herein shall not curtail the amount of the damages, costs or fees due to the party who did not file the appeal.

(j)      The arbitration shall be conducted in the city of Lima, Peru, and the language to be used in the arbitration proceeding shall be Spanish.

LIST OF APPENDIXES

APPENDIX A:     Description of the Credit Rights

APPENDIX B:     Conditions for Repurchase of Credit Rights

APPENDIX A TO EXHIBIT N

DESCRIPTION OF CREDIT RIGHTS

ITEM	US$
BANKS

MPC: FORMER DEBT WIESE	5,062,650
MPC: FORMER DEBT CRÉDITO	612,683
MPC: FORMER DEBT INTERBANK	2,009,822

TOTAL	7,685,155

APPENDIX B TO EXHIBIT N

CONDITIONS TO PURCHASE CREDIT RIGHTS
(US$)

HOLDER	DISCOUNTED DEBT	EXECUTION OF CREDIT AGREEMENT	YEAR 1	YEAR 2	YEAR 3	TOTAL
MPC: FORMER DEBT BANCO WIESE	2,000,000	650,000	450,000	450,000	450,000	2,000,000
MPC: FORMER DEBT INTERBANK	750,000	250,000	166,667	166,666	166,667	750,000
MPC: FORMER DEBT BANCO DE CRÉDITO	300,000	100,000	66,667	66,667	66,666	300,000
TOTAL	3,050,000	1,000,000	683,334	683,333	683,333	3,050,000

EXHIBIT Ñ

Exhibit Ñ to the Master Agreement

You are hereby requested in your capacity as Notary Public in and for Lima to enter in your Notarial Record Book one evidencing this agreement (hereinafter the “Agreement”) entered into by and between Sociedad Minera Austria Duvaz S.A.C., with Tax ID Number (RUC) 20100102171, with principal place of business for the purposes hereof at Av. José Gálvez Barrenechea 925, San Borja, acting by and through Jaime RODRÍGUEZ MARIÁTEGUI PROAÑO, identified by National Identity Card (DNI) 09154499 and Gonzalo RODRÍGUEZ MARIÁTEGUI CANNY, identified by National Identity Card (DNI) 09877652, as per powers of attorney appearing in the minutes of the Shareholders’ Meeting of Sociedad Minera Austria Duvaz S.A.C. dated March 14, 2006, included as Appendix C hereto (hereinafter “Duvaz”), and Minera Perú Copper S.A., with Tax ID Number (RUC) 20506675457, and principal place of business at Av. San Borja Norte 1302, District of San Borja, acting by and through Charles Graham PREBLE, identified by Alien Registration Card 000084967 and Thomas J. FINDLEY, identified by Alien Registration Card 114608, duly empowered as per powers of attorney recorded in Entry 11532703 of the Registry of Companies in and for Lima and El Callao (“MPC”), under the following terms and conditions:

ONE:  Recitals

1.1           Duvaz is the owner of the mining concessions, surface rights, ideal shares in co-owned mining concessions, and share interests in mining companies as detailed in Appendixes A and B hereto (the “Assets”).

1.2           MPC and Duvaz have adopted a number of resolutions of a commercial nature by virtue of which this Agreement is entered into.

TWO:  Purpose

Pursuant to the applicable legal provisions and the agreements between the parties, the parties declare that Duvaz is prevented from transferring and encumbering the Assets detailed in Appendixes A and B hereto, without the prior written consent of MPC. Notwithstanding, the parties expressly state that Duvaz may freely transfer the Assets detailed in Appendix B to the closely held corporation to be incorporated by MPC and Luis RODRÍGUEZ MARIÁTEGUI CANNY and Jaime RODRÍGUEZ MARIÁTEGUI BLUME.

In line with Section 926 of the Civil Code, the parties agree that the negative covenant by Duvaz contained in the foregoing paragraph shall be recorded in the registration entries of each of the Assets detailed in Appendixes A and B hereto, with the exception of the registration entries of: (i) “Calabaza”, “La Demócrata” and “María Celina” mining concessions, which are subject to a co-ownership system, and (ii) the mining concessions referred to as “Grancero”, “Lola”, “Pobre Diablo”, “Juanita” and “Pilar” owned by limited liability companies in which Duvaz has an interest. To avoid any doubts, the negative covenant referred to in this paragraph shall only be applicable over the mining concessions fully controlled by Duvaz.

THREE:  Term

The term of the negative covenant contained in the first paragraph of Article Two above is two hundred fifty (250) days counted as from the date of execution hereof. Accordingly, such negative covenant shall automatically be null and void upon expiry of the 250-day term without requiring any further act or subsequent statement.

FOUR:  Notarial Fees and Registration Expenses

Any and all notarial and registration expenses incurred in the notarially recorded instrument containing this Agreement and the filing thereof with the Public Records Offices shall be assumed in full by MPC.

FIVE:  Miscellaneous Provisions

5.1                                Waiver of rights

Any non-compliance or delay by one of the parties in exercising any right contemplated herein shall not be deemed as a waiver of such right. No waiver of a right contemplated herein shall be considered to have been made, unless such waiver is recorded in writing.

5.2                                Notices

Any and all notices, requests, demands and any other communication required by or which may be sent under this Agreement shall be served in writing to the following addresses, fax number (with acknowledgment of receipt) or by registered mail, as follows:

To MPC

Attention:	Armando ARRIETA
Charles Graham PREBLE
Thomas J. FINDLEY
Address:	Av. San Borja Norte 1302, San Borja
Telephone:	476-7000
225-4667
Fax:	226-5181
E-mail:	cgpreble@msn.com
tjfperu@yahoo.com

To Duvaz

Attention:	Manuel RODRÍGUEZ MARIÁTEGUI CANNY
Juan Pedro RODRÍGUEZ MARIÁTEGUI BLUME
Address:	Av. José Gálvez Barrenechea 925, San Borja
Telephone:	225-1212 extension 33
Fax:	225-1212 extension 26

E-mail:	manolo_proano@terra.com.pe
jprmb@infonegocio.net.pe

Any change of address or change in any data of the parties shall only take effect if it is notified in writing to the other party at least ten (10) calendar days in advance of the date the change of address must take place.

If any of the requirements set forth in the preceding paragraph is not complied with, the change of address or change in data shall not take effect and shall not be enforceable against the parties. Under this assumption, any and all communications and notices are to be sent to the addresses, fax numbers and persons stated in this point, considering them validly and effectively served.

5.3           Assignment of contract

The parties agree that any of them may assign this without the prior written consent of the other party, except for the assumption described in the following paragraph.

5.4           Headings

The headings of the Articles have been inserted for convenience of reference only and in no case shall they affect the application or interpretation thereof, since the full text of the Article and the general purpose of this Agreement shall govern.

5.5           Partial Nullity

The invalidity, nullity or voidability of any Article or section hereof shall not affect or impair the enforceability of the remaining Articles hereof. Furthermore, it is the intention of the parties to replace any invalid, ineffective or voidable term, section or Article for a valid and enforceable Article or section in terms that are as similar as possible to those of the invalid, ineffective or voidable Article or section.

Accordingly, in the event that any section or Article of this Agreement is declared invalid or unenforceable by a competent court, judge, authority or arbitrator, the parties shall agree on their replacement for another valid Article, but with terms and effect that are as similar as possible to those of the original Article.

SIX: Applicable Law and Jurisdiction

6.1           Applicable Law

This Agreement shall be governed and construed in accordance with the laws of the Republic of Peru.

6.2           Applicable Jurisdiction

The parties hereby convene that they shall directly settle in good faith any dispute arising between them in relation to the interpretation, execution, validity or efficacy of this Agreement.

Should the parties in dispute fail to reach an agreement within a term of fifteen (15) calendar days, the dispute shall be settled by a de jure arbitration, at the request of either party, subject to the following rules:

(a)     The arbitration shall be conducted by an arbitration court consisting of three (3) members.

(b)    The arbitration shall be conducted in accordance with the Procedural Regulations of the National and International Settlement and Arbitration Center of the Lima Chamber of Commerce (hereinafter the “Center”) and in the event of its incapacity, by the rules established by the arbitrators.

(c)     Each party shall appoint an arbitrator and the third arbitrator shall be appointed by the arbitrators thus designated.  The third arbitrator shall preside over the arbitration court.

Failure by either of the parties to appoint their respective arbitrators within a term of ten (10) calendar days, as of the date on which they are notified by the other party, indicating their intention to adopt this Article and designating their respective arbitrator, the arbitrator shall be appointed by the Center.

Furthermore, failure by the two appointed arbitrators to designate the third arbitrator within a term of ten (10) calendar days, as from the date of appointment of the latter arbitrator, the third arbitrator shall be appointed by the Center.

(d)    In the event of the need to designate a replacement arbitrator, for any reason whatsoever, he shall be designated following the same procedure fixed for the designation of the arbitrator being replaced.

(e)     Initially, the fees of the arbitrators must be paid by the parties in equal proportions. After the issue of the arbitration award, the unsuccessful party must reimburse said fees to the other, pursuant to the provisions set forth in paragraph (g) of this Article and to the provisions contained in the arbitration award.

Without prejudice to the provisions established in the foregoing paragraph, the parties convene that should any counterclaim be filed during the conduction of the arbitration proceeding, to increase the fees initially fixed by the arbitrators, the party proposing such counterclaim must exclusively pay the said additional fees.  If the party proposing the counterclaim fails to pay such fees, the arbitration proceeding shall continue its course as if said counterclaim had never been filed.

 It is hereby established that should the party proposing the counterclaim be favoured with the issue of the final award, it shall also be entitled to the reimbursement of the additional fees of the arbitrators, pursuant to the provisions established in paragraph (g) of this Article and to the provisions contained in the arbitration award.

(f)     The costs incurred for the production of evidence during the conduction of the proceeding shall be borne by the party offering the evidence, without prejudice to the right to be reimbursed for said costs, pursuant to the provisions established in paragraph (g) of this Article and to the provisions contained in the arbitration award.

(g)    The costs and fees of the arbitration shall be borne by the unsuccessful party, including the fees of the arbitrators, the legal advisors and any other cost or expense derived from the conduction of said proceeding. The arbitration award must include its provisions on this requirement.

(h)    The arbitration court shall have a term of ninety (90) business days, as from the date of its installation to issue the respective arbitration award, which is final and conclusive. The arbitration court may extend the term to issue the arbitration award by up to thirty (30) additional business days.

The parties may mutually agree to request the arbitration court to order an extension of the proceeding as many times as they may deem pertinent and for the terms that they may deem convenient, in which case, the arbitration court may increase the amount of its fees.

Furthermore, the arbitration court may be entrusted to accurately settle the dispute.

(i)      The parties agree that should either of them file a motion to annul or challenge the arbitration award, it will be required to grant a joint and several letter of guarantee issued by a first-rate bank in favour of the other, in the amount of US$1,000,000 (One Million US Dollars). The said Letter of Guarantee shall be granted prior to filing any appeal of this kind and shall remain in force for a minimum of one (1) year and the secured party must renew it in the event that the process for annulment has not ended within the original term of the Letter of Guarantee.  The Letter of Guarantee shall be kept by a notary public of Lima selected by the party granting it.  The notary public shall be instructed not to deliver the Letter of Guarantee to the other party, unless a firm and admitted court ruling has been issued against the party that filed the appeal for reversal of the arbitration award.

The letter of guarantee shall be returned to the party that filed the appeal for annulment or challenge, only if it ends with a firm and admitted court ruling in favour of said party. Otherwise, the letter of guarantee shall be executed in favour of the party that filed no appeal and shall be considered a penalty by the parties. The penalty referred to herein shall not curtail the amount of the damages, costs or fees due to the party who did not file the appeal.

(j)      The arbitration shall be conducted in the city of Lima, Peru, and the language to be used in the arbitration proceeding shall be Spanish.

Furthermore, the parties agree that should the participation of the regular judges and courts be mandatory, the parties expressly submit to the jurisdiction of the judges and courts of the judicial district of Lima Cercado, waiving the jurisdiction of their domiciles.

You are hereby requested, in your capacity as Notary Public, to include the clauses provided for by law, forwarding a notice to the Public Records Office for registration thereof.

Executed in Lima on March 16, 2006.

MPC	Duvaz
Representatives:	Representatives:
Charles Graham Preble and	Jaime Rodríguez Mariátegui Proaño and
Thomas J. FINDLEY	Gonzalo RODRÍGUEZ MARIÁTEGUI CANNY

LIST OF APPENDIXES

APPENDIX A:	Description of the Assets not subject to transfer without MPC consent

APPENDIX B:	Description of the Assets that may be transferred

APPENDIX C:	Minutes of the Shareholders’ Meeting of Duvaz dated March 14, 2006.

APPENDIX A TO EXHIBIT B

				EXTENSION			FILING ENTRY
NUMBER	SINGLE CODE	DESCRIPTION	AREA	Ha.	HOLDER AND SHARE INTERESTS		ENTRY	CARD	REGISTRATION AREA
1	08022116X01	ALEJANDRÍA	ALEJANDRÍA	3.1762	DUVAZ	100% A. DUVAZ	20001179	006272	Eighth Huancayo Office
2	08021628X01	ALEJANDRÍA SEGUNDA	ALEJANDRÍA	0.9981	DUVAZ	100% A. DUVAZ	20001178	006271	Regional Office in and for Huancayo
3	08003104X01	CALABAZA	ALEJANDRÍA	1.6105	DUVAZ – MARSANO	33% A. DUVAZ, 67% MARSANO	02006866	056251	Public Records Office in and for Lima and El Callao
4	08021630X01	DEMASIA ALEJANDRÍA SEGUNDA - A	ALEJANDRÍA	1.2011	DUVAZ	100% A. DUVAZ	20006561	16257	Regional Office in and for Huancayo
5	08021629X01	DEMASIA ALEJANDRÍA SEGUNDA - B	ALEJANDRÍA	0.5578	DUVAZ	100% A. DUVAZ	20003420	011026	Regional Office in and for Huancayo
6	08020879X01	DEMASIA NOVENA	ALEJANDRÍA	0.3359	DUVAZ	100% A. DUVAZ	20005693	015306	Regional Office in and for Huancayo
7	08020875X01	DEMASIA SAL SI PUEDES TERCERO	ALEJANDRÍA	0.4192	DUVAZ	100% A. DUVAZ	20001177	006270	Regional Office in and for Huancayo
8	08001848Y01	GRANCERO	ALEJANDRÍA	1.3398	GRANCERO DE HYO	33.1% A. DUVAZ, 66.9% MARSANO	20006612	052467	Ninth Lima Office
9	08001925Y01	LOLA	ALEJANDRÍA	1.9963	GRANCERO DE HYO	33.1% A. DUVAZ, 66.9% MARSANO	02006656	053397	Ninth Lima Office
10	08001860Y01	RIFLERO	ALEJANDRÍA	0.4532	DUVAZ	100% A. DUVAZ	02004692	022095	Public Records Office in and for Lima
11		PROPIEDAD SUPERFICIAL PLANTA	PUQUIOCOCHA	21.0000	DUVAZ	100% A. DUVAZ
12	P0100465	CONC. PUQUIOCOCHA	PUQUIOCOCHA	28.0000	DUVAZ	100% A. DUVAZ	20001176	006269	Regional Office in and for Huancayo
13	08001343Y01	ALICIA	TUCTO	1.4293	DUVAZ	100% A. DUVAZ	02006867	056275	Public Records Office in and for Lima
14	08001814Y01	AMORCITO	TUCTO	1.7462	DUVAZ	100% A. DUVAZ	02004334	016179	Public Records Office in and for Lima
15	08000777Y01	AUSTRIA DUVAZ	TUCTO	2.8175	DUVAZ	100% A. DUVAZ	02004448	018001	Ninth Lima Office
16	08001950X01	EULALIA	TUCTO	0.7716	DUVAZ	100% A. DUVAZ	02004333	016175	Ninth Lima Office
17	08001705X01	LA CHIQUILICUATRO	TUCTO	0.9463	DUVAZ	100% A. DUVAZ	02004354	016277	Ninth Lima Office
18	08001488Y01	LA TUERCA	TUCTO	1.4546	DUVAZ	100% A. DUVAZ	02006194	047037	Ninth Lima Office
19	08001912Y01	MELCHORITA	TUCTO	0.5497	DUVAZ	100% A. DUVAZ	02004335	016183	Ninth Lima Office
20	08003521Y01	MUSSETA	TUCTO	0.7664	DUVAZ	100% A. DUVAZ	02006654	053379	Ninth Lima Office
21	08001934Y01	POBRE DIABLO	TUCTO	0.5166	POBRE DIABLO DE HYO	20% A. DUVAZ, 80% OTHERS	02006889	056443	Public Records Office in and for Lima
22	08001574X01	QUE LOS HAY	TUCTO	0.2358	DUVAZ	100% A. DUVAZ	02004355	016281	Ninth Lima Office
23	08000997Y01	RICARDO	TUCTO	0.9277	DUVAZ	100% A. DUVAZ	02006661	53435	Regional Office in and for Lima
24	08002497X01	SARITA	TUCTO	1.4086	DUVAZ	100% A. DUVAZ	02006192	047025	Ninth Lima Office
25	0804354HY01	TUCTO CINCO	TUCTO	2.1047	DUVAZ	100% A. DUVAZ	20005801	015415	Regional Office in and for Huancayo
26	0804354GY01	TUCTO CUATRO	TUCTO	1.4086	MINERA RIO BLANCO S.A.	100% A. DUVAZ	20005800	015414	Regional Office in and for Huancayo
27	0804354EY01	TUCTO DOS	TUCTO	7.9285	MINERA RIO BLANCO S.A.	100% A. DUVAZ	20005798	015412	Regional Office in and for Huancayo
28	0804354FY01	TUCTO TRES	TUCTO	1.3915	MINERA RIO BLANCO S.A.	100% A. DUVAZ	20005799	015413	Regional Office in and for Huancayo
29	0804354DY01	TUCTO UNO	TUCTO	39.3523	MINERA RIO BLANCO S.A.	100% A. DUVAZ	20005797	015411	Regional Office in and for Huancayo
30	08001071Y01	VICTORIA	TUCTO	2.8171	DUVAZ	100% A. DUVAZ	02006193	047031	Ninth Lima Office
		TOTAL		129.6611

APPENDIX B TO EXHIBIT Ñ

				EXTENSION			FILING ENTRY
NUMBER	SINGLE CODE	DESCRIPTION	AREA	Ha.	HOLDER AND SHARE INTERESTS		ENTRY	CARD	REGISTRATION AREA
1	08001837Y01	ANCÓN	LA MAR	4.0344	DUVAZ	100% A. DUVAZ	02010437	107305	Ninth Lima Office
2	08001132Y01	ASIA	LA MAR	3.1606	DUVAZ	100% A. DUVAZ	02010442	107325	Ninth Lima Office
3	08001734y01	CALLAO	LA MAR	1.9964	DUVAZ	100% A. DUVAZ	02006525	051325	Ninth Lima Office
4	08023100X01	CHABELA	LA MAR	11.7365	DUVAZ	100% A. DUVAZ	20006428	016114	Eighth Huancayo Office
5	08023104X01	CLARISA	LA MAR	4.5120	DUVAZ	100% A. DUVAZ	20006389	016073	Eighth Huancayo Office
6	08001811Y01	EL JAPÓN	LA MAR	2.3691	DUVAZ	100% A. DUVAZ	02010439	107313	Ninth Lima Office
7	08001858Y01	ELENITA	LA MAR	1.3417	DUVAZ	100% A. DUVAZ	02010438	107309	Ninth Lima Office
8	08001163Y01	JUANITA	LA MAR	5.6348	JUANITA DE HYO	50% A. DUVAZ, 50% VOLCAN	02006655	053389	Ninth Lima Office
9	08001883Y01	LA CHINA	LA MAR	1.9963	DUVAZ	100% A. DUVAZ	02010443	107329	Ninth Lima Office
10	08001850Y01	LA MAR	LA MAR	1.9959	DUVAZ	100% A. DUVAZ	02010440	107317	Ninth Lima Office
11	08000848Y01	LA SOLEDAD	LA MAR	2.8172	DUVAZ	100% A. DUVAZ	02005992	044145	Ninth Lima Office
12	08022776X01	RAQUEL ELVIRA	LA MAR	3.0830	DUVAZ	100% A. DUVAZ	20005641	015254	Regional Office in and for Huancayo
13	08023099X01	REBECA 90	LA MAR	11.9758	DUVAZ	100% A. DUVAZ	20003250	010356	Regional Office in and for Huancayo
14	08001859Y01	TRANQUITA	LA MAR	2.6279	DUVAZ	100% A. DUVAZ	02010441	107321	Ninth Lima Office
15	08001944Y01	VICTORIA	LA MAR	1.5827	DUVAZ	100% A. DUVAZ	02006193	047031	Ninth Lima Office
16	08002016Y01	LA DEMÓCRATA	OESTE	1.9955	DUVAZ-MARSANO	33% A. DUVAZ, 67% MARSANO	02006533	051379	Public Records Office in and for Lima and El Callao
17	08001986X01	MARIA CELINA	OESTE	5.0707	DUVAZ-MARSANO	33% A. DUVAZ, 67% MARSANO	02006887	056431	Public Records Office in and for Lima and El Callao
18	08001942Y01	ADOQUÍN	PILAR / CAJONCILLO	2.3893	DUVAZ	100% A. DUVAZ	02005919	43069	Ninth Lima Office
19	08002077X01	ALBERTO	PILAR / CAJONCILLO	1.0127	DUVAZ	100% A. DUVAZ	02006523	051317	Public Records Office in and for Lima and El Callao
20	08023101X01	CAROL PRIMERA	PILAR / CAJONCILLO	7.9837	DUVAZ	100% A. DUVAZ	20003249	010355	Regional Office in and for Huancayo
21	08023102X01	CAROL SEGUNDA	PILAR / CAJONCILLO	1.4895	DUVAZ	100% A. DUVAZ	20003251	010357	Regional Office in and for Huancayo
22	0823102AX01	CAROL SEGUNDA 2A	PILAR / CAJONCILLO	1.3847	DUVAZ	100% A. DUVAZ	20006359	016040	Regional Office in and for Huancayo
23	08023103X01	CAROL TERCERA	PILAR / CAJONCILLO	1.1125	DUVAZ	100% A. DUVAZ	20005839	015453	Regional Office in and for Huancayo
24	08000845Y01	CAROLINA	PILAR / CAJONCILLO	1.4085	DUVAZ	100% A. DUVAZ	02005530	37223	Public Records Office in and for Lima
25	08001788Y01	EMILIA	PILAR / CAJONCILLO	1.9960	DUVAZ	100% A. DUVAZ	02006524	051321	Ninth Lima Office
26	08002609X01	ENREDADERA	PILAR / CAJONCILLO	0.3321	DUVAZ	100% A. DUVAZ	02005459	035481	Ninth Lima Office
27	08002689X01	JOSESITO	PILAR / CAJONCILLO	0.3731	DUVAZ	100% A. DUVAZ	02006885	056419	Ninth Lima Office
28	08000749Y01	PILAR	PILAR / CAJONCILLO	4.1075	PILAR DE HYO	98% A. DUVAZ, 2% OTHERS	02006532	051371	Public Records Office in and for Lima and El Callao
29	08001755Y01	ROSAURA	PILAR / CAJONCILLO	1.9961	DUVAZ	100% A. DUVAZ	02006650	053337	Regional Office in and for Lima
30	08001007Y01	SAN JOSÉ	PILAR / CAJONCILLO	1.3993	DUVAZ	100% A. DUVAZ	02009047	084125	Ninth Lima Office
		TOTAL		94.9155

LRL-FR-SF-GV-RG/GV
271694K7.20